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PROSPECTUS	Filed Pursuant to Rule 424(b)(4) Registration No. 333-185397

Offer to Exchange
up to
3,197,385 Depositary Units of
EASTERN AMERICAN NATURAL GAS TRUST
for up to 4,120,059 Common Units of
ECA MARCELLUS TRUST I
Representing Beneficial Interests
held by
ENERGY CORPORATION OF AMERICA

        THE EXCHANGE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, AT THE END OF THE DAY ON MARCH 13, 2013, REFERRED TO AS THE "EXPIRATION DATE," UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED. DEPOSITARY UNITS TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

        Energy Corporation of America, a West Virginia corporation (which we refer to as "ECA"), is offering to exchange up to 4,120,059 common units ("ECT Common Units") of ECA Marcellus Trust I, a Delaware statutory trust ("ECT"), for up to 3,197,385 outstanding depositary units ("NGT Depositary Units") of Eastern American Natural Gas Trust, a Delaware statutory trust ("NGT"), upon the terms and conditions set forth in this prospectus and the accompanying letter of transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" which, together with this prospectus, constitutes the "Offer"). ECA is offering a number of ECT Common Units valued at $22.55 for each NGT Depositary Unit tendered in the Offer. As described below and elsewhere in this prospectus, such consideration represents a 7.6% premium to the anticipated cash value that each NGT Depositary Unitholder choosing not to tender would receive upon the termination of NGT. The exchange ratio will be determined based on the volume weighted average trading prices of ECT Common Units for the 10-day period ending on the 18th business day following commencement of the Offer (or two business days prior to the expiration of the Offer if the Offer is extended beyond the initial 20 business day offer period). The date that the exchange ratio is determined is referred to in this prospectus as the "Exchange Ratio Determination Date." For example, assuming ECT's volume weighted average trading price per unit for the 10-day period ending on the 18th business day following commencement of the Offer was $17.50, NGT depositary unitholders ("NGT Depositary Unitholders") tendering 100 NGT Depositary Units would receive 128 ECT Common Units and a cash payment equal to the value of 0.857 ECT Common Units ($15.00). As a result, if the exchange offer were fully subscribed by NGT Depositary Unitholders, ECA would exchange 4,120,059 ECT Common Units for 3,197,385 NGT Depositary Units (as described below). The maximum number of NGT Depositary Units that ECA will accept in the Offer is 3,197,385 NGT Depositary Units. The exact number of NGT Depositary Units acquired by ECA will be a function of the exchange ratio but shall not exceed 3,197,385 NGT Depositary Units, and, in fact, the exact number may be less than 3,197,385 NGT Depositary Units based on the final exchange ratio as determined on the Exchange Ratio Determination Date. There is no assurance that ECA will complete this exchange. Upon the closing of trading on the New York Stock Exchange (the "NYSE") on the Exchange Ratio Determination Date, ECA will announce in a press release, which will be filed as an exhibit to ECA's Tender Offer Statement on Schedule TO, the final exchange ratio and the exact number of NGT Depositary Units being sought by ECA in the Offer (or confirm that 3,197,385 is the number of NGT Depositary Units being sought). At any time in which the Offer is open prior to the Exchange Ratio Determination Date, NGT Depositary Unitholders may contact D.F. King & Co., Inc., the information agent for the Offer, to inquire what the exchange ratio would be if determined as of that date. NGT Depositary Unitholders may call D.F. King & Co., Inc. toll free at (800) 697-6975. ECT is not proposing the Offer and has no interest in this exchange.

        In all cases, ECA will consummate the Offer only in respect of NGT Depositary Units that are validly tendered and not properly withdrawn prior to the Expiration Date under the terms and conditions of the Offer described in this prospectus and the accompanying letter of transmittal.

        ECA is offering to exchange the ECT Common Units that it owns for up to 3,197,385 NGT Depositary Units, with each NGT Depositary Unit consisting of both one trust unit and a $20 beneficial interest in a $1,000 face amount zero coupon United States Treasury Obligation ("Treasury Obligation"). The NGT Depositary Units are evidenced by depositary receipts, which are referred to as NGT receipts. In accordance with the Custodial Deposit Agreement dated March 15, 1993 governing the NGT Depositary Units (the

"Deposit Agreement"), a transfer of NGT Depositary Units, including in connection with a tender for exchange pursuant to this Offer, may be made only in denominations of 50 or an integral multiple thereof. The Amended and Restated Trust Agreement of NGT prohibits the transfer of NGT trust units decoupled from the Treasury Obligation ("NGT Decoupled Trust Units"), and accordingly, such units are not subject to the Offer.

        The purpose of the Offer is to provide NGT Depositary Unitholders with the option to exchange their ownership interest in NGT, which begins to liquidate and wind down on May 15, 2013, and to acquire ECT Common Units at an exchange ratio reflecting a premium to the value of the Treasury Obligation plus the share of the proceeds attributable to the sale of the perpetual net profits interest per NGT Depositary Unit, thereby allowing such NGT Depositary Unitholders to continue to hold a yielding security and receive the benefit of anticipated quarterly cash distributions, if any, derived from natural gas production from properties operated by ECA, which is also the operator of the properties from which the NGT royalty interests were created, until ECT terminates in 2030, far beyond the termination date of NGT. The exchange ratio is designed to provide holders of NGT Depositary Units ("NGT Depositary Unitholders") tendering in the Offer with a number of ECT Common Units with a value (to be paid in ECT Common Units) of $22.55 per NGT Depositary Unit based on ECT's volume weighted average trading price for the 10-day period ending on the 18th business day following commencement of the Offer. The value of any fractional ECT Common Units owed to tendering NGT Depositary Unitholders will be paid by ECA in cash.

        The Offer will initially be open for 20 business days, but ECA reserves the right, in its reasonable discretion, at any time or from time to time, to extend, for any reason, the period of time during which the Offer is open.

        NGT Depositary Unitholders are not required to exchange their NGT Depositary Units. NGT Depositary Unitholders choosing not to tender in the Offer and who remain an NGT Depositary Unitholder as of the close of business on May 31, 2013 will, on or about June 17, 2013, as a result of the liquidation and winding down of NGT on May 15, 2013, receive the proceeds attributable to the mature Treasury Obligation ($20.00 per trust unit). On or about August 15, 2013, such NGT Depositary Unitholders will also receive their pro rata share of the net proceeds attributable to the sale of the perpetual net profits interest (approximately $0.95 per trust unit) plus their pro rata share of revenues attributable to the term net profits interest for the period beginning October 1, 2012 through May 15, 2013, less any costs and expenses or reserves of NGT during such period.

        ECT is not proposing the Offer and has no interest in the exchange. The Offer is not subject to any financing condition. The Offer is not subject to a minimum tender condition. However, the maximum number of NGT Depositary Units that ECA will accept in the Offer is 3,197,385 NGT Depositary Units. The exact number of NGT Depositary Units acquired by ECA will be a function of the exchange ratio but shall not exceed 3,197,385 NGT Depositary Units. For a full description of the conditions on ECA's obligation to exchange ECT Common Units, please see "The Offer—Conditions of the Offer."

        ECT Common Units are listed on the NYSE under the symbol "ECT."

        FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE OFFER, PLEASE CAREFULLY READ THE SECTION CAPTIONED "RISK FACTORS" ON PAGE 24.

        ECA and ECT have not authorized any person to provide any information or to make any representation in connection with the Offer being made hereby other than the information contained or incorporated by reference in this prospectus, and if any person provides any of this information or makes any representation of this kind, that information or representation must not be relied upon as having been authorized by ECA or ECT. You should assume that the information in this prospectus is accurate only as of the date appearing on the front cover of this prospectus.

        ECT and its unitholders will not receive any NGT Depositary Units. There will be no change to ECT's trust corpus or to the rights of ECT's unitholders following the completion of the Offer.

        ECT is not asking you for a proxy and you are requested not to send ECT a proxy. This Offer does not constitute a solicitation of proxies for any meeting of NGT Depositary Unitholders.

        None of ECT, the ECT Trustee (as defined herein), ECA, NGT, the NGT Trustee (as defined herein) or any other person is making any recommendation as to whether NGT Depositary Unitholders should choose to tender their NGT Depositary Units in the Offer.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 13, 2013.

        This prospectus references important business and financial information about NGT from documents filed by NGT with the SEC that have not been included in or delivered with this prospectus. This information is available at the internet web site the SEC maintains at http://www.sec.gov, as well as from other sources. See the section captioned "Where You Can Find More Information."

        You also may request copies of these documents from ECA, without charge, upon written or oral request to ECA's information agent, D.F. King & Co., Inc., at its address or telephone number at 48 Wall Street, 22nd Floor, New York, New York 10005, telephone number (800) 697-6975 (banks and brokers may call (212) 269-5550) or at www.dfking.com/eca. In order to receive timely delivery of the documents, you must make your request no later than March 6, 2013.

i

WHERE YOU CAN FIND MORE INFORMATION

Information Regarding ECT

        ECT has filed with the SEC a registration statement on Form S-4 regarding the ECT Common Units to be exchanged in the Offer. This prospectus does not contain all of the information found in the registration statement. For further information regarding ECT and the ECT Common Units offered by this prospectus, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act of 1933, as amended (the "Securities Act").

        ECT is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and, therefore, ECT files annual, quarterly and current reports and other information with the SEC (File No. 001-34800) pursuant to the Exchange Act. You may read and copy any documents that are filed at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the public reference section of the SEC at its Washington address. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.

        ECT's filings are also available to the public through the SEC's website at www.sec.gov.

        The SEC allows ECT to "incorporate by reference" information that ECT files, which means that ECT can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus. ECA and ECT incorporate by reference the documents listed below and any future filings that ECT makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), including all such documents or amendments that ECT may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, until the Expiration Date:

  •
  ECT's Annual Report on Form 10-K for the year ended December 31, 2011; and

  •
  ECT's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012;

  •
  ECT's Current Report on Form 8-K filed with the SEC on February 7, 2013; and

  •
  The description of ECT Common Units contained in ECT's registration statement on Form 8-A filed on June 29, 2010 and any subsequent amendments or reports filed for the purpose of updating such description.

        These reports contain important information about ECT, its financial condition and its results of operations.

        All future documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and all such documents that ECT files with the SEC after the date of this prospectus and before the termination of the offering of its securities shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of these filings from ECA or ECT at no cost by writing or telephoning at any of the following addresses and telephone numbers:

ECA Marcellus Trust I
c/o The Bank of New York Mellon Trust Company, N.A., as Trustee
919 Congress Avenue
Suite 500
Austin, Texas 78701
(800) 852-1422

Peter Rebstock
Energy Corporation of America
4643 South Ulster Street, Suite #1100
Denver, Colorado 80237
(303) 694-2667

        In order to receive timely delivery of the documents, you must make your request no later than March 6, 2013.

Information Regarding NGT

        NGT is subject to the informational requirements of the Exchange Act, and, therefore, NGT files annual, quarterly and current reports and other information with the SEC (File No. 001-11748) pursuant to the Exchange Act. You may read and copy any documents that are filed at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the public reference section of the SEC at its Washington address. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.

        NGT's filings are also available to the public through the SEC's website at www.sec.gov.

        The SEC allows ECA and ECT to "incorporate by reference" information that NGT files, which means that ECA and ECT can disclose important information to you regarding NGT by referring you to documents previously filed with the SEC by NGT. The information incorporated by reference is an important part of this prospectus. ECA and ECT incorporate by reference the documents listed below and any future filings that NGT makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), including all such documents or amendments that NGT may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, until the Expiration Date:

  •
  NGT's Annual Report on Form 10-K for the year ended December 31, 2011;

  •
  NGT's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012;

  •
  NGT's Current Reports on Form 8-K filed with the SEC on August 16, 2012, October 30, 2012, January 9, 2013, January 16, 2013 and February 7, 2013; and

  •
  The description of NGT trust units contained in NGT's registration statement on Form 8-A filed on February 8, 1993 and any subsequent amendments or reports filed for the purpose of updating such description.

        These reports contain important information about NGT, its financial condition and its results of operations.

        Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of these filings from NGT at no cost by writing or telephoning at any of the following addresses and telephone numbers:

Eastern American Natural Gas Trust
c/o The Bank of New York Mellon Trust Company, N.A., as Trustee
Global Corporate Trust
919 Congress Avenue
Suite 500
Austin, Texas 78701
(800) 852-1422

        In order to receive timely delivery of the documents, you must make your request no later than March 6, 2013.

FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking statements" about ECT and NGT and other matters affecting an investment in the ECT Common Units that are subject to risks and uncertainties. All statements other than statements of historical fact included in this document, including, without limitation, statements under "Summary" and "Risk Factors" regarding the financial position, production and reserve growth, and the activities of ECT and NGT are forward-looking statements. Similarly, statements that describe ECA's objectives, plans or goals are forward-looking. ECA's forward-looking statements are based on the current intent, belief, expectations, estimates and projections of ECA's management regarding ECT and NGT and the industries relating to ECT and NGT.

        When used in this document, the words "may," "will," "plans," "projects," "targets," "forecasts," "seeks," "could," "believes," "expects," "anticipates," "intends" or similar expressions or the negative of such terms or expressions or other variations on such terms or comparable terminology are intended to identify such forward-looking statements.

        Such statements may be influenced by factors that could cause actual outcomes and results to differ materially from those projected. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.

        The following important factors, in addition to those discussed elsewhere in this document, could affect the future results of the energy industry in general, and ECT and NGT in particular, and could cause those results to differ materially from those expressed in such forward-looking statements:

  •
  risks incident to the operation of natural gas wells;

  •
  future post-production costs;

  •
  the effect of existing and future laws and regulatory actions;

  •
  the effect of changes in commodity prices, the ability of ECT's hedge counterparties to meet their contractual obligations and conditions in the capital markets;

  •
  competition from others in the energy industry; and

  •
  uncertainty of estimates of natural gas reserves and production.

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        This prospectus describes other important factors that could cause actual results to differ materially from the expectations of ECA and ECT, including under the heading "Risk Factors." All written and oral forward-looking statements attributable to ECA or ECT or persons acting on behalf of ECA or ECT are expressly qualified in their entirety by such factors.

NOTE ON NGT INFORMATION

        In respect of information relating to NGT's business and operations presented in, or omitted from, this prospectus, ECA and ECT have relied upon publicly available information, primarily information publicly filed by NGT with the SEC. NGT is subject to the informational requirements of the Exchange Act, and, therefore, NGT files annual, quarterly and current reports and other information with the SEC (File No. 001-11748) pursuant to the Exchange Act. You may read and copy any documents that are filed at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the public reference section of the SEC at its Washington address. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. NGT's filings are also available to the public through the SEC's website at www.sec.gov.

NOTE TO NGT DEPOSITARY UNITHOLDERS

        On December 12, 2012, the initial filing date of the Registration Statement of which this prospectus is part, ECA included a form of the Letter of Transmittal as an exhibit. Such inclusion of this exhibit was not meant to indicate that the Offer had commenced. Any NGT Depositary Units tendered based on a belief that the Offer had in fact commenced will be returned upon request.

QUESTIONS AND ANSWERS ABOUT THE OFFER

        We urge you to read carefully the remainder of this prospectus and the Letter of Transmittal because the information in this section is not complete. The following are some of the questions that you as a holder of NGT Depositary Units may have regarding the Offer and answers to those questions. The answers to these questions do not contain all of the information relevant to your decision whether to tender your NGT Depositary Units, and Energy Corporation of America urges you to read carefully the remainder of this prospectus and the Letter of Transmittal, which contain additional important information. Unless the context indicates otherwise, throughout this prospectus, Energy Corporation of America is referred to as "we", "us", "our", or "ECA."." In addition, ECA Marcellus Trust I is referred to as "ECT." We use the terms "ECA" to refer to ECA alone, the term "ECT" to refer to ECA Marcellus Trust I alone and the term "NGT" to refer to Eastern American Natural Gas Trust alone.

What is ECA's Proposed Transaction?

        Energy Corporation of America, a West Virginia corporation, is offering to exchange up to 4,120,059 common units of ECA Marcellus Trust I, a Delaware statutory trust, held by ECA for up to 3,197,385 NGT Depositary Units of Eastern American Natural Gas Trust, Delaware statutory trust, upon the terms and conditions set forth in this prospectus and the accompanying letter of transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" which, together with this prospectus, constitutes the "Offer"). ECT is not proposing the Offer and has no interest in the exchange.

        The proposed exchange is designed to provide NGT Depositary Unitholders a number of ECT Common Units with a value (to be paid in ECT Common Units) of $22.55 per NGT Depositary Unit tendered in the Offer based on the 10-day volume weighted average trading price of ECT Common Units on the NYSE calculated on the 18th business day following commencement of the Offer (or two business days prior to the expiration of the Offer if the Offer is extended beyond the initial 20 business day offer period). For example, assuming ECT's volume weighted average trading price per unit for the 10-day period ending on the 18th business day following commencement of the Offer was $17.50, NGT Depositary Unitholders tendering 100 NGT Depositary Units would receive 128 ECT Common Units and a cash payment equal to the value of 0.857 ($15.00) ECT Common Units. Any fractional units in ECT owed to NGT Depositary Unitholders will be paid in cash. In accordance with the Deposit Agreement governing the NGT Depositary Units, a transfer of NGT Depositary Units, including in connection with a tender for exchange pursuant to this Offer, may be made only in denominations of 50 or an integral multiple thereof. The maximum number of NGT Depositary Units that ECA will accept in the Offer is 3,197,385 NGT Depositary Units. The exact number of NGT Depositary Units acquired by ECA will be a function of the exchange ratio but shall not exceed 3,197,385 NGT Depositary Units. At any time in which the Offer is open prior to the Exchange Ratio Determination Date, NGT Depositary Unitholders may contact D.F. King & Co., Inc., the information agent for the Offer, to inquire what the exchange ratio would be if determined as of that date. NGT Depositary Unitholders may call D.F. King & Co., Inc. toll free at (800) 697-6975. Upon the closing of trading on the NYSE on the Exchange Ratio Determination Date, ECA will announce in a press release the final exchange ratio and the exact number of NGT Depositary Units being sought by ECA in the Offer (or confirm that 3,197,385 is the number of NGT Depositary Units being sought).

        NGT Depositary Unitholders are not required to exchange their NGT Depositary Units. NGT Depositary Unitholders choosing not to tender in the Offer and who remain an NGT Depositary Unitholder as of the close of business on May 31, 2013 will, on or about June 17, 2013, as a result of the liquidation and winding down of NGT on May 15, 2013, receive the proceeds attributable to the mature Treasury Obligation ($20.00 per trust unit). On or about August 15, 2013, such NGT Depositary Unitholders will also receive their pro rata share of the net proceeds attributable to the sale of the perpetual net profits interest (approximately $0.95 per trust unit) plus their pro rata share of revenues attributable to the term net profits interest for the period beginning October 1, 2012 through May 15, 2013, less any costs and expenses or reserves of NGT during such period.

 Who is Offering to Buy My NGT Depositary Units?

        ECA is offering to exchange up to 4,120,059 ECT Common Units for up to 3,197,385 NGT Depositary Units tendered, pursuant to the terms and subject to the conditions set forth in the Offer. ECT is not proposing the Offer and has no interest in the exchange. ECA was the sponsor of each of NGT and ECT and operates the properties from which the net profits interests and royalty interests held by NGT and ECT, respectively, were created. ECA is a privately held energy company engaged in the exploration, development, production, gathering, aggregation and sale of natural gas and oil, primarily in the Appalachian Basin, Gulf Coast and Rocky Mountain regions in the United States and in New Zealand. ECA or its predecessors have owned and operated natural gas properties in the Appalachian Basin for more than 49 years, and ECA is one of the largest natural gas operators in the Appalachian Basin. ECA sells gas from its own wells as well as third-party wells to local gas distribution companies, industrial end users located in the Northeast and other gas marketing entities and into the spot market for gas delivered into interstate pipelines. ECA owns or operates, either directly or through its subsidiaries or affiliates, approximately 5,000 miles of gathering lines and intrastate pipelines that are used in connection with its gas aggregation activities.

Who is ECA Marcellus Trust I?

        ECT is a Delaware statutory trust formed in March 2010 by ECA to own royalty interests in fourteen producing horizontal natural gas wells producing from the Marcellus Shale formation, all of which are online and are located in Greene County, Pennsylvania (the "Producing Wells") and royalty interests in 52 equivalent horizontal natural gas development wells to be drilled to the Marcellus Shale formation (the "PUD Wells") within the "Area of Mutual Interest" ("AMI"). Since the formation of ECT, ECA has completed all of the drilling activities for ECT. ECT has a royalty interest in 54 wells and therefore does not bear any future operating expense for the production of natural gas from the wells. The total number of units ECT issued is 17,605,000 units, all of which are ECT Common Units as a result of the conversion of 4,401,250 subordinated units ("ECT Subordinated Units") into ECT Common Units on December 31, 2012. The last cash distribution supported by the ECT Subordinated Units will be the cash distribution payable with respect to the proceeds for the fourth quarter of 2012, which the ECT Trustee expects to be paid on or about March 1, 2013. Beginning with the cash distribution payable with respect to the first quarter of 2013, all ECT trust units will share in all cash distributions on a pro rata basis. The capitalization of ECT is fixed, and ECT cannot issue any additional trust units. The royalty interests were conveyed from ECA's working interest in the Producing Wells and the PUD Wells limited to the Marcellus Shale formation (the "Underlying Properties"). The royalty interest attributable to the Producing Wells (the "PDP Royalty Interest") entitles ECT to receive 90% of the proceeds (exclusive of any production or development costs but after deducting post-production costs and any applicable taxes) from the sale of production of natural gas attributable to ECA's interest in the Producing Wells. The royalty interest attributable to the PUD Wells (the "PUD Royalty Interest" and collectively with the PDP Royalty Interest, the "Royalty Interests") entitles ECT to receive 50% of the proceeds (exclusive of any production or development costs but after deducting post-production costs and any applicable taxes) from the sale of production of natural gas attributable to ECA's interest in the PUD Wells. As of the formation of ECT, approximately 50% of the originally estimated natural gas production attributable to ECT's Royalty Interests had been hedged with a combination of floors and swaps through March 31, 2014. The floor price contracts were transferred to ECT by ECA, while ECA entered into a back-to-back swap agreement with ECT to provide the trust with the benefit of swap contracts entered into between ECA and third parties. The swap contracts expired on June 30, 2012.

        ECA was obligated to drill all of the PUD Wells no later than March 31, 2014. As of November 30, 2011, ECA had met its drilling obligation and had drilled 52.06 Equivalent PUD Wells. ECT was not responsible for any costs related to the drilling of development wells or any other development or operating costs. ECT's cash receipts in respect of the royalties are determined after deducting post-production costs and any applicable taxes associated with the PDP Royalty Interest and

PUD Royalty Interest. ECT's cash available for distribution includes any cash receipts from the hedge contracts and is reduced by trust administrative expenses. Post-production costs generally consist of costs incurred to gather, compress, transport, process, treat, dehydrate and market the natural gas produced. Charges (the "Post-Production Services Fee") payable to ECA for such post-production costs on its Greene County Gathering System were limited to $0.52 per MMBtu gathered until ECA fulfilled its drilling obligation (which it did in November 2011); thereafter, ECA may increase the Post-Production Services Fee to the extent necessary to recover certain capital expenditures in the Greene County Gathering System. In addition, in the event that electric compression is utilized in lieu of gas as fuel in the compression process, ECT will be charged for the electric usage as provided for in its conveyance documents.

        ECA has completed all of its drilling obligations for ECT, and ECT is entitled to receive the applicable percentage of the proceeds from the sale of natural gas from the wells in which it has an interest. No operating expense is deducted from the sale proceeds other than post-production costs; however, applicable taxes are deducted from ECT's revenue.

        ECT makes quarterly cash distributions of substantially all of its cash receipts, after deducting ECT's administrative expenses on or about 60 days following the completion of each quarter through (and including) the quarter ending March 31, 2030 (the "ECT Termination Date"). The first quarterly distribution was made on August 31, 2010. ECT will begin to liquidate on the ECT Termination Date and will soon thereafter wind up its affairs and terminate. At the ECT Termination Date, 50% of each of the PDP Royalty Interest and the PUD Royalty Interest will revert automatically to ECA. The remaining 50% of each of the PDP Royalty Interest and the PUD Royalty Interest will be sold, and the net proceeds will be distributed pro rata to the unitholders soon after the ECT Termination Date. ECA will have a right of first refusal to purchase the remaining 50% of the royalty interests at the ECT Termination Date.

        ECA completed its drilling obligation to ECT during the fourth quarter of 2011. Consequently, the ECT Subordinated Units automatically converted on a one-for-one basis into ECT Common Units on December 31, 2012. The last cash distribution supported by the ECT Subordinated Units will be the cash distribution payable with respect to the proceeds for the fourth quarter of 2012, which the ECT Trustee expects to be paid on or about March 1, 2013. Beginning with the cash distribution payable with respect to the first quarter of 2013, all ECT trust units will share in all cash distributions on a pro rata basis.

        The business and affairs of ECT are managed by The Bank of New York Mellon Trust Company, N.A. as trustee (the "ECT Trustee"). ECA operates all of the Producing Wells and all of the PUD Wells; however, ECA has no ability to manage or influence the management of ECT. Neither ECT nor the ECT Trustee has any authority or responsibility for, or any involvement with or influence over, any aspect of the operations on the properties to which the Royalty Interests relate.

How Many NGT Depositary Units is ECA Offering to Purchase in the Offer?

        ECA is offering to exchange the ECT Common Units that it owns for up to 3,197,385 NGT Depositary Units, pursuant to the terms and subject to the conditions set forth in the Offer.

What Will ECA Do if NGT Depositary Unitholders Tender too many NGT Depositary Units?

        The maximum number of NGT Depositary Units that ECA will accept in the Offer is 3,197,385 NGT Depositary Units. The exact number of NGT Depositary Units acquired by ECA will be a function of the exchange ratio but shall not exceed 3,197,385 NGT Depositary Units. If NGT Depositary Unitholders tender NGT Depositary Units exceeding 3,197,385 NGT Depositary Units, then NGT Depositary Units tendered for exchange would be accepted on a pro rata basis among all tendering NGT Depositary Unitholders. As a result, NGT Depositary Unitholders tendering in the exchange may not be able to exchange all of their NGT Depositary Units.

 Why is ECA Proposing that NGT Depositary Unitholders Exchange their NGT Depositary Units for ECT Common Units?

        The purpose of the Offer is to provide NGT Depositary Unitholders with the option to exchange their ownership interest in NGT, which begins to liquidate and wind down on May 15, 2013, and acquire ECT Common Units at an exchange ratio reflecting a premium to the value of the zero coupon bond plus the per NGT Depositary Unit share of the proceeds attributable to the sale of the perpetual net profits interest, thereby allowing such NGT Depositary Unitholders to continue to hold a yielding security and receive the benefit of anticipated quarterly cash distributions derived from natural gas production from properties operated by ECA, which is also the operator of the properties from which the NGT net profits interests were created, until ECT terminates in 2030, far beyond the termination date of NGT.

        See "Background and Reasons for and Alternatives to the Offer" beginning on page 27 for a more complete discussion of the reasons for the Offer.

Will any NGT Depositary Unitholders be Required to Exchange their NGT Depositary Units?

        No NGT Depositary Unitholder will be required to exchange NGT Depositary Units in the Offer. ECA will not take any action to cause any transaction to force any NGT Depositary Unitholder to exchange their NGT Depositary Units even if ECA acquires a majority of the NGT Depositary Units. NGT Depositary Unitholders who prefer to hold their NGT Depositary Units until the termination of NGT in 2013 may do so. NGT Depositary Unitholders who do not desire to exchange their NGT Depositary Units in the Offer do not need to take any action at all.

What Will I Receive if I Elect to Exchange My NGT Depositary Units for ECT Common Units?

        The exchange ratio is designed to provide each NGT Depositary Unitholder with a value of $22.55 based on the volume weighted average trading price of ECT on the NYSE for the 10-day period ending on the Exchange Ratio Determination Date in exchange for each of your NGT Depositary Units. The Exchange Ratio Determination Date will occur on the 18th business day following commencement of the Offer (or two business days prior to the expiration of the Offer if the Offer is extended beyond the initial 20 business day offer period). For example, assuming ECT's volume weighted average trading price per unit for the 10-day period ending on the 18th business day following commencement of the Offer was $17.50, NGT Depositary Unitholders tendering 100 NGT Depositary Units would receive 128 ECT Common Units and a cash payment equal to the value of 0.857 ($15.00) ECT Common Units. The maximum number of NGT Depositary Units that ECA will accept in the Offer is 3,197,385 NGT Depositary Units. The exact number of NGT Depositary Units acquired by ECA will be a function of the exchange ratio but shall not exceed 3,197,385 NGT Depositary Units. At any time in which the Offer is open prior to the Exchange Ratio Determination Date, NGT Depositary Unitholders may contact D.F. King & Co., Inc., the information agent for the Offer, to inquire what the exchange ratio would be if determined as of that date. NGT Depositary Unitholders may call D.F. King & Co., Inc. toll free at (800) 697-6975. Upon the closing of trading on the NYSE on the Exchange Ratio Determination Date, ECA will announce in a press release the final exchange ratio and the exact number of NGT Depositary Units being sought by ECA in the Offer (or confirm that 3,197,385 is the number of NGT Depositary Units being sought).

        Any fractional ECT Common Units owed to tendering NGT Depositary Unitholders will be paid in cash. There is no assurance that ECA will complete this exchange. See "What are the Conditions of the Offer?" below.

Can I Participate in the Offer if I have Withdrawn My NGT Depositary Units from Trading and Now Hold NGT Decoupled Trust Units?

        The Amended and Restated Trust Agreement prohibits the transfer of NGT Decoupled Trust Units. In order to participate in the Offer, holders of NGT Decoupled Trust Units must redeposit their NGT Decoupled Trust Units with the depositary in accordance with the Deposit Agreement and tender their NGT Depositary Units as set forth in the Offer to Exchange and the related Letter of Transmittal before the expiration of the Offer. The Deposit Agreement requires that redeposits be made only in denominations of 50 or an integral multiple of 50 and that redeposits must be accompanied by Treasury Obligations in a face amount of $20 for each NGT Decoupled Trust Unit redeposited, which is $1,000 face amount of Treasury Obligations for each 50 trust units to be redeposited. The Treasury Obligations must be identical to the withdrawn Treasury Obligations. The CUSIP number for the Treasury Obligations, which mature May 15, 2013, is 912833KA7.

If I Decide not to Tender, What Can I Expect to Receive Upon the Liquidation of NGT in May 2013?

        If you do not tender your NGT Depositary Units, you will remain the holder of your units and entitled to the same rights with respect to your NGT Depositary Units that you would have had if ECA had not made the Offer. However, if the Offer is consummated, and if the holders of a significant percentage of the NGT Depositary Units exchange their units in the Offer, the number of NGT Depositary Unitholders or the number of NGT Depositary Units that are still in the hands of the public may be reduced to the point that there may no longer be an active public trading market, or, possibly, any public trading market at all, for NGT Depositary Units. A substantial decrease in the number of NGT Depositary Unitholders or the number of NGT Depositary Units in the hands of the public could affect the prices at which the NGT Depositary Units trade. As described below, if enough NGT Depositary Unitholders exchange their NGT Depositary Units in the Offer, it is possible that NGT may no longer be required to make filings with the SEC or otherwise cease being subject to the SEC rules relating to publicly held companies. However, NGT has indicated its intention to continue to voluntarily make such filings until termination.

        NGT Depositary Unitholders are not required to exchange their NGT Depositary Units. NGT Depositary Unitholders choosing not to tender in the Offer and who remain an NGT Depositary Unitholder as of the close of business on May 31, 2013 will, on or about June 17, 2013, as a result of the liquidation and winding down of NGT on May 15, 2013, receive the proceeds attributable to the mature Treasury Obligation ($20.00 per trust unit). On or about August 15, 2013, such NGT Depositary Unitholders will also receive their pro rata share of the net proceeds received from the sale of the perpetual net profits interest (approximately $0.95 per trust unit, based on net proceeds of $5.65 million) plus their pro rata share of revenues attributable to the term net profits interest for the period beginning October 1, 2012 through May 15, 2013, less any costs and expenses or reserves of NGT during such period. Accordingly, ECA estimates that NGT Depositary Unitholders can expect to receive approximately $20.95 per NGT Depositary Unit at liquidation plus their pro rata share of revenues attributable to the term net profits interest for the period beginning October 1, 2012 through May 15, 2013, less any costs and expenses or reserves of NGT during such period.

        Further, ECA may hold a majority of the NGT Depositary Units and be able to influence certain matters that are subject to NGT Depositary Unitholder approval in the future. However, ECA will not take any action to cause any transaction to force any NGT Depositary Unitholder to exchange NGT Depositary Units even if ECA acquires a majority of the NGT Depositary Units. See "The Offer—Effect of the Offer on the Market for NGT Depositary Units; NYSE Listing; Registration Under the Exchange Act; Margin Regulations."

How Does ECA Know That the Net Proceeds Attributable to NGT's Sale of its Perpetual Net Profits Interest Will Be Approximately $0.95 Per NGT Depositary Unit?

        NGT was required by its trust agreement (the "NGT Trust Agreement") to sell its perpetual net profits interest no later than May 2013. On October 24, 2012 NGT entered into a Purchase and Sale Agreement (the "October 24, 2012 Agreement") with a third party pursuant to which NGT agreed to sell its perpetual net profits interest for $6.5 million, subject to reduction based on decreases to the closing price of the NYMEX natural gas December 2012 contract compared to the price on October 18, 2012 and potential issues with title to the Royalty Interests NPI. Under the NGT Trust Agreement, ECA held a right of first refusal to acquire the perpetual net profits interest. On

November 5, 2012, ECA exercised its right of first refusal to purchase the perpetual net profits interest on the terms set forth in the October 24, 2012 Agreement. On January 3, 2013, NGT and ECA entered into a Purchase and Sale Agreement in order to document the terms of the sale of the Royalty Interests NPI and to eliminate provisions of the October 24, 2012 Agreement inapplicable to the sale of the Royalty Interests NPI to ECA. The sale to ECA closed on January 10, 2013. The sale price, after making the price adjustment required by the October 24, 2012 Agreement relating to decreases to the closing price of the NYMEX natural gas December 2012 contract, was approximately $5.9 million, which resulted in net cash proceeds of approximately $5.65 million to NGT after deduction of expenses, representing approximately $0.95 per NGT Depositary Unit. Any final distribution to NGT Depositary Unitholders, including the distribution of the net proceeds of the sale of the perpetual net profits interest, will be subject to and reduced by the prior payment of all expenses of NGT, whether related to the sale of the perpetual net profits interest or otherwise, and any reserves that the NGT Trustee determines to establish in connection with the termination of NGT.

What are the Conditions of the Offer?

        There is no minimum condition and no financing condition to ECA's obligation to exchange the ECT Common Units for up to 3,197,385 NGT Depositary Units validly tendered to ECA pursuant to the Offer. ECA's obligation to exchange the ECT Common Units for up to 3,197,385 NGT Depositary Units validly tendered to ECA pursuant to the Offer is subject to the following conditions referred to below under "The Offer—Conditions of the Offer," beginning on page 35, including the following:

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  registration statement condition—the registration statement of which this prospectus is a part shall have become effective under the Securities Act, no stop order suspending the effectiveness of the registration statement shall have been issued, no proceedings for that purpose shall have been initiated or threatened by the SEC, and ECA and ECT shall have received all necessary state securities law or "blue sky" authorizations;

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  NYSE listing condition—ECT shall ensure that the ECT Common Units are approved for listing on the NYSE; and

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  ECT trading price condition—the volume weighted average trading price of ECT Common Units for the 10-day period ending on the Expiration Date is at or above $17.50.

        ECA may terminate the Offer and not exchange any NGT Depositary Units that may have been previously tendered if completion of the Offer is illegal or if a governmental authority has commenced or threatened legal action related to the Offer.

        The satisfaction or existence of any of the conditions to the Offer, including those set forth above, will be determined by ECA in its reasonable discretion. Any and all conditions to the Offer, including those set forth above, may be waived (to the extent legally permissible) by ECA in its reasonable discretion.

 How has NGT's Unit Price Performed Recently?

        The NGT Depositary Units are traded on the NYSE under the symbol "NGT." The following table sets forth, for the periods indicated, the historical information about unit price and cash distributions per NGT Depositary Unit.

	Unit Price(1)
			Distributions Per Depositary Unit
	High	Low
March 31, 2013 (through February 12, 2013)	$20.91	$20.05	—	(3)
December 31, 2012(2)	$21.34	$20.01	—	(3)
September 30, 2012	$22.06	$21.05	$0.1330
June 30, 2012	$22.49	$20.00	$0.1352
March 31, 2012	$23.43	$22.00	$0.1457
December 31, 2011	$23.99	$22.46	$0.1597
September 30, 2011	$23.59	$22.69	$0.2427
June 30, 2011	$24.00	$22.85	$0.2689
March 31, 2011	$24.34	$22.75	$0.1784

(1)
Trading price is for NGT Depositary Units only. There is no trading for NGT Decoupled Trust Units.

(2)
Distributions for the fiscal quarter ended December 31, 2012 have not yet been declared or paid.

(3)
Distributable income, if any, attributable to these periods will be distributed as part of the final distribution of NGT, which is expected to be made in August 2013.

Has ECA Held Discussions With NGT or its Trustee?

        Yes. ECA has held discussions with The Bank of New York Mellon Trust Company, N.A., trustee of NGT (the "NGT Trustee"), in which ECA informed the NGT Trustee of its plans to initiate the Offer as described in this prospectus. None of these discussions has resulted in the NGT Trustee's endorsement, opposition or opinion regarding the Offer.

Does the NGT Trustee Recommend Acceptance or Rejection of the Offer?

        To date, the NGT Trustee has neither recommended acceptance nor rejection of the Offer. NGT is a passive entity and does not engage in an active business. The NGT Trust Agreement does not require the NGT Trustee to accept or reject the Offer or take any actions with respect to the Offer.

        The NGT Trustee is aware that if ECA commences the Offer, applicable SEC rules will require that NGT advise the NGT Depositary Unitholders whether it recommends acceptance or rejection of, or remains neutral with respect to, the Offer.

Was an Independent Representative Engaged on Behalf of NGT Depositary Unitholders or did NGT Receive a Fairness Opinion with Respect to the Offer?

        NGT has not advised ECA whether it has requested, or intends to request, a fairness opinion from any financial adviser with respect to the Offer.

        ECA has not engaged an independent representative of the NGT Depositary Unitholders for purposes of negotiating the terms of the Offer, nor has ECA obtained or sought, and it does not intend to obtain or seek, a fairness opinion, appraisal or other report related to the Offer from an unaffiliated third party. While ECA considered the absence of these provisions, ECA determined that its failure to obtain or seek the same does not render unfair or otherwise impair ECA's Offer to NGT Depositary Unitholders. ECA determined that engaging an unaffiliated representative of the NGT Depositary Unitholders or obtaining a fairness opinion rendered by an unaffiliated financial adviser retained by ECA would not add value to the process of structuring the Offer and would simply increase the costs of the Offer. Furthermore, ECA concluded that, if NGT determined that such a representative or fairness opinion would be beneficial to the NGT Depositary Unitholders, it could retain a representative or financial adviser at NGT's cost.

        In structuring the Offer, ECA used three factors in determining the basis of the consideration being offered to the NGT Depositary Unitholders, including the following:

        Exchange Ratio—ECA will set the exchange ratio based upon (1) the value of the zero coupon bond; (2) the net proceeds of the perpetual net profits interest that NGT sold to ECA; and (3) the volume weighted average daily trading price of ECT Common Units for the 10-day period ending on the 18th business day following commencement of the Offer.

        NGT Depositary Unitholders are entitled to receive $20.00 in cash for the zero coupon bond for each NGT Depositary Unit that such unitholder holds. In addition, based on ECA's acquisition of the perpetual net profits interest for approximately $5.9 million, which resulted in net cash proceeds of approximately $5.65 million to NGT after expenses, each NGT Depositary Unitholder will receive approximately $0.95 in cash per NGT Depositary Unit at termination. NGT Depositary Unitholders tendering in the Offer will receive a number of ECT Common Units with a value (to be paid in ECT Common Units) of $22.55 per NGT Depositary Unit based on the 10-day volume weighted average trading price of ECT Common Units on the NYSE ending on the Exchange Ratio Determination Date. The Exchange Ratio Determination Date will occur on the 18th business day following commencement of the Offer (or two business days prior to the expiration of the Offer if the Offer is extended beyond the initial 20 business day offer period). For example, assuming ECT's volume weighted average trading price per unit for the 10-day period ending on the 18th business day following commencement of the Offer was $17.50, NGT Depositary Unitholders tendering 100 NGT Depositary Units would receive 128 ECT Common Units and a cash payment equal to the value of 0.857 ECT Common Units. Any fractional units in ECT owed to NGT Depositary Unitholders will be paid in cash. The $22.55 per NGT Depositary Unit price offered by ECA reflects a 7.6% premium to $20.95 (the value of the zero coupon bond plus the approximate per unit share of the net proceeds attributable to the sale of the perpetual net profits interest), and, in establishing this price, ECA neither took into consideration any revenues attributable to the term net profits interest nor any costs and expenses or reserves of NGT through its liquidation. The maximum number of NGT Depositary Units that ECA will accept in the Offer is 3,197,385 NGT Depositary Units. The exact number of NGT Depositary Units acquired by ECA will be a function of the exchange ratio but shall not exceed 3,197,385 NGT Depositary Units. At any time in which the Offer is open prior to the Exchange Ratio Determination Date, NGT Depositary Unitholders may contact D.F. King & Co., Inc., the information agent for the Offer, to inquire what the exchange ratio would be if determined as of that date. NGT Depositary Unitholders may call D.F. King & Co., Inc. toll free at (800) 697-6975. ECT is not proposing the Offer and has no interest in the exchange. Upon the closing of trading on the NYSE on the Exchange Ratio Determination Date, ECA will announce in a press release the final exchange ratio and the exact number of NGT Depositary Units being sought by ECA in the Offer (or confirm that 3,197,385 is the number of NGT Depositary Units being sought).

        NGT Depositary Unitholders are not required to exchange their NGT Depositary Units. NGT Depositary Unitholders choosing not to tender in the Offer and who remain an NGT Depositary Unitholder as of the close of business on May 31, 2013 will, on or about June 17, 2013, as a result of the liquidation and winding down of NGT on May 15, 2013, receive the proceeds attributable to the mature Treasury Obligation ($20.00 per trust unit). On or about August 15, 2013, such NGT Depositary Unitholders will also receive their pro rata share of the net proceeds attributable to the sale of the perpetual net profits interest (approximately $0.95 per trust unit) plus their pro rata share of revenues attributable to the term net profits interest for the period beginning October 1, 2012 through May 15, 2013, less any costs and expenses or reserves of NGT during such period.

 Is ECT's Financial Condition Relevant to My Decision to Tender My NGT Depositary Units in the Offer?

        Yes. ECA believes that ECT's financial condition is relevant to your decision to tender your NGT Depositary Units to ECA for exchange in the Offer because NGT Depositary Units accepted by ECA for the exchange consideration in the Offer will be exchanged for ECT Common Units. Therefore, you should consider ECT's financial condition before you decide to become one of its common unitholders. ECA has not included any pro forma financial information about ECT in this prospectus, because the Offer is non-economic with respect to ECT. The exchange will not result in ECT's acquisition of any properties. The only change with respect to ECT will be to ECA's ownership stake and to the composition of its unitholders.

What is ECA's Relationship with ECT?

        ECA sponsored ECT by contributing all of the Royalty Interests held by ECT and agreeing to drill a specified number of PUD Wells in exchange for cash, ECT Common Units and ECT Subordinated Units. ECA completed all of its drilling obligations for ECT in the fourth quarter of 2011, and ECT is entitled to receive the applicable percentage of the proceeds from the sale of natural gas subject to the Royalty Interest. ECA, as the operator of these properties, pays the royalty to ECT. ECA does not deduct operating expenses from the sale proceeds other than post-production costs; however, ECA does deduct ECT's trust administrative expenses and any applicable taxes as provided in the Administrative Services Agreement.

        The business and affairs of ECT are managed by The Bank of New York Mellon Trust Company, N.A. as trustee (the "ECT Trustee"). ECA operates all of the Producing Wells and all of the PUD Wells; however, ECA has no ability to manage or influence the management of ECT. Neither ECT nor the ECT Trustee has any authority or responsibility for, or any involvement with or influence over, any aspect of the operations on the properties to which the Royalty Interests relate. The Offer is being made solely by ECA. ECT is not offering to exchange or otherwise dispose of any ECT Common Units in the Offer. None of ECT, the ECT Trustee, NGT or the NGT Trustee has any economic interest in the Offer.

How Long Do I Have to Decide Whether to Tender in the Offer?

        You have until 11:59 P.M., New York City time, on March 13, 2013, to decide whether to tender your NGT Depositary Units in the Offer unless ECA extends the period of time during which the Offer is open. If you cannot deliver everything required to make a valid tender to American Stock Transfer & Trust Company, LLC, the exchange agent for the Offer (the "exchange agent"), prior to such time, you may be able to use a guaranteed delivery procedure to tender your NGT Depositary Units in the Offer, which is described in "The Offer—Guaranteed Delivery," beginning on page 34. When ECA makes reference to the "Expiration Date" of the Offer anywhere in this prospectus, this is the time to which ECA is referring, including, when applicable, any extension period that may apply.

Can the Offer Be Extended, Amended or Terminated and Under What Circumstances?

        To the extent legally permissible, ECA reserves the right, in its reasonable discretion, at any time or from time to time:

  •
  to extend, for any reason, the period of time during which the Offer is open;

  •
  to delay acceptance for, or exchange of, any NGT Depositary Units pursuant to the Offer, or to terminate the Offer and not accept or exchange any NGT Depositary Units not previously accepted or exchanged, upon the failure of any of the conditions of the Offer to be satisfied prior to the Expiration Date; and

  •
  to waive any condition or otherwise amend the Offer in any respect.

        ECA may terminate the Offer and not exchange any NGT Depositary Units that may have been previously tendered if completion of the Offer is illegal or if a governmental authority has commenced or threatened legal action related to the Offer. To the extent an Offer condition has not been satisfied and ECA elects to proceed with the Offer without asserting or waiving such condition, such condition will be deemed waived. Furthermore, if ECA elects to proceed with and complete the Offer, any conditions to the Offer, other than any of those of which may be dependent upon the receipt of government approvals, will be satisfied or waived prior to the Expiration Date of the Offer.

How Will I Be Notified if the Offer is Extended?

        If ECA elects to extend the Offer, it will inform the exchange agent of that fact and will make a public announcement of the extension, not later than 9:00 a.m., New York City time, on the business day after the day on which the Offer was scheduled to expire.

How Do I Tender My NGT Depositary Units?

        A letter of transmittal will be mailed to record NGT Depositary Unitholders and to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on NGT's holder list, or if applicable, who are listed as participants in a clearing agency's security position listing, so that they can in turn send these materials to beneficial owners of NGT Depositary Units. To tender your NGT Depositary Units, you must deliver, or cause to be delivered if your NGT Depositary Units are held of record by a broker, dealer or similar person, the NGT receipts representing your NGT Depositary Units, together with a completed letter of transmittal, or, in the case of book-entry transfer, an "agent's message" as described below, to the exchange agent not later than the time the Offer expires. The term "agent's message" means a message, transmitted by DTC to and received by the depositary of NGT and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment from the participant in DTC tendering the NGT Depositary Units that are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the letter of transmittal and that ECA may enforce such agreement against such participant. If you, or the broker, dealer or similar person holding of record the NGT Depositary Units you beneficially own cannot deliver everything required to make a valid tender to the exchange agent for the Offer prior to the Expiration Date, you may have a limited amount of additional time by having a broker, a bank or other fiduciary that is a member of the Securities Transfer Agents Medallion Program or other eligible institution guarantee that the missing items will be received by the exchange agent within three business days after the Expiration Date. However, the agent must receive the missing items within that three business day period. In accordance with the Deposit Agreement governing the NGT Depositary Units, a transfer of NGT Depositary Units, including in connection with a tender for exchange pursuant to this Offer, may be made only in denominations of 50 or an integral multiple thereof. For a complete discussion on the procedures for tendering your NGT Depositary Units, see "The Offer—Procedure for Tendering."

Is There a Certain Number of NGT Depositary Units that I Must Tender if I Want to Participate in the Offer?

        Yes. In accordance with the Deposit Agreement governing the NGT Depositary Units, a transfer of NGT Depositary Units, including in connection with a tender for exchange pursuant to this Offer, may be made only in denominations of 50 or an integral multiple thereof.

Until What Time may I Withdraw Previously Tendered NGT Depositary Units?

        You, or the broker, dealer or similar person holding of record the NGT Depositary Units you beneficially own, may withdraw previously tendered NGT Depositary Units at any time until the Expiration Date and, if ECA has not agreed to accept your NGT Depositary Units for exchange by the Expiration Date, you can withdraw them at any time after such date until ECA accepts tendered NGT Depositary Units for exchange. Pursuant to Section 14(d)(5) of the Exchange Act, NGT Depositary Units may be withdrawn at any time after April 14, 2013, which is the 60th day after the date of the commencement of the Offer, unless prior to that date ECA has accepted for payment the NGT Depositary Units validly tendered in the Offer. See "The Offer—Withdrawal Rights."

 How do I Withdraw Previously Tendered NGT Depositary Units?

        To withdraw previously tendered NGT Depositary Units, you must deliver a written notice of withdrawal, or a facsimile of one, with the required information to the exchange agent while you still have the right to withdraw your NGT Depositary Units. If you tendered NGT Depositary Units by giving instructions to a broker, dealer or similar person, you must instruct the broker, dealer or similar person to arrange for the withdrawal of your NGT Depositary Units. See "The Offer—Withdrawal Rights" beginning on page 32.

Are the ECT Common Units Listed or Admitted to Trading on any Stock Exchange?

        The ECT Common Units are listed on the NYSE under the symbol "ECT".

Will the ECT Common Units be Eligible for Transfer Through the Depository Trust Company System?

        Yes. The ECT Common Units will be eligible for transfer through the Depository Trust Company ("DTC"). Thus, you may elect in the letter of transmittal to receive through DTC's system the ECT Common Units in exchange for the NGT Depositary Units that you, or a broker, dealer or similar person on your behalf, tendered.

        If you do not elect to receive your ECT Common Units through DTC's system, then ECT will register the ownership of such ECT Common Units through the direct registration system, which is referred to as DRS, with its exchange and transfer agent. Your ownership of such ECT Common Units will be recorded in the DRS and you will receive a statement showing your ownership.

What is the Market Value of My NGT Depositary Units as of a Recent Date?

        On February 12, 2013, the latest practicable date preceding the date of this prospectus for which information is available, and the most recent practicable date before the mailing of this prospectus, the closing price of a NGT Depositary Unit as reported by the NYSE was $20.74. ECA advises you to obtain a recent quotation for NGT Depositary Units before deciding whether to tender your NGT Depositary Units for exchange.

What are the Material United States Federal Income Tax Consequences of Tendering NGT Depositary Units?

        The exchange of NGT Depositary Units for ECT Common Units pursuant to the Offer will be a taxable transaction for United States federal income tax purposes. You generally will recognize gain or loss equal to the difference between (1) the fair market value of the ECT Common Units plus any cash received and (2) your tax basis in the NGT Depositary Units tendered in exchange. If you are not a dealer with respect to your NGT Depositary Units and have held your NGT Depositary Units for more than twelve months, your gain or loss recognized on the exchange will be treated as long-term capital gain or loss, except to the extent of any accrued market discount with respect to the zero coupon bonds and possibly with respect to any gain on the term interest in the legacy assets (the "NGT Term NPI"), as explained below in the section captioned "Material Federal Income Tax Consequences." Gain recognized on the exchange may also be subject to the 3.8% Medicare tax in some cases. Capital loss may offset capital gains and net capital loss may offset up to $3,000 of ordinary income per taxable year in the case of individuals.

        For a more complete discussion of the material federal income tax consequences of the Offer, see the section captioned "Material Federal Income Tax Consequences" beginning on page 56.

        Because tax matters are complicated, ECA urges you to contact your own tax advisor to determine the particular tax consequences to you of the Offer and the ownership and disposition of ECT Common Units received in the Offer.

Who Should I Call if I have Questions about the Offer?

        D.F. King & Co., Inc. is acting as the information agent for the Offer. You may call D.F. King & Co., Inc. at (800) 697-6975 (Toll Free). Banks and brokers may call collect at (212) 269-5550. See the back cover of the Offer for additional contact information.

SUMMARY

        This summary highlights selected information from this prospectus and the documents incorporated herein by reference, and may not contain all of the information that is important to you. To better understand the Offer, you should read this entire prospectus carefully, as well as those additional documents incorporated by reference into this prospectus, to which you are referred.

ECA Marcellus Trust I

        ECT is a statutory trust created under the Delaware Statutory Trust Act. The Bank of New York Mellon Trust Company, N.A. serves as the ECT Trustee. ECT does not conduct any operations or activities. ECT's purpose is, in general, to hold the Royalty Interests, to distribute to ECT's unitholders cash that ECT receives in respect of the Royalty Interests after payment of its expenses, and to perform certain administrative functions in respect of the Royalty Interests and ECT's units. The ECT Trustee has no authority or responsibility for, and no involvement with, any aspect of the oil and gas operations on the properties to which the Royalty Interests relate. ECT derives all or substantially all of its income and cash flows from the Royalty Interests, which in turn are subject to hedge contracts. ECT is treated as a partnership for federal and state income tax purposes. ECT Common Units are traded on the NYSE under the symbol "ECT."

Eastern American Natural Gas Trust

        Except as specifically set forth herein, the information concerning NGT contained in, or incorporated by reference into, the Offer has been taken from or is based upon information furnished by NGT or its representatives or upon publicly available documents and records on file with the SEC and other public sources. The summary information set forth below is qualified in its entirety by reference to NGT's public filings with the SEC (which may be obtained and inspected as described below) and should be considered in conjunction with the more comprehensive financial and other information in such reports and other publicly available information.

        NGT is a publicly traded royalty trust that owned a perpetual net profits interest until it was sold to ECA on January 10, 2013 and continues to own a term net profits interest exclusively from 671 natural gas wells in the Appalachian Basin. Until January 1, 2010, Eastern American Energy Corporation ("Eastern American"), a wholly-owned subsidiary of ECA, operated the perpetual and term net profits interests properties on behalf of NGT. Effective January 1, 2010, Eastern American was merged into ECA, with ECA as the surviving corporation. The merger of Eastern American into its parent ECA has not had any significant effect on NGT.

        NGT is a passive entity that does not engage in any active business. The NGT Trust Agreement generally limits NGT's activities to the receipt of revenues associated with NGT's assets and the distribution of such revenues, after payment of trust expenses and liabilities, to NGT's unitholders. The NGT Trustee is precluded by the terms and conditions of the NGT Trust Agreement from making any investment or operating decisions. NGT will begin to liquidate and wind down on May 15, 2013.

        On January 10, 2013, NGT sold the perpetual net profits interest to ECA for $5.9 million, subject to reduction based on decreases to the closing price of the NYMEX natural gas December 2012 contract compared to the price on October 18, 2012 and potential issues with title to the Royalty Interests NPI. Under the NGT Trust Agreement, ECA held a right of first refusal to acquire the perpetual net profits interest. On November 5, 2012, ECA exercised its right of first refusal to purchase the perpetual net profits interest, effective as of October 1, 2012, on the terms set forth in the October 24, 2012 Agreement. On January 3, 2013, NGT and ECA entered into a Purchase and Sale Agreement in order to document the terms of the sale of the Royalty Interests NPI and to eliminate provisions of the October 24, 2012 Agreement inapplicable to the sale of the Royalty Interests NPI to ECA. The sale to ECA closed on January 10, 2013. The sale price, after making the price adjustment required by the October 24, 2012 Agreement relating to decreases to the closing price of the NYMEX natural gas December 2012 contract, was approximately $5.9 million, which resulted in net cash proceeds of approximately $5.65 million to NGT after deduction of expenses. Any final distribution to NGT Depositary Unitholders, including the distribution of the net proceeds of the sale of the perpetual net profits interest, will be subject to and reduced by the prior payment of all expenses of NGT, whether related to the sale of the perpetual net profits interest or otherwise, and any reserves that the NGT Trustee determines to establish in connection with the termination of NGT.

        The NGT Trustee's executive offices are located at The Bank of New York Mellon Trust Company, N.A., Trustee of Eastern American Natural Gas Trust, Global Corporate Trust, 919 Congress Avenue Suite 500, Austin, Texas 78701. The NGT Trustee's telephone number is (800) 852-1422.

THE OFFER

        ECA is offering to exchange the outstanding NGT Depositary Units validly tendered, and not properly withdrawn, prior to the Expiration Date and that ECA accepts for exchange for up to 4,120,059 ECT Common Units that it owns. In accordance with the Deposit Agreement governing the NGT Depositary Units, a transfer of NGT Depositary Units, including in connection with a tender for exchange pursuant to this Offer, may be made only in denominations of 50 or an integral multiple thereof.

        Pursuant to Exchange Act Rule 14d-5, Section 3819(a) of the Delaware Statutory Trust Act and NGT's trust and deposit agreements, NGT has provided ECA with its list of NGT Depositary Unitholders and security position listings to communicate with you and to distribute ECA's Offer to you. This prospectus, the related letter of transmittal and other relevant materials will be delivered to record NGT Depositary Unitholders and to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on NGT's holder list or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of NGT Depositary Units. The Offer is being made solely by ECA. ECT is not offering to exchange or otherwise dispose of any ECT Common Units in the Offer. None of ECT, the ECT Trustee, NGT or the NGT Trustee has any economic interest in the Offer. ECT is not proposing the Offer and has no interest in the exchange.

Background and Reasons for the Offer

        The purpose of the Offer is to provide NGT Depositary Unitholders with the option to exchange their ownership interest in NGT, which begins to liquidate and wind down on May 15, 2013, and acquire ECT Common Units at an exchange ratio reflecting a premium to the value of the zero coupon bond plus the per NGT Depositary Unit share of the proceeds attributable to the sale of the perpetual net profits interest, thereby allowing such NGT Depositary Unitholders to continue to hold a yielding security and receive the benefit of anticipated quarterly cash distributions derived from proceeds from the sale of natural gas production subject to the Royalty Interest from properties operated by ECA, which is also the operator of the properties from which the NGT interests were created, until ECT terminates in 2030, far beyond the termination date of NGT. ECA believes that many current NGT Depositary Unitholders may desire to exchange their NGT Depositary Units for ECT Common Units, and is willing to enable NGT Depositary Unitholders to do so, subject to the terms of the Offer, at an exchange ratio reflecting a premium to the value of the zero coupon bond plus the per NGT Depositary Unit share of the proceeds attributable to the sale of the perpetual net profits interest. NGT Depositary Unitholders who prefer to do so could instead sell NGT Depositary Units in the market and purchase ECT Common Units in the market, but in doing so would not receive the benefit of the premium that ECA is offering in connection with the Offer.

        The exchange ratio is designed to provide NGT Depositary Unitholders tendering in the Offer with a number of ECT Common Units with a value (to be paid in ECT Common Units) of $22.55 per NGT

Depositary Unit based on the 10-day volume weighted average trading price of ECT Common Units on the NYSE ending on the Exchange Ratio Determination Date. The Exchange Ratio Determination Date will occur on the 18th business day following commencement of the Offer. For example, assuming ECT's volume weighted average trading price per unit for the 10-day period ending on the 18th business day following commencement of the Offer was $17.50, NGT Depositary Unitholders tendering 100 NGT Depositary Units would receive 128 ECT Common Units and a cash payment equal to the value of 0.857 ECT Common Units. Any fractional units in ECT owed to NGT Depositary Unitholders will be paid in cash. The $22.55 per NGT Depositary Unit price offered by ECA reflects a 7.6% premium to $20.95 (the value of the zero coupon bond plus the approximate per unit share of the net proceeds attributable to the sale of the perpetual net profits interest), and in establishing this price, ECA neither took into consideration any revenues attributable to the term net profits interest nor any costs and expenses or reserves of NGT through its liquidation. In accordance with the Deposit Agreement governing the NGT Depositary Units, a transfer of NGT Depositary Units, including in connection with a tender for exchange pursuant to this Offer, may be made only in denominations of 50 or an integral multiple thereof. At any time in which the Offer is open prior to the Exchange Ratio Determination Date, NGT Depositary Unitholders may contact D.F. King & Co., Inc., the information agent for the Offer, to inquire what the exchange ratio would be if determined as of that date. NGT Depositary Unitholders may call D.F. King & Co., Inc. toll free at (800) 697-6975. ECT is not proposing the Offer and has no interest in the exchange. Upon the closing of trading on the NYSE on the Exchange Ratio Determination Date, ECA will announce in a press release the final exchange ratio and the exact number of NGT Depositary Units being sought by ECA in the Offer (or confirm that 3,197,385 is the number of NGT Depositary Units being sought).

        NGT Depositary Unitholders are not required to exchange their NGT Depositary Units. NGT Depositary Unitholders choosing not to tender in the Offer and who remain an NGT Depositary Unitholder as of the close of business on May 31, 2013 will, on or about June 17, 2013, as a result of the liquidation and winding down of NGT on May 15, 2013, receive the proceeds attributable to the mature Treasury Obligation ($20.00 per trust unit). On or about August 15, 2013, such NGT Depositary Unitholders will also receive their pro rata share of the net proceeds attributable to the sale of the perpetual net profits interest (approximately $0.95 per trust unit) plus their pro rata share of revenues attributable to the term net profits interest for the period beginning October 1, 2012 through May 15, 2013, less any costs and expenses or reserves of NGT during such period.

Fairness Opinion of Financial Adviser

        To ECA's knowledge, the NGT Trustee has neither recommended acceptance nor rejection of the Offer and has not retained a financial adviser to issue a fairness opinion on the Offer.

Method of Determining Exchange Ratios

        The NGT Trustee did not participate in the determination of the exchange ratio for the Offer. ECA will determine the exchange ratio in the manner described in the paragraphs below.

        ECA will set the exchange ratio based upon (1) the value of the zero coupon bond; (2) the net proceeds of the perpetual net profits interest that NGT has sold to ECA; and (3) the volume weighted average daily trading price of ECT Common Units for the 10-day period ending on the Exchange Ratio Determination Date. The Exchange Ratio Determination Date will occur on the 18th business day following commencement of the Offer.

        The exchange ratio is designed to provide NGT Depositary Unitholders tendering in the Offer with a number of ECT Common Units with a value (to be paid in ECT Common Units) of $22.55 per NGT Depositary Unit based on the 10-day volume weighted average trading price of ECT Common Units on the NYSE ending on the Exchange Ratio Determination Date. For example, assuming ECT's volume weighted average trading price per unit for the 10-day period ending on the 18th business day following commencement of the Offer was $17.50, NGT Depositary Unitholders tendering 100 NGT Depositary Units would receive 128 ECT Common Units and a cash payment equal to the value of 0.857 ECT Common Units. NGT Depositary Unitholders tendering 100 NGT Depositary Units would receive 128 ECT Common Units and a cash payment equal to the value of 0.857 ECT Common Units ($15.00). Any fractional units in ECT owed to NGT Depositary Unitholders will be paid in cash. The cash equivalent of $22.55 per NGT Depositary Unit price offered by ECA reflects a 7.6% premium to $20.95 (the value of the zero coupon bond plus the approximate per unit share of the net proceeds attributable to the sale of the perpetual net profits interest), and in establishing this price, ECA neither took into consideration any revenues attributable to the term net profits interest nor any costs and expenses or reserves of NGT through its liquidation. The maximum number of NGT Depositary Units that ECA will accept in the Offer is 3,197,385 NGT Depositary Units. The exact number of NGT Depositary Units acquired by ECA will be a function of the exchange ratio but shall not exceed 3,197,385 NGT Depositary Units. At any time in which the Offer is open prior to the Exchange Ratio Determination Date, NGT Depositary Unitholders may contact D.F. King & Co., Inc., the information agent for the Offer, to inquire what the exchange ratio would be if determined as of that date. NGT Depositary Unitholders may call D.F. King & Co., Inc. toll free at (800) 697-6975. ECT is not proposing the Offer and has no interest in the exchange. Upon the closing of the NYSE on the Exchange Ratio Determination Date, ECA will announce in a press release the final exchange ratio and the exact number of NGT Depositary Units being sought by ECA in the Offer (or confirm that 3,197,385 is the number of NGT Depositary Units being sought).

        NGT Depositary Unitholders are not required to exchange their NGT Depositary Units. NGT Depositary Unitholders choosing not to tender in the Offer and who remain an NGT Depositary Unitholder as of the close of business on May 31, 2013 will, on or about June 17, 2013, as a result of the liquidation and winding down of NGT on May 15, 2013, receive the proceeds attributable to the mature Treasury Obligation ($20.00 per trust unit). On or about August 15, 2013, such NGT Depositary Unitholders will also receive their pro rata share of the net proceeds attributable to the sale of the perpetual net profits interest (approximately $0.95 per trust unit) plus their pro rata share of revenues attributable to the term net profits interest for the period beginning October 1, 2012 through May 15, 2013, less any costs and expenses or reserves of NGT during such period.

Valuation Method

        ECA and the NGT Trustee did not negotiate the terms of the Offer. ECA unilaterally determined the exchange ratio for the Offer based on the trading price for ECT Common Units, the value of the zero coupon bond and the net proceeds from NGT's sale of the perpetual net profits interests to ECA. ECA proposes to offer NGT Depositary Unitholders a 7.6% premium to the liquidation value of the NGT Depositary Units calculated as described herein. Such value is being paid in ECT Common Units. ECA determined the liquidation value by adding $20.00 (value of the zero-coupon bond) to $0.95 per NGT Depositary Unit, which is the approximate per NGT Depositary Unit net proceeds received from the sale of the perpetual net profits interest based on ECA's acquisition of the perpetual net profits interest on January 10, 2013 for approximately $5.9 million, which resulted in net cash proceeds of approximately $5.65 million to NGT after deduction of expenses. In establishing this price, ECA neither took into consideration any revenues attributable to the term net profits interest nor any costs and expenses or reserves of NGT through its liquidation.

Conflicts of Interest and Other Relationships

        ECA was the sponsor of each of NGT and ECT. ECA and The Bank of New York Mellon Trust Company, N.A., as trustee, are parties to the Amended and Restated Trust Agreements for each of NGT and ECT, and are also parties to the various agreements entered into in connection with the formation of each of NGT and ECT, including those described below. After the Offer, ECA and The Bank of New York Mellon Trust Company, N.A., as trustee, will remain parties to such agreements.

ECA could elect in the future to engage The Bank of New York Mellon Trust Company, N.A. or an affiliate in a trustee capacity or in a different capacity than that of trustee. ECA has not had any discussions or negotiations with The Bank of New York Mellon Trust Company, N.A. or any affiliate regarding any such matter.

        ECA operates, and after the Offer will continue to operate, the underlying properties burdened by the term net profits interests held by NGT and by the Royalty Interests held by ECT. In addition, on January 10, 2013, ECA purchased the perpetual net profits interest that NGT was required to sell pursuant to NGT's Trust Agreement. The sale price was approximately $5.9 million, which resulted in net cash proceeds of approximately $5.65 million to NGT after deduction of expenses, or approximately $0.95 per trust unit. ECA also holds a right of first refusal to purchase the portion of the assets of ECT that ECT will be required to sell in connection with its termination in 2030.

        Certain officers and directors of ECA own ECT Common Units and NGT Depositary Units. To ECA's knowledge, after reasonable inquiry, none of ECA's directors, officers, nor any of their respective associates, or affiliates or subsidiaries, has effected any transaction in securities of NGT during the past 60 days.

        Among other agreements, ECA and ECT are counterparties to an Administrative Services Agreement, a Development Agreement and a Registration Rights Agreement entered into in connection with the formation of ECT. The Administrative Services Agreement obligates ECT to pay ECA each quarter an administrative services fee for accounting, bookkeeping and informational services to be performed by ECA on behalf of ECT relating to the royalty interests. Pursuant to the Development Agreement, although ECA has already completed its drilling obligation, ECA remains obligated to operate the underlying properties as would a reasonably prudent operator. For a description of the Administrative Services Agreement and the Development Agreement, please read "ECA Marcellus Trust I—Administrative Services Agreement" and "—Development Agreement."

        Pursuant to the Registration Rights Agreement, an affiliate of ECA required the ECT Trustee to execute the registration statement of which this prospectus is a part. The ECT Trustee has had no other involvement with the Offer, which is made solely by ECA. For a description of the Registration Rights Agreement, please read "Registration Rights."

Dissenters' Rights; Unitholder Lists

        As a general matter, dissenters' rights are the rights of corporate stockholders, in certain cases, to receive "fair value" for their stock, as determined by a judicial appraisal process. NGT Depositary Unitholders will not have dissenters' rights in respect of the Offer.

        The Delaware Statutory Trust Act does not provide for dissenters' rights with respect to Delaware statutory trusts except to the extent such rights are contractually given in the governing instruments of the statutory trust. The NGT Trust Agreement does not provide any such rights to the NGT Depositary Unitholders. As a consequence, dissenters' rights are not available in the Offer.

        NGT Depositary Unitholders may inspect and examine the records (including, without limitation, the ownership ledger) of NGT at their own expense and during reasonable business hours upon reasonable prior notice.

        ECA has stated that even if it acquires a controlling interest in NGT as a result of the Offer it will not take any subsequent actions regarding NGT and as such NGT will begin to liquidate and wind down, as provided for in the NGT Trust Agreement, on May 15, 2013.

 Extension, Amendment or Termination of the Offer

        To the extent legally permissible, ECA reserves the right, in its reasonable discretion, at any time or from time to time:

  •
  to extend, for any reason, the period of time during which the Offer is open;

  •
  to delay acceptance for, or exchange of, any NGT Depositary Units pursuant to the Offer, or to terminate the Offer and not accept or exchange any NGT Depositary Units not previously accepted or exchanged, upon the failure of any of the conditions of the Offer to be satisfied prior to the Expiration Date; and

  •
  to waive any condition or otherwise amend the Offer in any respect.

        ECA may terminate the Offer and not exchange any NGT Depositary Units that may have been previously tendered if completion of the Offer is illegal or if a governmental authority has commenced or threatened legal action related to the Offer. To the extent an Offer condition has not been satisfied and ECA elects to proceed with the Offer without asserting or waiving such condition, such condition will be deemed waived. Furthermore, if ECA elects to proceed with and complete the Offer, any conditions to the Offer, other than any of those of which may be dependent upon the receipt of government approvals, will be satisfied or waived prior to the Expiration Date of the Offer.

Risk Factors

        Consummation of the Offer is, and upon the consummation of the Offer, ECT will be, subject to several risks that are summarized below. In deciding whether to tender your NGT Depositary Units pursuant to the Offer, you should carefully read and consider the risk factors contained in or incorporated by reference into the section captioned "Risk Factors" beginning on page 24.

        Some of the risk factors relating to the Offer are as follows:

  •
  the Offer may reduce the number of NGT Depositary Unitholders and thereby adversely affect the liquidity and value of non-tendered NGT Depositary Units;

  •
  the maximum number of NGT Depositary Units that ECA will accept in the Offer is 3,197,385 NGT Depositary Units, so ECA may not be able to meet the demand of all tendering NGT Depositary Unitholders participating in the Offer; and

  •
  NGT Depositary Unitholders were not independently represented in establishing the terms of the Offer, and consequently the terms of the Offer may have been materially different if NGT Depositary Unitholders had been independently represented.

Comparison of Unitholders' Rights

        Subject to the consummation of the Offer, you will receive ECT Common Units if you tender your NGT Depositary Units in the Offer. The rights of NGT Depositary Unitholders and ECT Common Unitholders are not identical. While some rights are similar, other rights may not be similar. ECA urges you to review the discussion in the section captioned "Description of ECT Common Units—Comparison of ECT Common Units and NGT Depositary Units" on page 47.

Ownership of NGT by ECA and its Officers, Directors and Affiliates

        As of the date of the Offer, ECA does not beneficially own NGT Depositary Units. To ECA's knowledge, after reasonable inquiry, none of ECA's directors, officers, nor any of their respective associates, or affiliates or subsidiaries, has effected any transaction in securities of NGT during the past 60 days. If a sufficient number of holders of NGT Depositary Units exchange their NGT Depositary Units for all of the 4,120,059 ECT Common Units offered in the Offer, ECA would own approximately

3,197,385 of the outstanding NGT Depositary Units (approximately 52.1% of the outstanding NGT Depositary Units) assuming the exchange ratio were determined based on a 10-day volume weighted average trading price of $17.50 per unit.

ECT's Distribution Policy

        The ECT Trustee expects to continue to make quarterly cash distributions of substantially all of ECT's cash receipts, after deducting its administrative expenses and the costs incurred as a result of being a publicly traded entity and reserves therefor, on or about 60 days following the completion of each quarter through (and including) the quarter ending March 31, 2030 (the "Termination Date"). The first quarterly distribution was made on August 31, 2010.

        The amount of ECT's revenues and cash distributions to its unitholders will depend on:

  •
  the timing of production from the wells;

  •
  natural gas prices received;

  •
  the volume and Btu rating of natural gas produced and sold;

  •
  post-production costs and any applicable taxes;

  •
  the receipt of proceeds from the floor price contracts which are effective through March 14, 2014; and

  •
  administrative expenses of ECT and expenses incurred as a result of being a publicly traded entity, and any changes in amounts reserved for such expenses.

        The amount of the quarterly distributions will fluctuate from quarter to quarter, depending on the proceeds received by ECT, among other factors. There is no minimum required distribution.

        For the cash distributions up to and including the cash distribution to be paid by ECT with respect to the fourth quarter of 2012 (the "Subordination Period"), ECA has been supporting cash distributions on the ECT Common Units. In connection with its sponsorship of ECT and ECT's initial public offering in June 2010, ECA agreed to subordinate 4,401,250 of the ECT trust units it retained following the initial public offering, consisting of 25% of the outstanding trust units. The ECT Subordinated Units have been entitled to receive pro rata distributions from ECT for each quarter during the Subordination Period (concluding with the cash distribution attributable to the fourth quarter of 2012) if and to the extent there is sufficient cash to provide a cash distribution on the ECT Common Units which is no less than the applicable quarterly subordination threshold. If there is not sufficient cash to fund such a distribution on all trust units, the distribution to be made with respect to the ECT Subordinated Units has been reduced or eliminated for such quarter in order to make a distribution, to the extent possible, of up to the subordination threshold amount on the ECT Common Units.

        ECA completed its drilling obligation to ECT during the fourth quarter of 2011. Consequently, the ECT Subordinated Units automatically converted on a one-for-one basis into ECT Common Units on December 31, 2012. The last cash distribution supported by the ECT Subordinated Units will be the cash distribution payable with respect to the proceeds for the fourth quarter of 2012, which the ECT Trustee expects to be paid on or about March 1, 2013. Beginning with the cash distribution payable with respect to the first quarter of 2013, all ECT trust units will share in all cash distributions on a pro rata basis.

        Pursuant to IRC Section 1446, withholding tax on income effectively connected to a United States trade or business allocated to foreign partners should be made at the highest marginal rate. Under Section 1441, withholding tax on fixed, determinable, annual, periodic income from United States sources allocated to foreign partners should be made at 30% of gross income unless the rate is reduced by treaty. This prospectus is intended to be a qualified notice by ECT to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b), and while specific relief is not specified for Section 1441 income, this disclosure is intended to suffice. Nominees and brokers should withhold at the highest marginal rate, currently 39.6% for individuals, on the distribution made to foreign partners.

        At the ECT Termination Date, 50% of each of the PDP Royalty Interest and the PUD Royalty Interest will revert automatically to ECA. The remaining 50% of each of the PDP Royalty Interest and the PUD Royalty Interest will be sold, and the net proceeds therefrom will be distributed pro rata to the unitholders soon after the ECT Termination Date. ECA will have a right of first refusal to purchase the remaining 50% of the Royalty Interests at the ECT Termination Date. Because payments to ECT will be generated by depleting assets and ECT has a finite life with the production from the Underlying Properties diminishing over time, a portion of each distribution will represent a return of the original investment in ECT Common Units.

        The ECT Trustee can authorize ECT to borrow money to pay ECT's administrative or incidental expenses that exceed cash held by ECT. The ECT Trustee may authorize ECT to borrow from it as a lender provided the terms of the loan are fair to ECT's unitholders. The ECT Trustee may also deposit funds awaiting distribution in an account with itself, if the interest paid to ECT at least equals amounts paid by the ECT Trustee on similar deposits, and make other short term investments with the funds distributed to ECT. The ECT Trustee may also hold funds awaiting distribution in a non-interest bearing account.

        ECT is responsible for paying all legal, accounting, tax advisory, engineering, printing costs and other administrative and out-of-pocket expenses incurred by or at the direction of the ECT Trustee or the Delaware trustee. ECT is also responsible for paying other expenses incurred as a result of being a publicly traded entity, including costs associated with annual and quarterly reports to unitholders, tax return and Schedule K-1 preparation and distribution, independent auditor fees and registrar and transfer agent fees.

NYSE listing

        ECT Common Units are listed on the NYSE under the trading symbol "ECT."

Other Information

Summary of Material US Federal Income Tax Consequences

        For federal income tax purposes, the proposed transactions will be treated as a transfer by a NGT Depositary Unitholder of his interests in the assets of NGT and the zero coupon bonds in exchange for ECT Common Units.

        The exchange of NGT Depositary Units for ECT Common Units pursuant to the Offer will be a taxable transaction for United States federal income tax purposes. You generally will recognize gain or loss equal to the difference between (i) the fair market value of the ECT Common Units plus any cash received and (ii) your tax basis in the NGT Depositary Units tendered in exchange. If you are not a dealer with respect to your NGT Depositary Units and have held your NGT Depositary Units for more than twelve months, your gain or loss recognized on the exchange will be treated as long-term capital gain or loss, except to the extent of any accrued market discount with respect to the zero coupon bonds and possibly with respect to any gain on the NGT Term NPI, as explained below under the section captioned "Material Federal Income Tax Consequences." Gain recognized on the exchange may also be subject to the 3.8% Medicare tax in some cases.

        With respect to the NGT Depositary Units, you will cease accruing original issue discount on your interests in the NGT Term NPI and zero coupon bonds on the day after the transfer of your interests to ECA.

        For a more complete discussion of the material federal income tax consequences of the Offer, see the section captioned "Material Federal Income Tax Consequences" beginning on page 56.

        Because tax matters are complicated, ECA urges you to contact your own tax advisor to determine the particular tax consequences to you of the Offer.

Accounting Treatment

        ECT and NGT will continue to be distinct entities, and there will be no changes in the accounting systems of ECT or NGT solely as a result of the Offer. Neither ECT nor NGT will incur any accounting charges or gains as a result of the Offer.

Comparative per Unit Market Price Information

        ECT Common Units currently are traded on the NYSE. On February 12, 2013, the latest date for which information is available prior to the date of this prospectus, ECT Common Units closed at $18.77 per common unit.

        NGT Depositary Units are traded on the NYSE. On February 12, 2013, the latest date for which information is available prior to the date of this prospectus, NGT Depositary Units closed at $20.74 per trust unit.

Available Information

        ECT and NGT are each required to file periodic reports, proxy statements and other information with the SEC. This information is available at the SEC's public reference room in Washington, D.C. and on the SEC's Internet web site at http://www.sec.gov.

MARKET PRICE DATA OF NGT

        The NGT Depositary Units are listed on the NYSE under the symbol "NGT." On February 12, 2013, the most recent practicable date before the date of this prospectus, the closing price per NGT Depositary Unit as reported by the NYSE was $20.74.

        For a summary of the trading prices and quarterly distributions paid in respect of the NGT Depositary Units since June 30, 2010, see "ECT and NGT Market Price and Distribution Matters" on page 43 of this prospectus.

        The market prices of the NGT Depositary Units may fluctuate during the Offer period and thereafter, and may be different from the prices set forth above at the Expiration Date and at the time you receive your ECT Common Units. YOU ARE ENCOURAGED TO OBTAIN CURRENT MARKET QUOTATIONS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE OFFER. See the section of this prospectus entitled "The Offer—Effect of the Offer on the Market for NGT Depositary Units; NYSE Listing; Registration Under the Exchange Act; Margin Regulations" beginning on page 37 for a discussion of the possibility that the NGT Depositary Units will cease to be listed on NYSE.

 ECT DATA PER COMMON UNIT

        The ECT Common Units are traded on the NYSE under the ticker symbol "ECT." The high and low prices and distributions paid during the last two fiscal years and interim period were as follows:

	Unit Price
			Distributions per Common Unit
	High	Low
March 31, 2013 (through February 12, 2013)	$19.17	$15.25	—
December 31, 2012	$21.45	$14.87	$0.682	(1)
September 30 2012	$22.34	$18.25	$0.624
June 30, 2012	$21.98	$15.68	$0.602
March 31, 2012	$26.94	$19.16	$0.574
December 31, 2011	$28.01	$22.05	$0.594
September 30, 2011	$28.47	$22.50	$0.630
June 30, 2011	$32.32	$23.26	$0.631
March 31, 2011	$32.92	$25.50	$0.524

(1)
Distributions for the fiscal quarter ended December 31, 2012 were announced on February 5, 2013. NGT Depositary Unitholders participating in the Offer will not be entitled to participate in the distribution with respect to the quarter ended December 31, 2012.

        You should read the information presented in the table below together with the historical financial statements of ECT and the related notes which are incorporated by reference into this prospectus.

        The information concerning ECT presented herein is taken from ECT's Annual Report on Form 10-K for the year ended December 31, 2011 and from ECT's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

        In accordance with a rule of the SEC applicable to royalty trusts, ECT's financial statements are prepared in accordance with a modified cash basis of accounting, which is a comprehensive basis of accounting other than GAAP.

	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011	Year Ended December 31, 2011	Period from Inception (March 19, 2010) to December 31, 2010
Royalty income	$16,068,930	$27,106,577	$34,847,366	$16,925,157
Hedge proceeds	11,061,994	5,870,544	8,684,531	5,746,831

Net proceeds to Trust	$27,130,924	$32,977,121	$43,531,897	$22,671,988
General and administrative expenses	$(1,028,777)	$(1,547,969)	(1,638,768)	$(1,038,388)
Interest income	645	660	947	409

Income available for distribution prior to cash reserves and incentive calculation	$26,102,792	$31,429,812	$41,894,076	$21,634,009
Cash reserves released (withheld) by Trustee	500,000	—	—	(500,000)

Income available for distribution prior to cash reserves incentive calculation	$26,602,792	$31,429,812	$41,894,076	$21,134,009
Less:
Incentive distribution to ECA	—	—	—	58,688
Floor cost reimbursement distribution to ECA as:
Premium	—	—	—	—
Interest	—	—	—	58,688

Distributable income available to unitholders	$26,602,792	$31,429,812	$41,894,076	$21,016,633

Distributable income per Common Unit (13,203,750 units authorized and outstanding for all periods presented)	$1.800	$1.785	$2.379	$1.193

Subordinated Unit (4,401,250 units authorized and outstanding for all periods presented)	$0.644	$1.785	$2.379	$1.193

 NGT DATA PER NGT DEPOSITARY UNIT

        The NGT Depositary Units are currently traded on the NYSE under the ticker symbol "NGT." The high and low prices and distributions paid during the last two fiscal years and the interim period were as follows:

	Unit Price(1)		Distributions per NGT Depositary Unit
	High	Low
March 31, 2013 (through February 12, 2013)	$20.91	$20.05	—	(3)
December 31, 2012(2)	$21.34	$20.01	—	(3)
September 30 2012	$22.06	$21.05	$0.1330
June 30, 2012	$22.49	$20.00	$0.1352
March 31, 2012	$23.43	$22.00	$0.1457
December 31, 2011	$23.99	$22.46	$0.1597
September 30, 2011	$23.59	$22.69	$0.2427
June 30, 2011	$24.00	$22.85	$0.2689
March 31, 2011	$24.34	$22.75	$0.1784

(1)
Trading price is for NGT Depositary Units only. There is no trading for NGT Decoupled Trust Units.

(2)
Distributions for the fiscal quarter ended December 31, 2012 have not yet been declared or paid.

(3)
Distributable income, if any, attributable to these periods will be distributed as part of the final distribution of NGT, which is expected to be made in August 2013.

        You should read the information presented in the table below together with the historical financial statements of NGT and the related notes which are incorporated by reference into this prospectus.

        The information concerning NGT presented herein is taken from NGT's Annual Report on Form 10-K for the year ended December 31, 2011 and from NGT's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

        In accordance with a rule of the SEC applicable to royalty trusts, NGT's financial statements are prepared in accordance with a modified cash basis of accounting, which is a comprehensive basis of accounting other than GAAP.

	Year Ended December 31,
	2011	2010	2009	2008	2007
Royalty Income	$7,322,590	$8,172,392	$8,868,114	$17,028,373	$14,660,909
Distributable Income	$5,263,272	$5,730,157	$6,526,597	$14,049,648	$12,006,605
Distribution Amount	$5,013,272	$5,730,157	$6,526,597	$14,049,648	$12,506,605
Distributable Income per unit	$0.8921	$0.9712	$1.1062	$2.3813	$2.0350
Distribution Amount per unit	$0.8497	$0.9712	$1.1062	$2.3813	$2.1198
Total assets at year end	$13,578,463	$15,991,130	$18,635,014	$22,570,038	$24,953,135

	Nine Months Ended September 30,
	2012	2011
Royalty Income	$4,155,702	$5,578,985
Distributable Income	$2,442,226	$4,071,173
Distribution Amount	$2,442,226	$4,071,173
Distributable Income per unit	$0.4139	$0.6900
Distribution Amount per unit	$0.4139	$0.6900
Total assets at quarter end	$9,077,149	$14,340,862

RISK FACTORS

        An investment in ECT Common Units involves risk. You should carefully consider and evaluate the risks and uncertainties described in "Part I—Item 1A. Risk Factors" of ECT's Form 10-K for the year ended December 31, 2011, in each case as updated by the additional risks and uncertainties set forth in other filings ECT makes with the SEC. In addition, you should also carefully read all of the other information included in this prospectus and the documents ECT has incorporated by reference into this prospectus in evaluating an investment in ECT Common Units. If any of the described risks actually were to occur, ECT's business, financial condition or results of operations could be affected materially and adversely. In that case, the trading price of ECT Common Units could decline and you could lose all or part of your investment.

 Risk Factors Relating to the Offer

The Offer may reduce the number of NGT Depositary Unitholders and thereby adversely affect the liquidity and value of non-tendered NGT Depositary Units.

        In the event that a substantial number but not all of the NGT Depositary Units are tendered to and accepted by ECA for exchange in the Offer, the total number of NGT Depositary Units held by individual holders could be greatly reduced. As a result, the closing of the Offer could adversely affect the liquidity and could also adversely affect the market value of the remaining NGT Depositary Units held by the public. Subject to the rules of the NYSE, the NGT Depositary Units may be delisted from the NYSE. If the NGT Depositary Units were to be delisted, they would be expected to trade in the over-the-counter market, which could have an adverse effect on their liquidity and potentially on their market value.

The maximum number of NGT Depositary Units that ECA will accept in the Offer is 3,197,385 NGT Depositary Units, so ECA may not be able to meet the demand of all tendering NGT Depositary Unitholders participating in the Offer.

        The maximum number of NGT Depositary Units that ECA will accept in the Offer is 3,197,385 NGT Depositary Units. The exact number of NGT Depositary Units acquired by ECA will be a function of the exchange ratio but shall not exceed 3,197,385 NGT Depositary Units. If NGT Depositary Unitholders tender NGT Depositary Units exceeding 3,197,385 NGT Depositary Units, then NGT Depositary Units would be accepted on a pro rata basis among all tendering NGT Depositary Unitholders. As a result, NGT Depositary Unitholders desiring to participate in the exchange may not be able to exchange all of their NGT Depositary Units.

NGT Depositary Unitholders were not independently represented in establishing the terms of the Offer, and consequently the terms of the Offer may have been materially different if NGT Depositary Unitholders had been independently represented.

        ECA has not engaged an independent representative of the NGT Depositary Unitholders for purposes of negotiating the terms of the Offer, nor has ECA obtained or sought, and it does not intend to obtain or seek, a fairness opinion, appraisal or other report related to the Offer from an unaffiliated third party. While ECA considered the absence of these provisions, ECA determined that its failure to obtain or seek the same does not render unfair or otherwise impair ECA's Offer to NGT Depositary Unitholders. ECA determined that engaging an unaffiliated representative of the NGT Depositary Unitholders or obtaining a fairness opinion rendered by an unaffiliated financial adviser retained by ECA would not add value to the process of structuring the Offer and would simply increase the costs of the Offer. Furthermore, ECA concluded that, if NGT determined that such a representative or fairness opinion would be beneficial to the NGT Depositary Unitholders, it could retain a representative or financial adviser at its cost.

SELECTED HISTORICAL FINANCIAL DATA OF ECT

        The following is a summary of net proceeds, distributable income, and distributable income per ECT trust unit for the nine months ended September 30, 2012, and September 30, 2011, the year ended December 31, 2011, and for the period from inception to December 31, 2010. The following financial data is derived from the financial statements of ECT. The data should be read in conjunction with the financial statements, related notes, and other financial information incorporated by reference herein.

	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011	Year Ended December 31, 2011	Period from Inception (March 19, 2010) to December 31, 2010
Royalty income	$16,068,930	$27,106,577	$34,847,366	$16,925,157
Hedge proceeds	11,061,994	5,870,544	8,684,531	5,746,831

Net proceeds to Trust	$27,130,924	$32,977,121	$43,531,897	$22,671,988
General and administrative expenses	$(1,028,777)	$(1,547,969)	(1,638,768)	$(1,038,388)
Interest income	645	660	947	409

Income available for distribution prior to cash reserves and incentive calculation	$26,102,792	$31,429,812	$41,894,076	$21,634,009
Cash reserves released (withheld) by Trustee	500,000	—	—	(500,000)

Income available for distribution prior to cash reserves incentive calculation	$26,602,792	$31,429,812	$41,894,076	$21,134,009
Less:
Incentive distribution to ECA	—	—	—	58,688
Floor cost reimbursement distribution to ECA as:
Premium	—	—	—	—
Interest	—	—	—	58,688

Distributable income available to unitholders	$26,602,792	$31,429,812	$41,894,076	$21,016,633

Distributable income per Common Unit (13,203,750 units authorized and outstanding for all periods presented)	$1.800	$1.785	$2.379	$1.193

Subordinated Unit (4,401,250 units authorized and outstanding for all periods presented)	$0.644	$1.785	$2.379	$1.193

 SELECTED HISTORICAL FINANCIAL DATA OF NGT

        The following is a summary of the royalty income, distributable income, distribution amount, distributable income per NGT Depositary Unit, distribution amount per NGT Depositary Unit, and total assets at period end for the nine months ended September 30, 2011 and 2012 and the five years ended December 31, 2011. The following financial data is derived from the financial statements of NGT. The data should be read in conjunction with the financial statements, related notes, and other financial information of NGT incorporated by reference herein.

	Year Ended December 31,
	2011	2010	2009	2008	2007
Royalty Income	$7,322,590	$8,172,392	$8,868,114	$17,028,373	$14,660,909
Distributable Income	$5,263,272	$5,730,157	$6,526,597	$14,049,648	$12,006,605
Distribution Amount	$5,013,272	$5,730,157	$6,526,597	$14,049,648	$12,506,605
Distributable Income per unit	$0.8921	$0.9712	$1.1062	$2.3813	$2.0350
Distribution Amount per unit	$0.8497	$0.9712	$1.1062	$2.3813	$2.1198
Total assets at year end	$13,578,463	$15,991,130	$18,635,014	$22,570,038	$24,953,135

	Nine Months Ended September 30,
	2012	2011
Royalty Income	$4,155,702	$5,578,985
Distributable Income	$2,442,226	$4,071,173
Distribution Amount	$2,442,226	$4,071,173
Distributable Income per unit	$0.4139	$0.6900
Distribution Amount per unit	$0.4139	$0.6900
Total assets at quarter end	$9,077,149	$14,340,862

BACKGROUND AND REASONS FOR AND ALTERNATIVES TO THE OFFER

Background and Reasons

        The purpose of the Offer is to provide NGT Depositary Unitholders with the option to exchange their ownership interest in NGT, which begins to liquidate and wind down on May 15, 2013, and acquire ECT Common Units at an exchange ratio reflecting a premium to the value of the zero coupon bond plus the per NGT Depositary Unit share of the proceeds attributable to the sale of the perpetual net profits interest, thereby allowing such NGT Depositary Unitholders to continue to hold a yielding security and receive the benefit of anticipated quarterly cash distributions derived from natural gas production from properties operated by ECA, which is also the operator of the properties from which the NGT interests were created, until ECT terminates in 2030, far beyond the termination date of NGT.

        The exchange ratio is designed to provide NGT Depositary Unitholders tendering in the Offer with a number of ECT Common Units with a value (to be paid in ECT Common Units) of $22.55 per NGT Depositary Unit based on the 10-day volume weighted average trading price of ECT Common Units on the NYSE ending on the Exchange Ratio Determination Date. The Exchange Ratio Determination Date will occur on the 18th business day following commencement of the Offer (or two business days prior to the expiration of the Offer if the Offer is extended beyond the initial 20 business day offer period). For example, assuming ECT's volume weighted average trading price per unit for the 10-day period ending on the 18th business day following commencement of the Offer was $17.50, NGT Depositary Unitholders tendering 100 NGT Depositary Units would receive 128 ECT Common Units and a cash payment equal to the value of 0.857 ECT Common Units ($15.00). Any fractional units in ECT owed to NGT Depositary Unitholders will be paid in cash. The $22.55 per NGT Depositary Unit price offered by ECA reflects a 7.6% premium to $20.95 (the value of the zero coupon bond plus the approximate per unit share of the net proceeds attributable to the sale of the perpetual net profits interest), and in establishing this price, ECA neither took into consideration any revenues attributable to the term net profits interest nor any costs and expenses or reserves of NGT through its liquidation. In accordance with the Deposit Agreement governing the NGT Depositary Units, a transfer of NGT Depositary Units, including in connection with a tender for exchange pursuant to this Offer, may be made only in denominations of 50 or an integral multiple thereof. The maximum number of NGT Depositary Units that ECA will accept in the Offer is 3,197,385 NGT Depositary Units. The exact number of NGT Depositary Units acquired by ECA will be a function of the exchange ratio but shall not exceed 3,197,385 NGT Depositary Units. At any time in which the Offer is open prior to the Exchange Ratio Determination Date, NGT Depositary Unitholders may contact D.F. King & Co., Inc., the information agent for the Offer, to inquire what the exchange ratio would be if determined as of that date. NGT Depositary Unitholders may call D.F. King & Co., Inc. toll free at (800) 697-6975. ECT is not proposing the Offer and has no interest in the exchange. Upon the closing of trading on the NYSE on the Exchange Ratio Determination Date, ECA will announce in a press release the final exchange ratio and the exact number of NGT Depositary Units being sought by ECA in the Offer (or confirm that 3,197,385 is the number of NGT Depositary Units being sought).

        NGT Depositary Unitholders are not required to exchange their NGT Depositary Units. NGT Depositary Unitholders choosing not to tender in the Offer and who remain an NGT Depositary Unitholder as of the close of business on May 31, 2013 will, on or about June 17, 2013, as a result of the liquidation and winding down of NGT on May 15, 2013, receive the proceeds attributable to the mature Treasury Obligation ($20.00 per trust unit). On or about August 15, 2013, such NGT Depositary Unitholders will also receive their pro rata share of the net proceeds attributable to the sale of the perpetual net profits interest (approximately $0.95 per trust unit) plus their pro rata share of revenues attributable to the term net profits interest for the period beginning October 1, 2012 through May 15, 2013, less any costs and expenses or reserves of NGT during such period. In accordance with the Deposit Agreement governing the NGT Depositary Units, a transfer of NGT Depositary Units, including in connection with a tender for exchange pursuant to this Offer, may be made only in denominations of 50 or an integral multiple thereof.

 Investigation of Alternatives and the Trustee's Recommendation

        ECA did not consult with the NGT Trustee to discuss alternatives to the Offer. The NGT Trustee was not involved in structuring the Offer. Thus, the NGT Trustee did not consider any alternatives to the Offer. To ECA's knowledge the NGT Trustee has neither recommended acceptance nor rejection of the Offer.

Determination of Exchange Ratio and Allocation of Consideration

        The NGT Trustee did not participate in the determination of the exchange ratio for the Offer. ECA will determine the exchange ratio in the manner described in the paragraph below.

        ECA will set the exchange ratio based upon (1) the value of the zero coupon bond; (2) the net proceeds of the perpetual net profits interest that NGT has sold ECA; and (3) the volume weighted average daily trading price of ECT Common Units for the 10-day period ending on the Exchange Ratio Determination Date. The Exchange Ratio Determination Date will occur on the 18th business day following commencement of the Offer.

        The exchange ratio is designed to provide NGT Depositary Unitholders tendering in the Offer with a number of ECT Common Units with a value (to be paid in ECT Common Units) of $22.55 per NGT Depositary Unit based on the 10-day volume weighted average trading price of ECT Common Units on the NYSE ending on the Exchange Ratio Determination Date. For example, assuming ECT's volume weighted average trading price per unit for the 10-day period ending on the 18th business day following commencement of the Offer was $17.50, NGT Depositary Unitholders tendering 100 NGT Depositary Units would receive 128 ECT Common Units and a cash payment equal to the value of 0.857 ECT Common Units ($15.00). The actual exchange ratio of ECT Common Units per NGT Depositary Unit will be determined on the Exchange Ratio Determination Date. Any fractional units in ECT owed to NGT Depositary Unitholders will be paid in cash. The $22.55 per NGT Depositary Unit price offered by ECA reflects a 7.6% premium to $20.95 (the value of the zero coupon bond plus the approximate per unit share of the net proceeds attributable to the sale of the perpetual net profits interest), and in establishing this price, ECA neither took into consideration any revenues attributable to the term net profits interest nor any costs and expenses or reserves of NGT through its liquidation. The maximum number of NGT Depositary Units that ECA will accept in the Offer is 3,197,385 NGT Depositary Units. The exact number of NGT Depositary Units acquired by ECA will be a function of the exchange ratio but shall not exceed 3,197,385 NGT Depositary Units. At any time in which the Offer is open prior to the Exchange Ratio Determination Date, NGT Depositary Unitholders may contact D.F. King & Co., Inc., the information agent for the Offer, to inquire what the exchange ratio would be if determined as of that date. NGT Depositary Unitholders may call D.F. King & Co., Inc. toll free at (800) 697-6975. ECT is not proposing this offer and has no interest in the exchange. Upon the closing of trading on the NYSE on the Exchange Ratio Determination Date, ECA will announce in a press release the final exchange ratio and the exact number of NGT Depositary Units being sought by ECA in the Offer (or confirm that 3,197,385 is the number of NGT Depositary Units being sought).

        NGT Depositary Unitholders are not required to exchange their NGT Depositary Units. NGT Depositary Unitholders choosing not to tender as of the close of business on May 31, 2013 will, on or about June 17, 2013, as a result of the liquidation and winding down of NGT on May 15, 2013, receive the proceeds attributable to the mature Treasury Obligation ($20.00 per trust unit). On or about August 15, 2013, such NGT Depositary Unitholders will also receive their pro rata share of the net proceeds attributable to the sale of the perpetual net profits interest (approximately $0.95 per trust unit) plus their pro rata share of revenues attributable to the term net profits interest for the period beginning October 1, 2012 through May 15, 2013, less any costs and expenses or reserves of NGT during such period.

 Fairness Opinion, Reports and Appraisal

        ECA has not engaged an independent representative of the NGT Depositary Unitholders for purposes of negotiating the terms of the Offer, nor has ECA obtained or sought, and it does not intend to obtain or seek, a fairness opinion, appraisal or other report related to the Offer from an unaffiliated third party. While ECA considered the absence of these provisions, ECA determined that its failure to obtain or seek the same does not render unfair or otherwise impair ECA's Offer to NGT Depositary Unitholders. ECA determined that engaging an unaffiliated representative of the NGT Depositary Unitholders or obtaining a fairness opinion rendered by an unaffiliated financial adviser retained by ECA would not add value to the process of structuring the Offer and would simply increase the costs of the Offer. Furthermore, ECA concluded that, if NGT determined that such a representative or fairness opinion would be beneficial to the NGT Depositary Unitholders, NGT could retain a representative or financial adviser at its cost.

        Although ECA has notified the NGT Trustee of the Offer, to ECA's knowledge, the NGT Trustee has recommended neither acceptance nor rejection of the Offer. To ECA's knowledge as of the commencement of its Offer, no adviser has rendered an opinion as to the fairness of the Offer. To the knowledge of ECA, the NGT Trustee has not stated an opinion on the fairness of the transactions to tendering NGT Depositary Unitholders.

Conflicts of Interest and Other Relationships

        ECA was the sponsor of each of NGT and ECT. ECA and The Bank of New York Mellon Trust Company, N.A., as trustee, are parties to the Amended and Restated Trust Agreements for each of NGT and ECT, and are also parties to the various agreements entered into in connection with the formation of each of NGT and ECT, including those described below. After the Offer, ECA and The Bank of New York Mellon Trust Company, N.A., as trustee, will remain parties to such agreements. ECA could elect in the future to engage The Bank of New York Mellon Trust Company, N.A. or an affiliate in a trustee capacity or in a different capacity than that of trustee. ECA has not had any discussions or negotiations with The Bank of New York Mellon Trust Company, N.A. or any affiliate regarding any such matter.

        ECA operates and after the Offer will continue to operate the underlying properties burdened by the net profits interests held by NGT and by the Royalty Interests held by ECT. In addition, on January 10, 2013, ECA purchased the perpetual net profits interest that NGT was required to sell pursuant to NGT's Trust Agreement. The sale price was approximately $5.9 million, which resulted in net cash proceeds of approximately $5.65 million to NGT after deduction of expenses, or approximately $0.95 per trust unit. ECA also holds a right of first refusal to purchase the portion of the assets of ECT that ECT will be required to sell in connection with its termination in 2030.

        Certain officers and directors of ECA own ECT Common Units and NGT Depositary Units. To ECA's knowledge, after reasonable inquiry, none of ECA's directors, officers, nor any of their respective associates, or affiliates or subsidiaries has effected any transaction in securities of NGT during the past 60 days.

        Among other agreements, ECA and ECT are counterparties to an Administrative Services Agreement, a Development Agreement and a Registration Rights Agreement entered into in connection with the formation of ECT. The Administrative Services Agreement obligates ECT to pay ECA each quarter an administrative services fee for accounting, bookkeeping and informational services to be performed by ECA on behalf of ECT relating to the Royalty Interests. Pursuant to the Development Agreement, although ECA has already completed its drilling obligation, ECA remains obligated to operate the underlying properties as would a reasonably prudent operator. For a description of the Administrative Services Agreement and the Development Agreement, please read "ECA Marcellus Trust I—Administrative Services Agreement" and "—Development Agreement."

        The Offer is being made solely by ECA. ECT is not offering to exchange or otherwise dispose of any ECT Common Units in the Offer. None of ECT, the ECT Trustee, NGT or the NGT Trustee has any economic interest in the Offer. Pursuant to the Registration Rights Agreement, an affiliate of ECA required the ECT Trustee to execute the registration statement of which this prospectus is a part. The ECT Trustee has had no other involvement with the Offer, which is made solely by ECA. For a description of the Registration Rights Agreement, please read "Registration Rights."

 THE OFFER

        The term "Expiration Date" means 11:59 P.M., New York City time, at the end of the day on March 13, 2013, unless ECA extends the period of time for which the Offer is open, in which case the term "Expiration Date" means the latest time and date on which the Offer, as so extended, expires.

        A letter of transmittal will be mailed to record NGT Depositary Unitholders and to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on NGT's holder list, or if applicable, who are listed as participants in a clearing agency's security position listing, so that they can in turn send these materials to beneficial owners of NGT Depositary Units. To tender your NGT Depositary Units, you must deliver, or cause to be delivered if your NGT Depositary Units are held of record by a broker, dealer or similar person, the NGT receipts representing your NGT Depositary Units, together with a completed letter of transmittal, or, in the case of a book-entry transfer, an "agent's message" as described below, to the exchange agent not later than the time the Offer expires. The term "agent's message" means a message, transmitted by DTC to and received by the depositary of NGT and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment from the participant in DTC tendering the NGT Depositary Units that are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the letter of transmittal and that ECA may enforce such agreement against such participant. If you, or the broker, dealer or similar person holding of record the NGT Depositary Units you beneficially own, cannot deliver everything required to make a valid tender to the exchange agent for the Offer prior to the Expiration Date, you may have a limited amount of additional time by having a broker, a bank or other fiduciary that is a member of the Securities Transfer Agents Medallion Program or other eligible institution guarantee that the missing items will be received by the exchange agent within three business days after the Expiration Date. However, the agent must receive the missing items within that three business day period. For a complete discussion on the procedures for tendering your NGT Depositary Units see "—Procedure for Tendering" beginning on page 33. In accordance with the Deposit Agreement governing the NGT Depositary Units, a transfer of NGT Depositary Units, including in connection with a tender for exchange pursuant to this Offer, may be made in only in denominations of 50 or an integral multiple thereof. If the exchange ratio would result in fractional units of ECT being exchanged, then ECA will pay cash since ECA cannot transfer fractional units.

        If you are a registered NGT Depositary Unitholder and tender your NGT Depositary Units directly to the exchange agent, you will not be obligated to pay any charges or expenses of the exchange agent or any brokerage commissions. If you hold your NGT Depositary Units through a broker or bank, you should consult your institution as to whether or not it will charge you any service fees. Except as set forth in the instructions to the letter of transmittal, transfer taxes on the exchange of NGT Depositary Units pursuant to the Offer will be paid by ECA.

        Pursuant to the NGT Trust Agreement and the depositary arrangement with Bondholder Communications, NGT Depositary Unitholders have the right to receive one zero coupon bond for each 50 NGT Depositary Units they own, thereby separating their units into two distinct securities. As of December 31, 2012, a total of 325 holders of NGT Decoupled Units owned, in aggregate, a total of 2,327,950 NGT Decoupled Units.

        ECA's obligation to exchange ECT Common Units for up to 3,197,385 NGT Depositary Units pursuant to the Offer is subject to several conditions referred to below under "—Conditions of the Offer," including the registration statement condition, the NYSE listing condition and the ECT trading price condition. ECA expressly reserves the right, in its reasonable discretion, subject to the applicable rules and regulations of the SEC, not to accept for payment any NGT Depositary Units if, at the Expiration Date, any of the conditions to the Offer have not been satisfied.

        Pursuant to Exchange Act Rule 14d-5, Section 3819(a) of the Delaware Statutory Trust Act and NGT's trust and deposit agreements, ECA is asking NGT for its list of NGT Depositary Unitholders and security position listings to communicate with you and to distribute ECA's Offer to you. Upon compliance by NGT with this request, this prospectus, the related letter of transmittal and other relevant materials will be delivered to record holders of NGT Depositary Units and to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on NGT's holder list or, if applicable, who are listed as participants in a clearing agency's security position listing, so that they can in turn send these materials to beneficial owners of NGT Depositary Units.

Extension, Termination and Amendment

        ECA expressly reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer remains open, and ECA can do so by giving oral or written notice of such extension to the exchange agent. If ECA decides to so extend the Offer, it will make an announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. ECA is not making any undertaking or commitment that ECA will exercise its right to extend the Offer, although ECA currently intends to do so until all conditions have been satisfied or waived. During any such extension, all NGT Depositary Units previously tendered and not withdrawn will remain subject to the Offer, subject to your right to withdraw your NGT Depositary Units. You should read the discussion under "—Withdrawal Rights" for more details.

        To the extent legally permissible, ECA also reserves the right, in its reasonable discretion, at any time or from time to time:

  •
  to extend, for any reason, the period of time during which the Offer is open;

  •
  to delay acceptance for, or exchange of, any NGT Depositary Units pursuant to the Offer, or to terminate the Offer and not accept or exchange any NGT Depositary Units not previously accepted or exchanged, upon the failure of any of the conditions of the Offer to be satisfied prior to the Expiration Date; and

  •
  to waive any condition or otherwise amend the Offer in any respect.

        ECA may terminate the Offer and not exchange any NGT Depositary Units that may have been previously tendered if completion of the Offer is illegal or if a governmental authority has commenced or threatened legal action related to the Offer. To the extent an Offer condition has not been satisfied and ECA elects to proceed with the Offer without asserting or waiving such condition, such condition will be deemed waived. Furthermore, if ECA elects to proceed with and complete the Offer, any conditions to the Offer, other than any of those of which may be dependent upon the receipt of government approvals, will be satisfied or waived prior to the Expiration Date of the Offer.

        If ECA makes a material change in the terms of the Offer or the information concerning the Offer or if ECA waives a material condition of the Offer, ECA will disseminate additional tender offer materials and extend the Offer if and to the extent required by Rules 14d-4(d)(1), 14d-6(c) and 14e-1 under the Exchange Act. The minimum period during which an offer must remain open following material changes in the terms of the Offer or information concerning the Offer, other than a change in price or a change in percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the terms or information changes. ECA understands that in the SEC's view, an offer should remain open for a minimum of five business days from the date the material change is first published, sent or given to unitholders, and with respect to a change in price or a change in percentage of securities sought, a minimum ten business day period generally is required to allow for adequate dissemination to unitholders and investor response. If, on or before the Expiration Date, ECA increases the consideration being paid for NGT Depositary Units accepted for payment in the Offer or the consideration being sought, such change will apply to all NGT Depositary Unitholders whose NGT Depositary Units are accepted for exchange pursuant to ECA's Offer, whether or not such NGT Depositary Units were tendered before the announcement of the increase in consideration. If at the time notice of that change is first published, sent or given to you, the Offer is scheduled to expire at any time earlier than the tenth business day from and including the date that such notice is first so published, sent or given, ECA will extend the Offer until the expiration of that 10 business day period. For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

        ECA will effect any extension, termination, amendment or delay by giving oral or written notice to the exchange agent and by making a public announcement as promptly as practicable thereafter. In the case of an extension, any such announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Subject to applicable law (including Rules 14d-4(c) and 14d-6(d) under the Exchange Act, which require that any material change in the information published, sent or given to NGT Depositary Unitholders in connection with the Offer be promptly disseminated to NGT Depositary Unitholders in a manner reasonably designed to inform them of such change) and without limiting the manner in which ECA may choose to make any public announcement, ECA assumes no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a press release in accordance with applicable NYSE requirements.

Exchange of NGT Depositary Units; Delivery of ECT Common Units

        Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), ECA will accept for exchange, and will exchange, NGT Depositary Units validly tendered and not properly withdrawn promptly after the Expiration Date. In addition, subject to applicable rules of the SEC, ECA expressly reserves the right to delay acceptance for, or the exchange of, NGT Depositary Units in order to secure governmental regulatory approvals. In all cases, exchange of NGT Depositary Units tendered and accepted for exchange pursuant to the Offer will be made only after timely receipt by the exchange agent of certificates for those NGT Depositary Units, a properly completed and duly executed letter of transmittal or, in the case of a book-entry transfer, an "agent's message" as described below, and any other required documents. The term "agent's message" means a message, transmitted by DTC to and received by the depositary of NGT and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment from the participant in DTC tendering the NGT Depositary Units that are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the letter of transmittal and that ECA may enforce such agreement against such participant. In accordance with the Deposit Agreement governing the NGT Depositary Units, a transfer of NGT Depositary Units, including in connection with a tender for exchange pursuant to this Offer, may be made in only in denominations of 50 or an integral multiple thereof. If the exchange ratio would result in fractional units of ECT being exchanged, then ECA will pay cash since ECA cannot transfer fractional units.

NGT Decoupled Trust Units

        The Amended and Restated Trust Agreement prohibits the transfer of NGT Decoupled Trust Units. In order to participate in the Offer, holders of NGT Decoupled Trust Units must redeposit their NGT Decoupled Trust Units with the depositary in accordance with the Deposit Agreement and tender their NGT Depositary Units as set forth in the Offer to Exchange and the related Letter of Transmittal before the expiration of the Offer. The Deposit Agreement requires that redeposits be made only in denominations of 50 or an integral multiple of 50 and that redeposits must be accompanied by Treasury Obligations in a face amount of $20 for each NGT Decoupled Trust Unit redeposited, which is $1,000 face amount of Treasury Obligations for each 50 trust units to be redeposited. The Treasury Obligations must be identical to the withdrawn Treasury Obligations. The CUSIP number for the Treasury Obligations, which mature May 15, 2013, is 912833KA7.

Withdrawal Rights

        You, or your broker, dealer or similar person holding your NGT Depositary Units on your behalf and pursuant to your instructions, can withdraw tendered NGT Depositary Units at any time until the

Offer has expired and, if ECA has not agreed to accept your NGT Depositary Units for exchange by the Expiration Date, you can withdraw them at any time after such date until ECA accepts NGT Depositary Units for exchange.

        For your withdrawal to be effective, the exchange agent must receive from you, or your broker, dealer or similar person holding your NGT Depositary Units on your behalf, a written notice of withdrawal at its address set forth on the back cover of this prospectus. Your notice must include your name, address, social security number, the certificate number(s), the number of NGT Depositary Units be withdrawn and the name of the registered holder, if it is different from that of the person who tendered those NGT Depositary Units.

        A financial institution must guarantee all signatures on the notice of withdrawal. Most banks, savings and loan associations and brokerage houses are able to effect these signature guarantees for you. The financial institution must be a participant in the Securities Transfer Agents Medallion Program, referred to as an "eligible institution," unless the NGT Depositary Units to be withdrawn were tendered for the account of any eligible institution.

        If certificates have been delivered or otherwise identified to the exchange agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the NGT Depositary Units withdrawn must also be furnished to the exchange agent, as stated above, prior to the physical release of such certificates.

        ECA will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal in its reasonable discretion, and its decision will be final and binding. Notwithstanding ECA's findings, persons who tender are not foreclosed from litigating disputes under federal securities laws in federal court. Persons tendering may challenge ECA's findings and determinations in a court of competent jurisdiction. None of ECA, ECT, the ECT Trustee, the exchange agent, the information agent, any dealer manager or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification. Any NGT Depositary Units properly withdrawn will be deemed not to have been validly tendered for purposes of the Offer. However, you may re-tender withdrawn NGT Depositary Units by following one of the procedures discussed under the sections entitled "—Procedure for Tendering" or "—Guaranteed Delivery" at any time prior to the Expiration Date.

Procedure for Tendering

        If your NGT Depositary Units are held of record by a broker, dealer or other similar person on your behalf, such person will contact you as to whether you want to tender the NGT Depositary Units you beneficially own in the Offer. You must instruct such person to tender the NGT Depositary Units it holds on your behalf by delivering to it an instruction letter that it will deliver to you. To validly tender NGT Depositary Units pursuant to the Offer, you, or a broker, dealer or any other similar person holding of record NGT Depositary Units on your behalf, either (a) a properly completed and duly executed letter of transmittal along with any required signature guarantees and any other required documents or, in the case of a book-entry transfer, an "agent's message" as described below, must be received by the exchange agent at one of its addresses set forth on the back cover of this prospectus, and certificates for tendered NGT Depositary Units must be received by the exchange agent at such address before the Expiration Date, or (b) you, or a broker, dealer or other similar person holding of record NGT Depositary Units on your behalf, must comply with the guaranteed delivery procedure set forth below under "—Guaranteed Delivery." The term "agent's message" means a message, transmitted by DTC to and received by the depositary of NGT and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment from the participant in DTC tendering the NGT Depositary Units that are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the letter of transmittal and that ECA may enforce such agreement against such participant.

        Signatures on all letters of transmittal must be guaranteed by an eligible institution, except in cases in which NGT Depositary Units are tendered either by a registered holder of NGT Depositary Units who has not completed the box entitled "Special Issuance Instructions" on the letter of transmittal or for the account of an eligible institution.

        If the certificates for NGT Depositary Units are registered in the name of a person other than the person who signs the letter of transmittal, or if certificates for unexchanged NGT Depositary Units are to be issued to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate unit powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or unit powers guaranteed in the manner ECA has described above.

        THE METHOD OF DELIVERY OF NGT DEPOSITARY UNIT CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, ECA RECOMMENDS REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

        TO PREVENT BACKUP FEDERAL INCOME TAX WITHHOLDING, YOU MUST PROVIDE THE EXCHANGE AGENT WITH YOUR CORRECT TAXPAYER IDENTIFICATION NUMBER AND CERTIFY WHETHER YOU ARE SUBJECT TO BACKUP WITHHOLDING OF FEDERAL INCOME TAX BY COMPLETING THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL. SOME NGT DEPOSITARY UNITHOLDERS (INCLUDING, AMONG OTHERS, ALL CORPORATIONS AND SOME FOREIGN INDIVIDUALS) ARE NOT SUBJECT TO THESE BACKUP WITHHOLDING AND REPORTING REQUIREMENTS. IN ORDER FOR A FOREIGN INDIVIDUAL TO QUALIFY AS AN EXEMPT RECIPIENT, THE NGT DEPOSITARY UNITHOLDER MUST SUBMIT A FORM W-8BEN, SIGNED UNDER PENALTIES OF PERJURY, ATTESTING TO THAT INDIVIDUAL'S EXEMPT STATUS. IN ADDITION, TO PREVENT WITHHOLDING UNDER SECTION 1445 OF THE CODE AND THE TREASURY OBLIGATIONS THEREUNDER, YOU MUST CERTIFY THAT YOU ARE NOT A FOREIGN PERSON BY COMPLETING THE CERTIFICATE IN THE LETTER OF TRANSMITTAL.

Guaranteed Delivery

        If you, or a broker, dealer or other person holding of record NGT Depositary Units on your behalf and at your direction, wish to tender NGT Depositary Units pursuant to the Offer and certificates representing such NGT Depositary Units are not immediately available or cannot be delivered along with any of the other required documents to the exchange agent prior to the Expiration Date, such NGT Depositary Units may nevertheless be tendered, as long as all of the following conditions are satisfied:

  •
  you or a broker, dealer or other person holding of record NGT Depositary Units on your behalf and at your direction make such tender by or through an eligible institution;

  •
  a properly completed and duly executed notice of guaranteed delivery, substantially in the form set forth in the letter of transmittal, is received by the exchange agent as provided below on or prior to the Expiration Date; and

  •
  the certificates for all tendered NGT Depositary Units, in proper form for transfer, together with a properly completed and duly executed letter of transmittal with any required signature guarantees and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the Expiration Date.

        You may deliver the notice of guaranteed delivery by hand, facsimile transmission or mail to the exchange agent. The notice must include a guarantee by an eligible institution in the form set forth in the notice.

        In all cases, ECA will exchange NGT Depositary Units tendered and accepted for exchange pursuant to the Offer only after timely receipt by the exchange agent of certificates for NGT Depositary Units, properly completed and duly executed letter(s) of transmittal and any other required documents.

        By executing a letter of transmittal as set forth above, you irrevocably appoint ECA's designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your NGT Depositary Units tendered and accepted for exchange by ECA and with respect to any and all other NGT Depositary Units and other securities issued or issuable in respect of the NGT Depositary Units on or after the Expiration Date. That appointment is effective, and voting rights will be affected, when and only to the extent that ECA deposits with the exchange agent ECT Common Units for NGT Depositary Units accepted for exchange by ECA in the Offer. All such proxies shall be considered coupled with an interest in the tendered NGT Depositary Units and therefore shall not be revocable. Upon the effectiveness of such appointment, all prior proxies that you have given will be revoked, and you may not give any subsequent proxies (and, if given, they will not be deemed effective). ECA's designees will, with respect to the NGT Depositary Units for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of NGT Depositary Unitholders or otherwise. ECA reserves the right to require that, in order for NGT Depositary Units to be deemed validly tendered, immediately upon the exchange of such NGT Depositary Units, ECA must be able to exercise full voting rights with respect to such NGT Depositary Units.

        The tender of NGT Depositary Units pursuant to any of the procedures described above will constitute a binding agreement between ECA and you upon the terms and subject to the conditions of the Offer.

Matters Concerning Validity and Eligibility

        ECA will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of NGT Depositary Units, in its reasonable discretion, and its determination shall be final and binding. Notwithstanding ECA's findings, persons who tender are not foreclosed from litigating disputes under federal securities laws in federal court. Persons tendering may challenge ECA's findings and determinations in a court of competent jurisdiction. ECA reserves the absolute right to reject any and all tenders of NGT Depositary Units that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful. Thus, if you tender NGT Depositary Units other than in denominations of 50 or an integral multiple thereof, you will be in violation of the Deposit Agreement. ECA also reserves the absolute right to waive any defect or irregularity in the tender of any NGT Depositary Units. No tender of NGT Depositary Units will be deemed to have been validly made until all defects and irregularities in tenders of NGT Depositary Units have been cured or waived. None of the ECA, ECT, the ECT Trustee, the exchange agent, the information agent, any dealer manager nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any NGT Depositary Units or will incur any liability for failure to give any such notification. ECA's interpretation of the terms and conditions of the Offer (including the letter of transmittal and instructions thereto) will be final and binding. Notwithstanding ECA's findings, persons who tender are not foreclosed from litigating disputes under federal securities laws in federal court. Persons tendering may challenge ECA's findings and determinations in a court of competent jurisdiction.

        IF YOU HAVE ANY QUESTIONS ABOUT THE PROCEDURE FOR TENDERING NGT DEPOSITARY UNITS, PLEASE CONTACT THE INFORMATION AGENT AT ITS ADDRESSES AND TELEPHONE NUMBERS SET FORTH ON THE BACK COVER OF THIS PROSPECTUS.

Conditions of the Offer

        There is no minimum tender condition and no financing condition to ECA's obligation to exchange the ECT Common Units for NGT Depositary Units validly tendered to ECA pursuant to the Offer. Notwithstanding any other provision of the Offer, ECA will not be required to accept for exchange or exchange any NGT Depositary Units, may postpone the acceptance for, or exchange of, tendered NGT Depositary Units, and may, in ECA's reasonable discretion, terminate or amend the Offer as to any NGT Depositary Units not then exchanged if at the Expiration Date, any of the following conditions has not been satisfied or, in the case of the ECT trading price condition, waived:

  •
  registration statement condition—the registration statement of which this prospectus is a part shall have become effective under the Securities Act, no stop order suspending the effectiveness of the registration statement shall have been issued, no proceedings for that purpose shall have been initiated or threatened by the SEC, and ECA and ECT shall have received all necessary state securities law or "blue sky" authorizations;

  •
  NYSE listing condition—the ECT Common Units shall have been approved for listing on the NYSE; and

  •
  ECT trading price condition—the 10-day volume weighted average trading price of ECT Common Units on the NYSE ending on the Expiration Date is at or above $17.50.

        The satisfaction or existence of any of the conditions to the Offer will be determined by ECA in its reasonable discretion. These conditions are for ECA's sole benefit and may be asserted by ECA regardless of the circumstances giving rise to any of these conditions or may be waived (to the extent legally permissible) by ECA in whole or in part at any time and from time to time as described above in its reasonable discretion. The failure by ECA at any time to exercise any of these rights shall not be deemed a waiver of any of these rights; the waiver of any of these rights with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each of these rights shall be deemed an ongoing right as described above that may be asserted at any time and from time to time up until expiration of the Offer. To the extent an Offer condition has not been satisfied and ECA elects to proceed with the Offer without asserting or waiving such condition, such condition will be deemed waived. Furthermore, if ECA elects to proceed with and complete the Offer, any conditions to the Offer, other than any of those of which may be dependent upon the receipt of government approvals, will be satisfied or waived prior to the Expiration Date of the Offer. Any determination by ECA concerning the events described in this section will be final and binding on all parties. Notwithstanding ECA's findings, persons who tender are not foreclosed from litigating disputes under federal securities laws in federal court. Persons tendering may challenge ECA's findings and determinations in a court of competent jurisdiction.

Announcement of Results of the Offer

        ECA will announce the final results of the Offer, including whether all of the conditions to the Offer have been fulfilled or, in the case of the ECT trading price condition, waived and whether ECA will accept the tendered NGT Depositary Units for exchange, no later than four NYSE trading days after the Expiration Date. The announcement will be made by a press release in accordance with applicable NYSE requirements.

Taxation

        Please see "Material Federal Income Tax Consequences" beginning on page 56 for a discussion of the material federal income tax consequences of the Offer.

No Dissenters' Rights

        The Delaware Statutory Trust Act does not provide for dissenters' rights with respect to Delaware statutory trusts except to the extent such rights are contractually given in the governing instruments of the statutory trust. The NGT Trust Agreement does not provide any such rights to the NGT Depositary Unitholders. As a consequence, dissenters' rights are not available in the Offer.

        ECA has no plans to take any further action with respect to NGT following the Offer. ECA will not take any action to cause any transaction to force any NGT Depositary Unitholder to exchange NGT Depositary Units even if ECA acquires a majority of the NGT Depositary Units. After the Offer, NGT will continue to be a Delaware statutory trust and will remain bound by the terms of the NGT Trust Agreement.

Effect of the Offer on the Market for NGT Depositary Units; NYSE Listing; Registration Under the Exchange Act; Margin Regulations

Effect of the Offer on the Market for the NGT Depositary Units

        According to NGT's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, there were 289 holders of record of NGT Depositary Units as of February 28, 2012. The acceptance of NGT Depositary Units pursuant to the Offer will reduce the number of NGT Depositary Unitholders and the number of NGT Depositary Units that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining NGT Depositary Units held by the public. If the NGT Depositary Units were delisted, the extent of the public market for NGT Depositary Units and the availability of quotations reported in the over-the-counter market would depend upon the number of NGT Depositary Unitholders holding NGT Depositary Units, the aggregate market value of the NGT Depositary Units remaining at such time, the interest of maintaining a market in the NGT Depositary Units on the part of any securities firms and other factors.

NYSE Listing

        The NGT Depositary Units are traded on the NYSE. In the event that a substantial number but not all of the NGT Depositary Units are tendered to and accepted by ECA for exchange in the Offer, the total number of NGT Depositary Units held by individual holders could be greatly reduced. As a result, the closing of the Offer could adversely affect the liquidity and could also adversely affect the market value of the remaining NGT Depositary Units held by the public. Subject to the rules of the NYSE, the NGT Depositary Units may be delisted from the NYSE. If the NGT Depositary Units were to be delisted, they would be expected to trade in the over-the-counter market, which could have an adverse effect on their liquidity and potentially on their market value, although any such effect on their market value is unlikely to be significant in light of the relatively predictable distributions expected to occur in connection with the termination of NGT in 2013.

Registration Under Exchange Act

        Based upon NGT's public filings with the SEC, ECA believes that NGT is currently registered under the Exchange Act. This registration may be terminated upon application by NGT to the SEC if NGT Depositary Units are not listed on a "national securities exchange" and there are fewer than 300 record holders. Termination of registration would substantially reduce the information required to be furnished by NGT to NGT Depositary Unitholders and to the SEC, and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b), the requirement of furnishing a proxy statement in connection with trust unitholders' meetings and the requirements of Exchange Act Rule 13e-3 with respect to "going private" transactions, no longer applicable to NGT Depositary Units. However, NGT has indicated its intention to continue to voluntarily make such filings until termination of NGT. In addition, persons holding "restricted securities" of NGT may be deprived of the ability to dispose of these securities pursuant to Rule 144 under the Securities Act.

Margin Regulations

        The NGT Depositary Units currently constitute a "margin security" under the regulations of the Board of Governors of the Federal Reserve System, or Federal Reserve Board, which has the effect, among other things, of allowing brokers to extend credit on the collateral of the NGT Depositary Units. Depending upon factors similar to those described above regarding listing and market quotations, it is possible that, following the Offer, NGT Depositary Units might no longer constitute "margin securities" for purposes of the margin regulations of the Federal Reserve Board, in which event such NGT Depositary Units could no longer be used as collateral for loans made by brokers.

Certain Legal Matters; Regulatory Approvals

General

        ECA is not aware of any governmental license or regulatory permit that appears to be material to NGT that might be adversely affected by ECA's acquisition of NGT Depositary Units pursuant to the Offer or, except as described below, of any approval or other action by any government or governmental administrative or regulatory authority or agency, domestic or foreign, that would be required for ECA's acquisition or ownership of NGT Depositary Units pursuant to the Offer. Should any of these approvals or other actions be required, ECA currently contemplates that these approvals or other actions will be sought. See "—Conditions of the Offer."

State Takeover Statutes

        A number of states have adopted laws and regulations that purport to be applicable to attempts to acquire securities of corporations that are incorporated, or have substantial assets, shareholders, principal executive offices or principal places of business, or whose business operations otherwise have substantial economic effects, in such states. ECA is not aware of any such state laws that apply to trusts such as NGT.

        ECA believes that NGT has unitholders in a number of states throughout the United States, some of which have enacted takeover laws. Except as described in this prospectus, ECA has not attempted to comply with any state takeover statutes in connection with the Offer. Should any person seek to apply any state takeover law, ECA will take such action as then appears desirable, which may include challenging the validity or applicability of any such statute in appropriate court proceedings. In the event it is asserted that one or more state takeover laws is applicable to the Offer and an appropriate court does not determine that it is inapplicable or invalid as applied to the Offer, ECA might be required to file certain information with, or receive approvals from, the relevant state authorities. In addition, if enjoined, ECA might be unable to accept for exchange any NGT Depositary Units tendered pursuant to the Offer or be delayed in continuing or consummating the Offer. In this case, ECA may not be obligated to accept for exchange any NGT Depositary Units tendered.

ECA's Relationships with NGT and ECT

        ECA was the sponsor of each of NGT and ECT. ECA and The Bank of New York Mellon Trust Company, N.A., as trustee, are parties to the Amended and Restated Trust Agreements for each of NGT and ECT, and are also parties to the various agreements entered into in connection with the formation of each of NGT and ECT, including those described below. After the Offer, ECA and The Bank of New York Mellon Trust Company, N.A., as trustee, will remain parties to such agreements. ECA could elect in the future to engage The Bank of New York Mellon Trust Company, N.A. or an affiliate in a trustee capacity or in a different capacity than that of trustee. ECA has not had any discussions or negotiations with The Bank of New York Mellon Trust Company, N.A. or any affiliate regarding any such matter.

        ECA operates and after the Offer will continue to operate the underlying properties burdened by the net profits interests held by NGT and by the Royalty Interests held by ECT. In addition, on January 10, 2013, ECA purchased the perpetual net profits interest that NGT was required to sell pursuant to NGT's Trust Agreement. The sale price was approximately $5.9 million, which resulted in net cash proceeds of approximately $5.65 million to NGT after deduction of expenses, or approximately $0.95 per trust unit. ECA also holds a right of first refusal to purchase the portion of the assets of ECT that ECT will be required to sell in connection with its termination in 2030.

        Certain officers and directors of ECA own ECT Common Units and NGT Depositary Units. To ECA's knowledge, after reasonable inquiry, none of ECA's directors, officers, nor any of their respective associates, or affiliates or subsidiaries has effected any transaction in securities of NGT during the past 60 days.

        Among other agreements, ECA and ECT are counterparties to an Administrative Services Agreement, a Development Agreement and a Registration Rights Agreement entered into in connection with the formation of ECT. The Administrative Services Agreement obligates ECT to pay ECA each quarter an administrative services fee for accounting, bookkeeping and informational services to be performed by ECA on behalf of ECT relating to the Royalty Interests. Pursuant to the Development Agreement, although ECA has already completed its drilling obligation, ECA remains obligated to operate the underlying properties as would a reasonably prudent operator. For a description of the Administrative Services Agreement and the Development Agreement, please read "ECA Marcellus Trust I—Administrative Services Agreement" and "—Development Agreement."

        ECA is not an "affiliate" of NGT as defined in Rule 13e-3(a)(1) of the Exchange Act. Rule 13e-3(a)(1) defines an "affiliate" of the issuer as "a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such issuer." While ECA's predecessor was integral to the formation and establishment of NGT and ECA does owe contractual obligations to NGT as stated above, it has little or no ability to assert any control over NGT and therefore is not an affiliate.

        The Offer is being made solely by ECA. ECT is not offering to exchange or otherwise dispose of any ECT Common Units in the Offer. None of ECT, the ECT Trustee, NGT or the NGT Trustee has any economic interest in the Offer. Pursuant to the Registration Rights Agreement, an affiliate of ECA required the ECT Trustee to execute the registration statement of which this prospectus is a part. The ECT Trustee has had no other involvement with the Offer, which is made solely by ECA. For a description of the Registration Rights Agreement, please read "Registration Rights."

Source and Amount of Funds

        ECA estimates that the total amount of cash required to complete the transactions contemplated by the Offer, excluding the amount of brokerage commissions, but including the payment of any fees, expenses and other related amounts incurred in connection with the transactions, including cash in lieu of fractional ECT Common Units, and expenses of the NGT Trustee, the depositary of NGT and the ECT Trustee will be approximately $0.5 million.

        ECA expects to have sufficient funds to complete the transactions contemplated by the Offer and to pay fees, expenses and other related amounts from ECA's cash on hand.

Fees and Expenses

        ECA has retained D.F. King & Co., Inc. as information agent and American Stock Transfer & Trust Company, LLC as exchange agent in connection with the Offer. The information agent may contact NGT Depositary Unitholders by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominees to forward material relating to the Offer to beneficial owners of NGT Depositary Units. ECA will pay the information agent and exchange agent reasonable and customary compensation for their services in addition to reimbursing the information agent and exchange agent for their reasonable out-of-pocket expenses. ECA agreed to indemnify the information agent and exchange agent against certain liabilities and expenses in connection with the Offer, including certain liabilities under the U.S. federal securities laws. In addition, ECA will pay brokers a fee of $0.50 per NGT Depositary Unit for NGT Depositary Unitholders that elect to accept the exchange consideration.

        Except as set forth above, ECA will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of shares pursuant to the Offer. ECA will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding Offer materials to their customers.

        ECA estimates that the costs and expenses to be incurred in connection with the Offer, excluding the costs of any brokerage commissions, will be approximately:

Estimated Amount
SEC Registration Fee	$9,498
Legal Fees	$250,000
Accounting Fees	$50,000
Printing Costs	$25,000
Solicitation Expenses	$20,000
Exchange Agent Fees	$25,000
Miscellaneous Expenses	$120,502

Total	$500,000

        ECA will pay the costs and expenses incurred in connection with the Offer. Please see "—Source and Amount of Funds" for a description of the source of funds used to cover the costs and expenses of the Offer.

Accounting Treatment

        ECT and NGT will continue to be distinct entities, and there will be no changes in the accounting systems of ECT or NGT solely as a result of the Offer. Neither ECT nor NGT will incur any accounting charges or gains as a result of the Offer.

Stock Exchange Listing

        ECT Common Units are listed on the NYSE under the symbol "ECT".

ECT'S DISTRIBUTION POLICY

        ECA completed its drilling obligation to ECT during the fourth quarter of 2011. Consequently, the ECT Subordinated Units automatically converted into ECT Common Units on a one-for-one basis and ECA's right to receive incentive distributions and to recoup the costs associated with floor price contracts that were transferred to ECT terminated on December 31, 2012. The last cash distribution supported by the ECT Subordinated Units will be the cash distribution payable with respect to the proceeds for the fourth quarter of 2012, which the ECT Trustee expects to be paid on or about March 1, 2013. Beginning with the cash distribution payable with respect to the first quarter of 2013, all ECT trust units will share in all cash distributions on a pro rata basis. As a result of the conversion of the ECT Subordinated Units, ECT has 17,605,000 ECT Common Units outstanding.

        ECT makes quarterly cash distributions of substantially all of its cash receipts, after deducting its administrative expenses and the costs incurred as a result of being a publicly traded entity and reserves therefore, on or about 60 days following the completion of each quarter through (and including) the quarter ending March 31, 2030 (the "ECT Termination Date"). The first quarterly distribution was made on August 31, 2010 to record unitholders as of August 16, 2010.

        The amount of ECT's revenues and cash distributions to its unitholders will depend on:

  •
  the timing of production from wells;

  •
  natural gas prices received;

  •
  the volume and Btu rating of natural gas produced and sold;

  •
  post-production costs and any applicable taxes;

  •
  the receipt of proceeds from the floor price contracts which are effective through March 2014; and

  •
  administrative expenses of ECT and expenses incurred as a result of being a publicly traded entity, and any changes in amounts reserved for such expenses.

        The amount of the quarterly distributions will fluctuate from quarter to quarter, depending on the proceeds received by the trust, among other factors. There is no minimum required distribution.

        Pursuant to IRC Section 1446, withholding tax on income effectively connected to a United States trade or business allocated to foreign partners should be made at the highest marginal rate. Under Section 1441, withholding tax on fixed, determinable, annual, periodic income from United States sources allocated to foreign partners should be made at 30% of gross income unless the rate is reduced by treaty. This prospectus is intended to be a qualified notice by ECT to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b), and while specific relief is not specified for Section 1441 income, this disclosure is intended to suffice. Nominees and brokers should withhold at the highest marginal rate, currently 39.6% for individuals, on the distribution made to foreign partners.

        At the ECT Termination Date, 50% of each of the PDP Royalty Interest and the PUD Royalty Interest will revert automatically to ECA. The remaining 50% of each of the PDP Royalty Interest and the PUD Royalty Interest will be sold, and the net proceeds therefrom will be distributed pro rata to the unitholders soon after the ECT Termination Date. ECA has a right of first refusal to purchase the remaining 50% of the Royalty Interests at the ECT Termination Date. Because payments to ECT will be generated by depleting assets and ECT has a finite life with the production from the Underlying Properties diminishing over time, a portion of each distribution will represent a return of the original investment in ECT Common Units.

        The ECT Trustee can authorize the trust to borrow money to pay ECT's administrative or incidental expenses that exceed cash held by the trust. The ECT Trustee may authorize the trust to borrow from it as a lender provided the terms of the loan are fair to the ECT Common Unitholders. The ECT Trustee may also deposit funds awaiting distribution in an account with itself, if the interest paid to ECT at least equals amounts paid by the ECT Trustee on similar deposits, and make other short-term investments with the funds distributed to ECT. The ECT Trustee may also hold funds awaiting distribution in a non-interest bearing account.

        ECT is responsible for paying all legal, accounting, tax advisory, engineering, printing costs and other administrative and out-of-pocket expenses incurred by or at the direction of the ECT Trustee or the Delaware trustee. ECT is also responsible for paying other expenses incurred as a result of being a publicly traded entity, including costs associated with annual and quarterly reports to unitholders, tax return and Schedule K-1 preparation and distribution, independent auditor fees and registrar and exchange agent fees.

 ECT AND NGT MARKET PRICE AND DISTRIBUTION MATTERS

NGT's Market Price History

        NGT Depositary Units are currently traded on NYSE under the ticker symbol "NGT." The high and low prices and distributions paid during the last two fiscal years and the interim period were as follows:

	Unit Price(1)		Distributions Per NGT Depositary Unit
	High	Low
March 31, 2013 (through February 12, 2013)	$20.91	$20.05	—	(3)
December 31, 2012(2)	$21.34	$20.01	—	(3)
September 30 2012	$22.06	$21.05	$0.1330
June 30, 2012	$22.49	$20.00	$0.1352
March 31, 2012	$23.43	$22.00	$0.1457
December 31, 2011	$23.99	$22.46	$0.1597
September 30, 2011	$23.59	$22.69	$0.2427
June 30, 2011	$24.00	$22.85	$0.2689
March 31, 2011	$24.34	$22.75	$0.1784

(1)
Trading price is for NGT Depositary Units only. There is no trading for NGT Decoupled Trust Units.

(2)
Distributions for the fiscal quarter ended December 31, 2012 have not yet been declared or paid.

(3)
Distributable income, if any, attributable to these periods will be distributed as part of the final distribution of NGT, which is expected to be made in August 2013.

        On February 12, 2013, which was the last full trading day for which information is available prior to the date of this prospectus and the most recent practicable date prior to the mailing of this prospectus, the per trust unit closing price of NGT Depositary Units was $20.74 per share.

ECT's Market Price History

        The ECT Common Units are traded on the NYSE under the ticker symbol "ECT." The high and low prices and distributions paid during the last two fiscal years and the interim period were as follows:

	Unit Price
			Distributions Per Common Unit
	High	Low
March 31, 2013 (through February 12, 2013)	$19.17	$15.25	—
December 31, 2012	$21.45	$14.87	$0.682	(1)
September 30, 2012	$22.34	$18.25	$0.624
June 30, 2012	$21.98	$15.68	$0.602
March 31, 2012	$26.94	$19.16	$0.574
December 31, 2011	$28.01	$22.05	$0.594
September 30, 2011	$28.47	$22.50	$0.630
June 30, 2011	$32.32	$23.26	$0.631
March 31, 2011	$32.92	$25.50	$0.524

(1)
Distributions for the fiscal quarter ended December 31, 2012 were announced on February 5, 2013. NGT Depositary Unitholders participating in the Offer will not be entitled to participate in the distribution with respect to the quarter ended December 31, 2012.

        On February 12, 2013, which was the last full trading day for which information is available prior to the date of this prospectus and the most recent practicable date prior to the mailing of this prospectus, the per common unit closing price of ECT Common Units was $18.77 per share.

        ECA encourages you to obtain current market quotations for NGT Depositary Units and the ECT Common Units.

        For a description of ECT's distribution policy, see "ECT's Distribution Policy."

 DESCRIPTION OF ECT COMMON UNITS

The ECT Common Units

        Each ECT Common Unit is a unit of beneficial interest in ECT and is entitled to receive cash distributions from ECT on a pro rata basis. Each ECT Common Unitholder has the same rights regarding the ECT Common Units as every other ECT Common Unitholder. ECT has 17,605,000 trust units outstanding, all of which consist of ECT Common Units. The units offered hereby consist wholly of ECT Common Units.

Distributions and Income Computations

        Cash distributions to ECT Common Unitholders are made from available funds at the trust for each calendar quarter. Production payments due to ECT with respect to any calendar quarter are accrued based on estimated production volumes attributable to the trust's properties during such quarter (as measured at ECA metering systems) and market prices for such volumes. ECA makes a payment to ECT equal to such accrued amounts within 30 days of the end of such calendar quarter. After receipt of such payment, the ECT Trustee determines for such calendar quarter the amount of funds available for distribution to the ECT Common Unitholders. Available funds are the excess cash, if any, received by ECT over its expenses for that quarter. Available funds are reduced by any cash the ECT Trustee decides to hold as a reserve against future liabilities. Any difference between the payment made by ECA to ECT with respect to a calendar quarter and the actual cash production payments relative to ECT's properties received by ECA is netted against future payments by ECA to ECT.

        Commencing December 31, 2012, the amount of available funds for distribution each quarter is payable to ECT Common Unitholders of record on or about the 45th day following the end of such calendar quarter or such later date as the ECT Trustee determines is required to comply with legal or stock exchange requirements. The ECT Trustee distributes cash on or about the 60th day (or the next succeeding business day following such day if such day is not a business day) following such calendar quarter to each person who was an ECT Common Unitholder of record on the quarterly record date.

        Unless otherwise advised by counsel or the Internal Revenue Service, the ECT Trustee treats the income and expenses of ECT for each month as belonging to the ECT Common Unitholders of record on the first business day of the month.

Transfer of ECT Common Units

        ECT Common Unitholders may transfer their units in accordance with the ECT Trust Agreement. The ECT Trustee does not require either the transferor or transferee to pay a service charge for any transfer of an ECT Common Unit. The ECT Trustee may require payment of any tax or other governmental charge imposed for an ECT transfer. The ECT Trustee may treat the owner of any ECT Common Unit as shown by its records as the owner of the ECT Common Unit. The ECT Trustee will not be considered to know about any claim or demand on an ECT Common Unit by any party except the record owner. A person who acquires an ECT Common Unit after any quarterly record date is not entitled to the distribution relating to that quarterly record date. Delaware law governs all matters affecting the title, ownership or transfer of ECT Common Units.

Periodic Reports

        The ECT Trustee files all required trust federal and state income tax and information returns. The ECT Trustee prepares and mails to ECT Common Unitholders a Schedule K-1 that ECT Common Unitholders need to correctly report their share of the income and deductions of ECT. The ECT Trustee also causes to be prepared and filed reports required to be filed under the Exchange Act, and by the rules of any securities exchange or quotation system on which the ECT Common Units are listed or admitted to trading.

        Each ECT Common Unitholder and its representatives may examine, for any proper purpose, during reasonable business hours, the records of ECT.

Liability of ECT Common Unitholders

        Under the Delaware Statutory Trust Act, ECT Common Unitholders are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware. No assurance can be given, however, that the courts in jurisdictions outside of Delaware will give effect to such limitation.

Voting Rights of ECT Common Unitholders

        The ECT Trustee or ECT Common Unitholders owning at least 10% of the outstanding ECT Common Units may call meetings of ECT Common Unitholders. ECT is responsible for all costs associated with calling a meeting of ECT Common Unitholders unless such meeting is called by the unitholders, in which case the unitholders will be responsible for all costs associated with calling such meeting of unitholders. Meetings must be held in such location as is designated by the ECT Trustee in the notice of such meeting. The ECT Trustee must send written notice of the time and place of the meeting and the matters to be acted upon to all of the ECT Common Unitholders at least 20 days and not more than 60 days before the meeting. ECT Common Unitholders representing a majority of ECT Common Units outstanding must be present or represented to have a quorum. Each ECT Common Unitholder is entitled to one vote for each ECT Common Unit owned.

        Unless otherwise required by the ECT Trust Agreement, a matter may be approved or disapproved by the vote of a majority of ECT Common Units held by the unitholders at a meeting where there is a quorum. Such action will be valid, even if a majority of the total outstanding ECT Common Units did not approve it. The affirmative vote of the holders of a majority of the outstanding ECT Common Units is required to:

  •
  dissolve the trust (except in accordance with its terms);

  •
  remove the ECT Trustee or the Delaware trustee;

  •
  amend the ECT Trust Agreement, the royalty conveyances, the Administrative Services Agreement, the Development Agreement, the Royalty Interest Lien and the hedge agreements (except with respect to certain matters that do not adversely affect the right of ECT's unitholders in any material respect);

  •
  merge or consolidate ECT with or into another entity; or

  •
  approve the sale of all or any material part of the assets of ECT;

except that if any of the matters listed above (except removal of the ECT Trustee or the Delaware trustee) would result in a materially disproportionate benefit to ECA or its affiliates compared to other owners of ECT Common Units, the affirmative vote of the holders of a majority of ECT Common Units, excluding those ECT Common Units owned by ECA and its affiliates, is required.

        In addition, certain amendments to the ECT Trust Agreement may be made by the ECT Trustee without approval of the ECT Common Unitholders. The ECT Trustee must consent before all or any part of ECT's assets can be sold except in connection with the dissolution of ECT or limited sales directed by ECA in conjunction with its sale of the Underlying Properties.

 Comparison of ECT Common Units and Common Stock

        ECT Common Unitholders have more limited voting rights than those of stockholders of most public corporations. For example, there is no requirement for annual meetings of ECT Common Unitholders or for annual or other periodic re-election of the ECT Trustee.

        Unitholders should also be aware of the following ways in which an investment in ECT Common Units is different from an investment in common stock of a corporation.

	ECT Common Units	Common stock
Voting	The ECT Trust Agreement provides voting rights to ECT unitholders to remove and replace (but not elect) the ECT Trustee and to approve or disapprove major ECT transactions.	Corporate statutes provide voting rights to stockholders of the corporation to elect directors and to approve or disapprove major corporate transactions.
Income Tax	ECT is not subject to federal income tax; ECT Common Unitholders are subject to income tax on their allocable share of trust income, gain, loss and deduction.	Corporations are taxed on their income, and their stockholders are taxed on dividends.
Distributions	Substantially all trust revenue is distributed to ECT Common Unitholders.	Stockholders receive dividends at the discretion of the board of directors.
Business and Assets	The business of ECT is limited to specific assets with a finite economic life.	A corporation conducts an active business for an unlimited term and can reinvest its earnings and raise additional capital to expand.
Fiduciary Duties

To the extent provided in the ECT Trust Agreement, the ECT Trustee has limited its fiduciary duties as permitted by the Delaware Statutory Trust Act so that it will be liable to unitholders only for fraud, gross negligence or acts or omissions constituting bad faith.

Officers and directors have a fiduciary duty of loyalty to stockholders and a duty to use due care in management and administration of a corporation.

 Comparison of ECT Common Units and NGT Depositary Units

        Unitholders should also be aware of the following ways in which an investment in ECT Common Units is different from an investment in NGT Depositary Units.

	ECT Common Units	NGT Depositary Units
Income Tax	ECT is not subject to federal income tax; ECT Common Unitholders are subject to income tax on their allocable share of trust income, gain, loss and deduction. ECT unitholders will receive a Schedule K-1 to assist with the preparation of income tax returns.	NGT is not subject to federal income tax. NGT Depositary Unitholders are subject to income tax on their allocable share of trust income, gain, loss and deduction. NGT Depositary Unitholders will receive a Form 1099 to assist with the preparation of income tax returns.
Distributions	Substantially all trust revenue is distributed to ECT Common Unitholders.	Substantially all trust revenue is distributed to NGT Depositary Unitholders.
Termination Date	ECT begins to liquidate and wind down on March 31, 2030.	NGT begins to liquidate and wind down on May 15, 2013.
Liquidation Value	The liquidation value of ECT will be the value of the perpetual net profits interest distributed pro-rata among ECT unitholders.

ECA estimates that the per trust unit liquidation value will be approximately $20.95 in cash, consisting of a zero-coupon bond valued at $20.00 per NGT Depositary Unit and $0.95 per NGT Depositary Unit attributable to the approximate pro rata share of the net proceeds from the sale of the perpetual net profits interest but not including their pro rata share of revenues attributable to the term net profits interest for the period beginning October 1, 2012 through May 15, 2013, less any costs and expenses or reserves of ECT during such period.

12 Month Volume Weighted Average Trading Price/Actual Annual Cash Distribution Yield as a Percentage of 12 Month Volume Weighted Average Trading Price(1)	$19.03/12.58%	$21.22/2.70%
(1)
As of February 12, 2013, actual annual distribution yield as a percentage of 12 month volume weighted average trading price was calculated based on total distributions attributable to the 12 month period beginning at the start of the fourth quarter of 2011 and ending at the end of the third quarter of 2012.

REGISTRATION RIGHTS

        In connection with the formation of ECT, ECT entered into a registration rights agreement for the benefit of ECA, John Mork and certain of his affiliates in connection with ECA's conveyance to ECT of the PDP Royalty Interest and the PUD Royalty Interest. In the registration rights agreement, ECT agreed, for the benefit of ECA, John Mork and certain of his affiliates and any of their transferees (each, a "holder"), to register ECT Common Units held by any of them. Specifically, ECT agreed:

  •
  to use its reasonable best efforts to file a registration statement, including, if so requested, a shelf registration statement, with the SEC as promptly as practicable following receipt of a notice requesting the filing of a registration statement from holders representing a majority of the then outstanding registrable ECT Common Units;

  •
  to use its reasonable best efforts to cause the registration statement or shelf registration statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof; and

  •
  to continuously maintain the effectiveness of the registration statement under the Securities Act for 90 days (or continuously if a shelf registration statement is requested) after the effectiveness thereof or until the ECT Common Units covered by the registration statement have been sold pursuant to such registration statement or until all registrable ECT Common Units:

  •
  have been sold pursuant to Rule 144 under the Securities Act if the transferee thereof does not receive "restricted securities;"

  •
  have been sold in a private transaction in which the transferor's rights under the registration rights agreement are not assigned to the transferee of the ECT Common Units; or

  •
  become eligible for resale pursuant to Rule 144 (or any similar rule then in effect under the Securities Act).

        ECA, John Mork and certain of his affiliates had the right to require the trust to file no more than three registration statements in aggregate. ECA exercised its right to demand registration of an offering in early 2011. Julie Mork exercised her right with respect to the registration statement to which this prospectus relates. The last demand was exercised by John Mork with respect to the Concurrent Registration Statement (as defined below).

        ECT is not offering to issue, exchange or otherwise dispose of any ECT Common Units in the Offer. None of ECT, the ECT Trustee, NGT or the NGT Trustee has any economic interest in the Offer. ECT's participation in this Offer arises only out of contractual obligations it owes ECA pursuant to the registration rights agreement. Furthermore, the ECT Trustee played no role in initiating, structuring or negotiating the Offer. The ECT Trustee participated in drafting the registration statement to which this prospectus relates but only insofar as it was obligated to use its best efforts to file a registration statement and cause it to be declared effective upon demand pursuant to the registration rights agreement. Other than in connection with the preparation of the registration statement to which this prospectus relates, ECT is not acting together with ECA. Although ECT Common Units are being used by ECA as the exchange currency and represent the consideration ECA is willing to pay for the NGT Depositary Units, all of the ECT Common Units are currently held by ECA, and ECT has no role in obtaining financing in connection with the Offer. ECT has no control over ECA and did not form ECA nor cause it to be formed. Finally, ECT will not own any NGT Depositary Units and will not own any of the assets of NGT as a result of the exchange offer. Moreover, under the prompt payment rule in Rule 14e-1(c) of the Exchange Act, ECT does not have any liability to tendering NGT Depositary Unitholders, and it has no obligation to deliver any securities. Those obligations and liabilities are ECA's alone. ECT has no liability in connection with the Offer other than its liability with respect to the registration statement and prospectus under the

Securities Act. As a result, ECA is the appropriate party to be named as a bidder and offeror, and ECT is not required to be named as a co-bidder together with ECA in filing the Schedule TO related to this Offer. ECA does not believe adding ECT as a bidder on the Schedule TO would be meaningful to tendering NGT Depositary Unitholders and would not advance the regulatory objectives found in Regulation 14D or 14E under the Exchange Act.

        In connection with the preparation and filing of any registration statement, ECA will bear all costs and expenses incidental to any registration statement, excluding certain internal expenses of ECT, which will be borne by ECT, and any underwriting discounts and commissions, which will be borne by the seller of the ECT Common Units.

        Concurrently with the Offer and the filing by ECA and ECT of the registration statement on Form S-4 to which this prospectus relates, ECT is filing a registration statement on Form S-3 (the "Concurrent Registration Statement") with the SEC to register the potential offer and sale by ECA and/or certain of its directors, officers and affiliates in one or more offerings up to 4,549,962 ECT Common Units. If the Offer is fully subscribed, ECA will not have any ECT Common Units to offer for sale pursuant to the Concurrent Registration Statement, although certain of its directors, officers and affiliates may have ECT Common Units that may be sold pursuant to the Concurrent Registration Statement. However, any ECT Common Units not exchanged in the Offer may be sold pursuant to the Concurrent Registration Statement.

        ECT's filing of the Concurrent Registration Statement is being made by a separate filing and is not part of the Offer to which this prospectus relates. The purpose of the filing of the Concurrent Registration Statement is to provide ECA and/or certain of its directors, officers and affiliates with the opportunity to sell its ECT Common Units in an underwritten offering.

 ECA MARCELLUS TRUST I

Description of the Trust Agreement

        ECT was created under Delaware law to acquire and hold the Royalty Interests for the benefit of its unitholders pursuant to an agreement between ECA, the ECT Trustee and the Delaware trustee. The Royalty Interests are passive in nature and neither the trust nor the ECT Trustee has any control over or responsibility for the operation of the underlying properties or the costs thereof. After satisfaction of its drilling commitment with respect to the PUD wells in the fourth quarter of 2011, neither ECA nor other operators of the underlying properties have any contractual commitments to the trust to provide additional funding or to conduct further drilling on or to maintain their ownership interest in any of these properties.

        The ECT Trust Agreement provides that the trust's business activities are limited to owning the Royalty Interests and any activity reasonably related to such ownership, including activities required or permitted by the terms of the conveyances related to the Royalty Interests and the natural gas hedging contracts relating to approximately 50% of ECT's estimated royalty production for a term ending March 31, 2014. As a result, ECT is not permitted to acquire other oil and gas properties or royalty interests. ECT is not able to issue any additional ECT Common Units.

        Amendment of the ECT Trust Agreement generally requires a vote of holders of a majority of the outstanding ECT Common Units, except that amendments that would result in a materially disproportionate benefit to ECA or its affiliates compared to other owners of ECT Common Units require a vote of the holders of a majority of the outstanding ECT Common Units, excluding those ECT Common Units owned by ECA or its affiliates. However, no amendment may:

  •
  increase the power of the ECT Trustee or Delaware trustee to engage in business or investment activities;

  •
  alter the rights of the ECT Common Unitholders as among themselves; or

  •
  permit the ECT Trustee to distribute the Royalty Interests in kind.

        Certain amendments to the ECT Trust Agreement do not require the vote of the ECT Common Unitholders. The ECT Trustee may, without approval of the ECT Common Unitholders, from time to time supplement or amend the ECT Trust Agreement in order to cure any ambiguity or to correct or supplement any defective or inconsistent provisions provided such supplement or amendment is not adverse to the interest of the ECT Common Unitholders. The business and affairs of ECT are managed by the ECT Trustee. Although ECA operates all of the Producing Wells and the PUD Wells, ECA has no ability to manage or influence the management of ECT.

Assets of ECT

        The assets of ECT consist of the Royalty Interests, natural gas hedging contracts, the Administrative Services Agreement, the Development Agreement, and any cash and temporary investments being held for the payment of expenses and liabilities and for distribution to the trust unitholders. For a description of the Administrative Services Agreement and the Development Agreement, please read "—Administrative Services Agreement" and "—Development Agreement."

Duties and Powers of the ECT Trustee

        The duties of the ECT Trustee are specified in the ECT Trust Agreement and by the laws of the State of Delaware, except as modified by the ECT Trust Agreement. The principal duties of the ECT Trustee consist of:

  •
  collecting cash attributable to the Royalty Interests;

  •
  paying expenses, charges and obligations of ECT from the trust's assets;

  •
  making cash distributions to the ECT Common Unitholders;

  •
  causing to be prepared and distributed a Schedule K-1 for each unitholder and preparing and filing tax returns on behalf of ECT; and

  •
  causing to be prepared and filed reports required to be filed under the Exchange Act and by the rules of any securities exchange or quotation system on which the ECT Common Units are listed or admitted to trading.

        If a trust liability is contingent or uncertain in amount or not yet currently due and payable, the ECT Trustee may create a cash reserve to pay for the liability. If the ECT Trustee determines that the cash on hand and the cash to be received are insufficient to cover the trust's liability, the ECT Trustee may borrow funds required to pay the liabilities. The ECT Trustee may borrow the funds from any person, including itself or its affiliates. The terms of such indebtedness, if funds were loaned by the entity serving as the ECT Trustee or the Delaware trustee, would be similar to the terms which such entity would grant to a similarly situated commercial customer with whom it did not have a fiduciary relationship, and such entity shall be entitled to enforce its rights with respect to any such indebtedness as if it were not then serving as the ECT Trustee or the Delaware trustee. If the ECT Trustee borrows funds, ECT Common Unitholders will not receive distributions until the borrowed funds are repaid.

        Each quarter, the ECT Trustee pays trust obligations and expenses and distributes to the trust unitholders the remaining proceeds received from the Royalty Interests. The cash held by the ECT Trustee as a reserve against future liabilities must be invested in:

  •
  interest bearing obligations of the United States government;

  •
  money market funds that invest only in United States government securities;

  •
  repurchase agreements secured by interest-bearing obligations of the United States government;

  •
  bank certificates of deposit; or

  •
  cash held for distribution at the next distribution date may be held in a non-interest-bearing account.

        ECT may not acquire any asset except the Royalty Interests, the natural gas hedging contracts, cash and temporary cash investments, and it may not engage in any investment activity except investing cash on hand.

        ECT may merge or consolidate with or into one or more limited partnerships, general partnerships, corporations, business trusts, limited liability companies, or associations or unincorporated businesses if such transaction is agreed to by the ECT Trustee and by the affirmative vote of the holders of a majority of the outstanding trust units (or by the holders of a majority of the ECT Common Units, excluding those ECT Common Units owned by ECA and its affiliates, if such transaction would result in a materially disproportionate benefit to ECA or its affiliates compared to other owners of ECT Common Units) and such transaction is permitted under the Delaware Statutory Trust Act and any other applicable law.

        The ECT Trustee may sell the Royalty Interests under any of the following circumstances:

  •
  the sale is requested by ECA in accordance with the provisions of the ECT Trust Agreement; or

  •
  the holders representing a majority of the outstanding trust units approving the sale (or by the holders of a majority of the ECT Common Units, excluding those ECT Common Units owned by ECA and its affiliates, if such transaction would result in a materially disproportionate benefit to ECA or its affiliates compared to other owners of ECT Common Units).

        Upon dissolution of ECT the ECT Trustee must sell the Royalty Interests. No trust unitholder approval is required in this event.

        The ECT Trustee distributes the net proceeds from any sale of the Royalty Interests and other assets to the trust unitholders.

        The ECT Trustee may amend or supplement the ECT Trust Agreement, the conveyances, the hedge agreements, the Development Agreement, the administrative services agreement, dated July 7, 2010, between ECA and the ECT Trustee (the "Administrative Services Agreement"), the registration rights agreement, dated July 7, 2010, by and among ECT, ECA and certain ECA affiliates (the "Registration Rights Agreement"), and the royalty interest lien, dated July 7, 2010, between ECA and the ECT Trustee (the "Royalty Interest Lien"), without the approval of the trust unitholders, to cure ambiguities, to correct or supplement defective or inconsistent provisions, to grant any benefit to all ECT unitholders, or to change the name of ECT, as long as any such supplement or amendment does not adversely affect the interest of ECT unitholders. Furthermore, the ECT Trustee, acting alone, may amend the Administrative Services Agreement without the approval of ECT unitholders if such amendment would not increase the cost or expense of ECT or create an adverse economic impact on the ECT unitholders. All other permitted amendments may only be made by the affirmative vote of a majority of ECT units (or by the holders of a majority of the ECT Common Units, excluding those ECT Common Units owned by ECA and its affiliates, if such transaction would result in a materially disproportionate benefit to ECA or its affiliates compared to other owners of ECT Common Units).

Responsibility and Liability of the ECT Trustee

        The duties and liabilities of the ECT Trustee are set forth in the ECT Trust Agreement. The ECT Trust Agreement provides that (i) the ECT Trustee shall not have any duties or liabilities, including fiduciary duties, except as expressly set forth in the ECT Trust Agreement, and (ii) the duties and liabilities of the ECT Trustee as set forth in the ECT Trust Agreement replace any other duties and liabilities, including fiduciary duties, to which the ECT Trustee might otherwise be subject. The ECT Trust Agreement, however, provides that the Trustee may:

  •
  charge for its services as ECT Trustee;

  •
  retain funds to pay for future expenses and deposit them with one or more banks or financial institutions (which may include the ECT Trustee to the extent permitted by law);

  •
  lend funds at commercial rates to the trust to pay the trust's expenses; and

  •
  seek reimbursement from the trust for its out-of-pocket expenses.

        The ECT Trustee does not make business decisions affecting the assets of ECT. Substantially all of the ECT Trustee's functions under the ECT Trust Agreement are ministerial in nature. In discharging its duty to ECT Common Unitholders, the ECT Trustee may act in its discretion and will be liable to ECT Common Unitholders only for fraud, gross negligence or acts or omissions constituting bad faith. The ECT Trustee will not be liable for any act or omission of its agents or employees unless the ECT Trustee acted with fraud, in bad faith or with gross negligence in their selection and retention. The ECT Trustee will be indemnified individually or as the ECT Trustee for any liability or cost that it incurs in the administration of ECT, except in cases of fraud, gross negligence or bad faith. The ECT Trustee has a lien on the assets of ECT as security for this indemnification and its compensation earned as the ECT Trustee.

Liabilities of ECT

        Because the trust does not conduct an active business and the ECT Trustee has little power to incur obligations, the trust only incurs liabilities for routine administrative expenses, such as the ECT Trustee's fees and accounting, engineering, legal, tax advisory and other professional fees.

Fees and Expenses

        The trust pays all legal, accounting, tax advisory, engineering, printing and other administrative and out-of-pocket expenses incurred by or at the direction of the ECT Trustee or the Delaware trustee. The trust also pays other expenses incurred as a result of it being a publicly traded entity, including costs associated with annual and quarterly reports to unitholders, tax returns and Schedule K-1 preparation and distribution, independent auditor fees and registrar and transfer agent fees.

        The Administrative Services Agreement provides that ECT is obligated, throughout the term of ECT, to pay to ECA each quarter an administrative services fee for accounting, bookkeeping and informational services relating to the Royalty Interests. The annual fee, payable in equal quarterly installments, totals $60,000 per year.

Duration of ECT; Sale of Royalty Interests

        ECT will remain in existence until the ECT Termination Date, which is March 31, 2030. However, the trust will dissolve prior to the ECT Termination Date if:

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  it sells all of the Royalty Interests;

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  gross proceeds attributable to the Royalty Interests are less than $1.5 million for any four consecutive quarters;

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  the holders of a majority of the outstanding ECT Common Units vote in favor of dissolution; or

  •
  it is judicially dissolved.

        The ECT Trustee would then sell all of ECT's assets, either by private sale or public auction, and distribute the net proceeds of the sale to trust unitholders.

ECA's Right of First Refusal

        On July 7, 2010, ECA and a group of private investors conveyed to ECT the Royalty Interests which entitle ECT to receive, in the aggregate, 45% of the proceeds from the sale of production of natural gas attributable to the PDP Royalty Interest and a perpetual royalty interest entitling the trust to receive an additional 25% of the proceeds from the sale of production of natural gas attributable to the PUD Royalty Interest in exchange for, in the case of ECA, 3,087,371 ECT Common Units and 4,401,250 ECT Subordinated Units, and in the case of the private investors, 1,313,879 ECT Common Units. The PDP Royalty Interest and the PUD Royalty Interest are collectively referred to as the "Perpetual Royalties."

        ECA has a right of first refusal to purchase the Perpetual Royalties at the ECT Termination Date. This right of first refusal provides that the ECT Trustee will use commercially reasonable efforts to retain a third-party advisor to market the Perpetual Royalties within 30 business days of the ECT Termination Date. If the ECT Trustee receives a bid from a proposed purchaser other than ECA and wants to sell all or part of the Perpetual Royalties, it will be required to give notice (the "ECA Offer Notice") to ECA, identifying the proposed purchaser and setting forth the proposed sale price, payment terms and other material terms under which the ECT Trustee is proposing to sell. ECA would then have 30 days from receipt of the ECA Offer Notice to elect, by notice to the ECT Trustee, to purchase the subject properties offered for sale on the terms and conditions set forth in the ECA Offer

Notice. If ECA makes such election, the proposed purchaser would be entitled to receive reimbursement of its reasonable and documented expenses incurred in connection with its review and analysis of the subject properties and bid preparation. ECA and the trust would share equally the cost of reimbursement to the proposed purchaser.

        If ECA does not give notice within the 15-day period following the Offer Notice, the ECT Trustee may sell such properties to the identified purchaser on terms and conditions that are substantially the same as those previously set forth in such Offer Notice.

        If, after a reasonable marketing period, no bid is received on any or all of the Perpetual Royalties from any party other than ECA, then ECA shall obtain, at ECT's expense, and deliver to the ECT Trustee, a fairness opinion from a nationally-recognized valuation firm with expertise in fairness opinions stating that the proposed sale price to be paid by ECA to ECT for the properties is fair to ECT.

Dispute Resolution

        Any dispute, controversy or claim that may arise between ECA and the ECT Trustee relating to the trust will be submitted to binding arbitration before a panel of three arbitrators.

Compensation of the ECT Trustee and the Delaware Trustee

        The ECT Trustee's and the Delaware trustee's compensation is paid out of ECT's assets. See "—Fees and Expenses."

Tax Matters

        Trust unitholders are treated as partners of ECT for U.S. federal income tax purposes. The ECT Trust Agreement contains tax provisions that generally allocate the trust's income, gain, loss, deduction and credit among the trust unitholders in accordance with their percentage interests in the trust. The ECT Trust Agreement also sets forth the tax accounting principles to be applied by the trust. See "Material Federal Income Tax Consequences" beginning on page 56.

Miscellaneous

        The ECT Trustee may consult with counsel, accountants, tax advisors, geologists and engineers and other parties that the ECT Trustee believes to be qualified as experts on the matters for which advice is sought. The ECT Trustee will be protected for any action that it takes in good faith reliance upon the opinion of the expert.

        The Delaware trustee and the ECT Trustee may resign at any time or be removed with or without cause at any time by a vote of not less than a majority of the outstanding trust units. Any successor must be a bank or trust company meeting certain requirements including having combined capital, surplus and undivided profits of at least $20 million, in the case of the Delaware trustee, and $100 million, in the case of the ECT Trustee.

        The principal offices of the ECT Trustee are located at 919 Congress Avenue, Suite 500, Austin, Texas 78701, and its telephone number is 1-800-852-1422.

Administrative Services Agreement

        In connection with the closing of the ECT initial public offering on July 7, 2010, ECT entered into an Administrative Services Agreement with ECA that obligates ECT to pay ECA each quarter an administrative services fee for accounting, bookkeeping and informational services to be performed by ECA on behalf of ECT relating to the Royalty Interests. The annual fee, payable in equal quarterly installments, totals $60,000. Pursuant to the terms of the Administrative Services Agreement, after completing ECA's drilling obligation, subject to certain restrictions, ECA and the ECT Trustee each may terminate the provisions of the Administrative Services Agreement relating to the provision by ECA of administrative services at any time following delivery of notice no less than 90 days prior to the date of termination.

Development Agreement

        The Development Agreement originally obligated ECA to drill all of the PUD Wells by March 31, 2014. ECA has completed its drilling obligation.

        ECA was obligated to bear all costs of completing the PUD Wells that reasonably appeared to ECA to be capable of producing gas in quantities sufficient to pay completion, equipping and operating costs. In making such decisions, ECA was required to act as a reasonably prudent operator in the AMI under the same or similar circumstances as it would act if it were acting with respect to its own properties, disregarding the existence of the Royalty Interests as burdens affecting such property.

        Pursuant to the Development Agreement, ECA covenanted and agreed not to drill and complete, and cannot permit any other person within its control to drill and complete, any well in the Marcellus Shale formation on lease acreage included within the AMI for its own account until such time as ECA has met its commitment to drill the PUD Wells. Because ECA has completed its drilling obligation, the ECT Trustee has released the Drilling Support Lien in full as required by the Development Agreement. Pursuant to the Development Agreement, upon the ECT Trustee's release of the Drilling Support Lien, ECA is prohibited from drilling and completing, and from permitting any other person within its control to drill and complete, any well on the lease acreage that will have a perforated segment that will be within 500 feet of any perforated interval of a PUD Well or Producing Well in the Marcellus Shale formation.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        This section is a discussion of the material U.S. federal income tax consequences of the Offer, as well as the material U.S. federal income tax considerations that are applicable to owning ECT Common Units received in the Offer. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), existing and proposed Treasury regulations promulgated under the Internal Revenue Code (the "Treasury Regulations") and current administrative rulings and court decisions, all of which are subject to change. Future changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.

        The following discussion does not address all U.S. federal income tax matters affecting NGT Depositary Unitholders, ECT or ECT unitholders. Moreover, the discussion focuses on NGT Depositary Unitholders who exchange their NGT Depositary Units for ECT Common Units in the Offer who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, nonresident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, non-U.S. persons, taxpayers subject to the alternative minimum tax, individual retirement accounts (IRAs), employee benefit plans, real estate investment trusts (REITs) or mutual funds. Accordingly, ECT encourages you to consult, and depend on, your own tax advisor in analyzing the federal, state, local and foreign tax consequences particular to you from the Offer and the ownership or disposition of ECT Common Units.

        If an entity that is classified for U.S. federal income tax purposes as a partnership exchanges its NGT Depositary Units in the Offer, the tax treatment of a member of the entity will depend upon the status of the member and the activities of the entity. ECT encourages any entity that is classified for U.S. federal income tax purposes as a partnership and that intends to exchange its NGT Depositary Units in the Offer, and the members of such an entity, to consult their own tax advisors about the U.S. federal income tax considerations of purchasing, owning, and disposing of ECT Common Units.

        No ruling has been or will be requested from the Internal Revenue Service (the "IRS") regarding the tax consequences of the Offer or any matter affecting NGT Depositary Unitholders, ECT or ECT unitholders. Instead, ECT is relying on opinions of Vinson & Elkins L.L.P. Unlike a ruling, an opinion of counsel represents only that counsel's best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the ECT Common Units and the prices at which ECT Common Units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to ECT Common Unitholders, and thus will be borne indirectly by ECT Common Unitholders. Furthermore, the tax treatment of ECT, or of an investment in ECT, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

        All statements as to matters of law and legal conclusions, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Vinson & Elkins L.L.P. and are based on the accuracy of the representations made by ECA and ECT.

        For the reasons described below, Vinson & Elkins L.L.P. has not rendered an opinion with respect to the following specific U.S. federal income tax issues: (1) whether any gain recognized from the exchange of NGT Depositary Units that is allocated to the NGT Term NPI is ordinary or capital under the original issue discount rules (please read "—Federal Income Tax Consequences of the Offer—NGT Depositary Unitholders"); (2) the treatment of an ECT Common Unitholder whose ECT Common Units are loaned to a short seller to cover a short sale of ECT Common Units (please read "—Tax Consequences of ECT Common Unit Ownership—Treatment of Short Sales"); (3) whether ECT's monthly convention for allocating taxable income and losses is permitted by existing Treasury

Regulations (please read "—Disposition of ECT Common Units—Allocations Between Transferors and Transferees"); and (4) whether percentage depletion will be available to an ECT Common Unitholder or the extent of the percentage depletion deduction available to any ECT Common Unitholder (please read "—Tax Consequences of ECT Common Unit Ownership—Tax Treatment of the Perpetual Net Profits Interests").

        As used herein, the term "ECT Common Unitholder" means a beneficial owner of ECT Common Units that for U.S. federal income tax purposes is:

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  an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes,

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  a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, a state thereof or the District of Columbia,

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

  •
  a trust if it is subject to the primary supervision of a U.S. court and the control of one or more United States persons (as defined for U.S. federal income tax purposes) or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

        The term "non-U.S. ECT Common Unitholder" means any beneficial owner of an ECT Common Unit (other than an entity that is classified for U.S. federal income tax purposes as a partnership or as a "disregarded entity") that is not an ECT Common Unitholder.

        We strongly urge you to consult with, and rely on, your own tax advisor in analyzing the U.S. federal income tax consequences to you of the Offer as well as the subsequent ownership and disposition of ECT Common Units received in the Offer in light of your own particular circumstances along with any tax consequences arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable treaty.

Federal Income Tax Consequences of the Offer

NGT Depositary Unitholders

        The exchange of NGT Depositary Units for ECT Common Units pursuant to the Offer will be a taxable transaction for U.S. federal income tax purposes. You generally will recognize gain or loss equal to the difference between (i) the fair market value of the ECT Common Units plus any cash received and (ii) your tax basis in the NGT Depositary Units tendered in exchange. If you are not a dealer with respect to your NGT Depositary Units and have held your NGT Depositary Units for more than twelve months, your gain or loss recognized on the exchange will be treated as long-term capital gain or loss, except to the extent of any accrued market discount with respect to the zero coupon bonds and possibly with respect to any gain on the NGT Term NPI, as discussed below. Gain recognized on the exchange may also be subject to the 3.8% Medicare tax (discussed below) in some cases. Capital loss may offset capital gains and net capital loss may offset up to $3,000 of ordinary income per taxable year in the case of individuals.

        NGT has been treated as a grantor trust for U.S. federal income tax purposes, and the following discussion assumes NGT is a grantor trust and not an association taxable as a corporation. As a grantor trust for U.S. federal income tax purposes, NGT is not subject to U.S. federal income tax as an entity separate from its beneficial owners. As a result, each NGT Depositary Unitholder is considered to directly own a proportionate share of NGT's assets and zero coupon bonds as though the depositary trust was not in existence. For U.S. federal income tax purposes, the sale of a NGT Depositary Unit is treated as a sale by the holder of his interest in the assets of NGT and the zero coupon bonds. Thus, each NGT Depositary Unitholder who receives ECT Common Units in exchange for NGT Depositary Units pursuant to the Offer will be treated as selling his interest in the proceeds from the sale of the royalty interest in the legacy assets (the "NGT Royalty NPI Proceeds") (or approximately $5.65 million of undistributed cash), the NGT Term NPI and the zero coupon bonds. The fair market value of the ECT Common Units plus the cash received will be allocated among the NGT Royalty NPI Proceeds (or approximately $5.65 million of undistributed cash), the NGT Term NPI and the zero coupon bonds considered to be owned by NGT Depositary Unitholders in proportion to their respective fair market values. Gain or loss to the NGT Depositary Unitholder resulting from the deemed sale of the NGT Royalty NPI Proceeds, NGT Term NPI and the zero coupon bonds will be determined by the fair market value of the ECT Common Units plus the cash received, allocated to each of the NGT Royalty NPI Proceeds, the NGT Term NPI and the zero coupon bonds less the NGT Depositary Unitholder's adjusted tax basis in each of these assets.

        With respect to the zero coupon bonds, a NGT Depositary Unitholder must treat any gain recognized as ordinary income to the extent of any "accrued market discount." A NGT Depositary Unitholder will have market discount with respect to the zero coupon bonds to the extent the original purchase price for his NGT Depositary Unit that was allocated to the zero coupon bonds is less than the sum of (a) his share of the initial issue price of the zero coupon bonds and (b) his share of original issue discount ("OID") income recognized by prior holders of the zero coupon bonds. "Accrued market discount" is the amount which bears the same ratio to the total market discount as (i) the number of days which the unitholder has held a NGT Depositary Unit bears to (ii) the number of days after the date the unitholder acquired the NGT Depositary Unit up to and including the NGT liquidation date. The method to account for income, gain and loss attributable to the NGT Term NPI is not specified by present Treasury regulations. Instead each taxpayer owning an interest in an instrument like the NGT Term NPI is directed to use any reasonable method to account for such instrument. Thus it is not clear and Vinson & Elkins LLP is unable to opine as to whether any gain or loss with respect to the NGT Depositary Unitholder's interest in the NGT Term NPI is ordinary or capital under the OID rules.

Information Reporting and Backup Withholding

        Proceeds from the exchange of NGT Depositary Units pursuant to the Offer generally will be subject to information reporting and also will be subject to backup withholding at the applicable rate of 28% unless the applicable unitholder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under the backup withholding rules is not an additional tax and may be refunded or credited against a unitholder's U.S. federal income tax liability, so long as the required information is furnished to the IRS.

Classification of ECT as a Partnership

        Although ECT is formed as a statutory trust under Delaware law, ECT's classification for U.S. federal income tax purposes is based on its characteristics rather than its form. Based on such characteristics, it is expected that, as described below, ECT will be treated for U.S. federal and applicable state income tax purposes as a partnership and ECT Common Unitholders will be treated as partners in that partnership.

        An entity treated as a partnership is not a taxable entity and incurs no U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss, deduction and credit of the partnership in computing his U.S. federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable to the partner unless the amount of cash distributed to him is in excess of such partner's adjusted basis in his partnership interest as of the end of the taxable year in which the distribution is made.

        Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to in this discussion as the "Qualifying Income Exception," exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of "qualifying income." Qualifying income includes income and gains derived from the exploration, development, production and marketing of crude oil and natural gas and interest income (other than from a financial business). Other types of qualifying income include gains from the sale of real property and income from certain hedging transactions. ECT anticipates that substantially all of its gross income will be qualifying income. Based upon the factual representations made by ECT and ECA and a review of the applicable legal authorities, Vinson & Elkins L.L.P. is of the opinion that at least 90% of ECT's gross income will constitute qualifying income.

        No ruling has been or will be sought from the IRS and the IRS has made no determination as to ECT's status for U.S. federal income tax purposes or whether ECT's operations generate "qualifying income" under Section 7704 of the Internal Revenue Code. Instead, ECT is relying on the opinion of Vinson & Elkins L.L.P. on such matters. It is the opinion of Vinson & Elkins L.L.P. that, based upon the Internal Revenue Code, Treasury Regulations, published revenue rulings and court decisions and the representations described below, ECT will be classified as a partnership for U.S. federal income tax purposes.

        In rendering its opinion, Vinson & Elkins L.L.P. has relied on factual representations made by ECT and ECA. The representations made by ECT and ECA upon which Vinson & Elkins L.L.P. has relied are:

          (a)   ECT has not, and will not, elect to be treated as a corporation;

          (b)   ECT is, and will be organized and operated in accordance with (i) all applicable trust statutes, including the Delaware Statutory Trust Act, (ii) the Amended and Restated Trust Agreement of ECT, and (iii) the description thereof in this prospectus and the prospectus originally filed by ECT;

          (c)   For each taxable year, more than 90% of ECT's gross income will be income that Vinson & Elkins L.L.P. has opined or will opine is qualifying income within the meaning of Section 7704(d) of the Internal Revenue Code; and

          (d)   Each hedging transaction that ECT treats as resulting in qualifying income will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and will be associated with oil, gas or products thereof that are held or will be held by ECT in activities that Vinson & Elkins L.L.P. has opined or will opine result in qualifying income.

        ECT believes that these representations are true and expects that these representations will continue to be true in the future.

        If ECT fails to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require ECT to make adjustments with respect to ECT's unitholders' allocable share of trust income, gain, loss or deduction or pay other amounts), ECT will be treated as if it had transferred all of its assets, subject to liabilities, to a newly formed corporation on the first day of the year in which ECT fails to meet the Qualifying Income Exception in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in ECT. This deemed contribution and liquidation should be tax-free to ECT Common Unitholders and ECT. Thereafter, ECT would be treated as an association taxable as a corporation for U.S. federal income tax purposes.

        If ECT were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, ECT's items of income, gain, loss and deduction would be reflected only on ECT's tax return rather than being passed through to ECT Common Unitholders, and ECT's net income would be taxed to ECT at corporate rates. In addition, any distribution made to an ECT Common Unitholder would be treated as either taxable dividend income, to the extent of ECT's current or accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of ECT Common Unitholder's tax basis in his ECT Common Units, or taxable capital gain, after ECT Common Unitholder's tax basis in his ECT Common Units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in an ECT Common Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of ECT Common Units.

        The discussion below is based on Vinson & Elkins L.L.P.'s opinion that ECT will be classified as a partnership for U.S. federal income tax purposes.

Partner Status

        ECT Common Unitholders will be treated as partners of ECT for U.S. federal income tax purposes. Also, ECT Common Unitholders whose ECT Common Units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their ECT Common Units will be treated as partners in ECT for U.S. federal income tax purposes.

        A beneficial owner of ECT Common Units whose ECT Common Units have been transferred to a short seller to complete a short sale would appear, as a result, to lose his status as a partner with respect to those ECT Common Units for U.S. federal income tax purposes. Please read "—Tax Consequences of ECT Common Unit Ownership—Treatment of Short Sales." Income, gain, deductions or losses would not appear to be reportable by an ECT Common Unitholder who is not a partner for U.S. federal income tax purposes, and any cash distributions received by an ECT Common Unitholder who is not a partner for U.S. federal income tax purposes would therefore appear to be fully taxable as ordinary income. These ECT Common Unitholders are urged to consult their own tax advisors with respect to their tax considerations related to holding ECT Common Units. The references to "unitholders" in the discussion that follows are to persons who are treated as partners in ECT for U.S. federal income tax purposes.

Tax Classification of the PDP Royalty Interest and the PUD Royalty Interest

        For U.S. federal income tax purposes, the perpetual PDP Royalty Interest and the perpetual PUD Royalty Interest (collectively referred to in the discussion that follows as the "perpetual net profits interests") have the tax characteristics of a mineral royalty interest to the extent, at the time of their creation, each such mineral interest was reasonably expected to have an economic life that corresponds substantially to the economic life of the mineral property or properties burdened thereby. Payments out of production that are received in respect of a mineral interest that constitutes a royalty interest for U.S. federal income tax purposes are taxable under current law as ordinary income subject to an allowance for cost or percentage depletion in respect of such income.

        In contrast, the term PDP Royalty Interest and the term PUD Royalty Interest have the tax characteristics of production payments governed by Section 636 of the Internal Revenue Code to the extent they were not, at the time of their creation, reasonably expected to extend in substantial amounts over the entire productive lives of the mineral property or properties they burden. Payments out of production that are received in respect of a mineral interest that constitutes a production payment for U.S. federal income tax purposes are treated under current law as consisting of a receipt of principal and interest on a nonrecourse debt obligation, with the interest component being taxable as ordinary income.

        In the event that a portion of a single royalty interest terminates by its terms prior to the point in time that the economically productive life of the burdened mineral property is substantially exhausted and the remaining portion continues to burden the property until its economically productive life is substantially exhausted, the U.S. federal income tax characteristics of the royalty interest are determined as if it comprised two separate interests, with the terminating portion being treated as a production payment and the continuing portion being treated as a royalty interest.

        Based on the reserve report described in the prospectus originally filed by ECT and representations made by ECA regarding the expected economic life of the Underlying Properties and the expected duration of the term Royalty Interests and the perpetual net profits interests, the term PDP Royalty Interest will and the term PUD Royalty Interest should be treated as "production payments" under Section 636 of the Internal Revenue Code, and thus as nonrecourse debt instruments of ECA for U.S. federal income tax purposes. The perpetual PDP Royalty Interest will and the perpetual PUD Royalty Interest should be treated as continuing, nonoperating economic interests in the nature of royalties payable out of production from the mineral interests they burden.

        The difference in certainty between the treatment of the term PDP Royalty Interest and the perpetual PDP Royalty Interest, on the one hand, and the term PUD Royalty Interest and the perpetual PUD Royalty Interest, on the other hand, stems from the fact that while the term PDP Royalty Interest and perpetual PDP Royalty Interest are interests in the producing wells (developed wells were drilled and producing prior to the creation of these interests), the term PUD Royalty Interest and perpetual PUD Royalty Interest at the time of grant were interests in undeveloped wells that were to be drilled in the future. The applicable laws are well developed, and directly applicable precedents exist, with regard to the tax treatment of royalty interests in specified developed wells that have been drilled. Although such laws and precedents are applicable in analyzing the tax treatment of royalty interests in proven reserves and undeveloped wells related thereto that will be drilled in the future, the law is less well developed in this area. As a result, the tax treatment of the term PUD Royalty Interest and the perpetual PUD Royalty Interest are not entirely free from doubt. Therefore, the difference in certainty between the treatment of the PDP Royalty Interest and the PUD Royalty Interest set forth in the preceding paragraph and elsewhere in this prospectus reflects the difference in the extent of directly applicable precedential authority.

        Consistent with the foregoing, ECA and ECT treat the perpetual net profits interests as mineral royalty interests for U.S. federal income tax purposes and the term Royalty Interests as debt instruments for U.S. federal income tax purposes subject to the Treasury Regulations applicable to contingent payment debt instruments (the "CPDI regulations"), and ECT has agreed to be bound by ECA's application of the CPDI regulations, including ECA's determination of the rate at which interest is deemed to accrue on such interests. The remainder of this discussion assumes that the term Royalty Interests are treated in accordance with that agreement and ECA's determinations that the perpetual net profits interests are properly treated as mineral royalty interests. No assurance can be given that the IRS will not assert that such interests should be treated differently. Such different treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in ECT Common Units and could require an ECT Common Unitholder to accrue interest income at a rate different than the "comparable yield" described below. Please read "—Tax Consequences of ECT Common Unit Ownership—Tax Treatment of the Term Royalty Interests," and "—Tax Consequences of ECT Common Unit Ownership—Tax Treatment of the Perpetual Net Profits Interests."

 Tax Consequences of ECT Common Unit Ownership

Flow-Through of Taxable Income

        Subject to the discussion below under "—Entry-Level Withholdings" with respect to payments ECT may be required to make on behalf of its unitholders, as a partnership for U.S. federal income tax purposes, ECT is not a taxable entity required to pay any U.S. federal income tax. Instead, each ECT Common Unitholder is required to report on his income tax return his allocable share of ECT's income, gains, losses, deductions and credits without regard to whether ECT makes cash distributions to him. Consequently, ECT may allocate taxable income to an ECT Common Unitholder even if he has not received a cash distribution.

Accounting Method and Taxable Year

        ECT uses the year ending December 31 as its taxable year and the accrual method of accounting for U.S. federal income tax purposes. Each ECT Common Unitholder is required to include in income his share of ECT's income, gain, loss, deduction and credit for ECT's taxable year ending within or with his taxable year. In addition, an ECT Common Unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his ECT Common Units following the close of ECT's taxable year but before the close of his taxable year must include his share of ECT's income, gain, loss, deduction and credit in his taxable income for his taxable year, with the result that he is required to include in income for his taxable year his share of more than twelve months of ECT's income, gain, loss, deduction and credit. Please read "—Disposition of the ECT Common Units—Allocations Between Transferors and Transferees."

Basis of ECT Common Units

        An ECT Common Unitholder's initial tax basis for his ECT Common Units is the amount he paid for the ECT Common Units. That basis will be increased by his share of ECT's income and gain and decreased, but not below zero, by distributions from ECT, by ECT Common Unitholder's share of ECT's losses, if any, by depletion deductions taken by him to the extent such deductions do not exceed his proportionate allocated share of the adjusted tax basis of the perpetual net profits interests, and by his share of ECT's expenditures that are not deductible in computing taxable income and are not required to be capitalized. Please read "—Disposition of the ECT Common Units—Recognition of Gain or Loss."

Allocation of Income, Gain, Loss, Deduction and Credit

        In general, net income and net loss of ECT will be allocated among ECT Common Unitholders in accordance with their percentage interests in ECT.

        Specified items of ECT's income, gain, loss, deduction and credit will be allocated under Section 704(c) of the Internal Revenue Code to account for any difference between the tax basis and fair market value of any property treated as having been contributed to ECT by ECA or certain of its affiliates that existed at the time of such contribution, together, referred to in this discussion as the "Contributed Property." These "Section 704(c) Allocations" are required to eliminate the difference between a partner's "book" capital account, credited with the fair market value of Contributed Property, and the "tax" capital account, credited with the tax basis of Contributed Property, referred to in this discussion as the "Book-Tax Disparity." Finally, although ECT does not expect that its operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of ECT's income and gain will be allocated in an amount and manner sufficient to eliminate the negative balance as quickly as possible.

        An allocation of items of ECT's income, gain, loss, deduction or credit, other than an allocation required by Section 704(c) of the Internal Revenue Code to eliminate the Book-Tax Disparity, will generally be given effect for U.S. federal income tax purposes in determining a unitholder's share of an item of income, gain, loss, deduction or credit only if the allocation has substantial economic effect. In any other case, a unitholder's share of an item will be determined on the basis of his interest in ECT, which will be determined by taking into account all the facts and circumstances, including:

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  his relative contributions to ECT;

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  the interests of all the unitholders in profits and losses;

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  the interest of all the unitholders in cash flow; and

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  the rights of all the unitholders to distributions of capital upon liquidation.

        Vinson & Elkins L.L.P. is of the opinion that, with the exception of the issues described in "Disposition of ECT Common Units—Allocations between transferors and transferees," allocations under the trust agreement will be given effect for U.S. federal income tax purposes in determining an ECT Common Unitholder's share of an item of income, gain, loss, deduction or credit.

Treatment of Trust Distributions

        Distributions by ECT to an ECT Common Unitholder generally will not be taxable to the ECT Common Unitholder for U.S. federal income tax purposes, except to the extent the amount of any such cash distribution exceeds his tax basis in his ECT Common Units immediately before the distribution. ECT's cash distributions in excess of a unitholder's tax basis (if any) generally will be considered to be gain from the sale or exchange of the ECT Common Units, taxable in accordance with the rules described under "—Disposition of ECT Common Units" below.

Tax Treatment of the Term Royalty Interests

        Under the CPDI regulations, ECT generally is required to accrue income on the term Royalty Interests which are treated as production payments, and therefore as nonrecourse debt obligations of ECA for U.S. federal income tax purposes, in the amounts described below.

        The CPDI regulations provide that ECT must accrue an amount of ordinary interest income for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the debt instrument that equals:

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  the product of (i) the adjusted issue price (as defined below) of the debt instrument as of the beginning of the accrual period; and (ii) the comparable yield to maturity (as defined below) of such debt instrument, adjusted for the length of the accrual period;

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  divided by the number of days in the accrual period; and

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  multiplied by the number of days during the accrual period that ECT held the debt instrument.

        The initial "issue price" of the debt instrument represented by each production payment held by ECT was the portion of the first price at which a substantial amount of ECT Common Units were sold to the public, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, that is allocable to the production payment based on the relative fair market value of the production payment to the other assets of ECT. The "adjusted issue price" of such a debt instrument is its initial issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments scheduled to be made with respect to the debt instrument at an earlier time (without regard to the actual amount paid). The term "comparable yield" means the annual yield ECA would have been expected to pay, as of the initial issue date, on a fixed rate debt security with no contingent payments but with terms and conditions otherwise comparable to those of the debt instrument represented by the production payment.

        ECA and ECT take the position that the comparable yield for each debt instrument held by ECT is an annual rate of 10%, compounded semi-annually. The CPDI regulations require and ECA provided to ECT, solely for determining the amount of interest accruals for U.S. federal income tax purposes, a schedule of the projected amounts of payments, which are referred to as projected payments, on the term Royalty Interests treated as debt instruments held by ECT. These payments set forth on the schedule produce a total return on such debt instruments equal to their comparable yield. Amounts treated as interest under the CPDI regulations are treated as original issue discount for all purposes of the Internal Revenue Code.

        As required by the CPDI regulations, for U.S. federal income tax purposes ECT must use the comparable yield and the schedule of projected payments as described above in determining ECT's interest accruals, and the adjustments thereto described below, in respect of the debt instruments held by ECT.

        ECA's determinations of the comparable yield and the projected payment schedule are not binding on the IRS and it could challenge such determinations. If it did so, and if any such challenge were successful, then the amount and timing of interest income accruals of ECT would be different from those reported by ECT or included on previously filed tax returns by the ECT Common Unitholders.

        The comparable yield and the schedule of projected payments were not determined for any purpose other than for the determination for U.S. federal income tax purposes of ECT's interest accruals and adjustments thereof in respect of the debt instruments held by ECT and do not constitute a projection or representation regarding the actual amounts payable to ECT.

        For U.S. federal income tax purposes, ECT is required under the CPDI regulations to use the comparable yield and the projected payment schedule established by ECA in determining interest accruals and adjustments in respect of the production payments. Pursuant to the terms of the conveyance, ECA and ECT have agreed (in the absence of an administrative determination or judicial ruling to the contrary) to be bound by ECA's determination of the comparable yield and projected payment schedule.

        If, during any taxable year, ECT receives actual payments with respect to a debt instrument held by ECT that in the aggregate exceed the total amount of projected payments for that taxable year, ECT will incur a "net positive adjustment" under the CPDI regulations equal to the amount of such excess. ECT will treat a "net positive adjustment" as additional interest income for such taxable year.

        If ECT receives in a taxable year actual payments with respect to a debt instrument held by ECT that in the aggregate are less than the amount of projected payments for that taxable year, ECT will incur a "net negative adjustment" under the CPDI regulations equal to the amount of such deficit. This adjustment will (a) reduce ECT's interest income on the debt instrument held by ECT for that taxable year, and (b) to the extent of any excess after the application of (a) give rise to an ordinary loss to the extent of ECT's interest income on such debt instrument during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any negative adjustment in excess of the amount described in (a) and (b) will be carried forward, as a negative adjustment, to offset future interest income in respect of that debt instrument held by ECT. If either of the term Royalty Interests is not treated as a production payment (and not otherwise as a debt instrument) for U.S. federal income tax purposes, ECT intends to take the position that its basis in the term Royalty Interests is recouped in proportion to the production from the term Royalty Interests.

        Neither ECT nor the ECT Common Unitholders are entitled to claim depletion deductions with respect to the Term Royalty Interests.

Tax Treatment of the Perpetual Net Profits Interests

        The payments received by ECT in respect of the perpetual net profits interests treated as mineral royalty interests for U.S. federal income tax purposes will be treated as ordinary income. ECT Common Unitholders will be entitled to deductions for the greater of either cost depletion or (if otherwise allowable) percentage depletion with respect to such income. Although the Internal Revenue Code requires each ECT Common Unitholder to compute his own depletion allowance and maintain records of his share of the adjusted tax basis of the underlying royalty interest for depletion and other purposes, ECT furnishes each of the ECT Common Unitholders with information relating to this computation for U.S. federal income tax purposes. Each ECT Common Unitholder, however, remains responsible for calculating his own depletion allowance and maintaining records of his share of the adjusted tax basis of the perpetual net profits interests for depletion and other purposes.

        Percentage depletion is generally available with respect to ECT Common Unitholders who qualify under the independent producer exemption contained in Section 613A(c) of the Internal Revenue Code. For this purpose, an independent producer is a person not directly or indirectly involved in the retail sale of oil, natural gas, or derivative products or the operation of a major refinery. Percentage depletion is calculated as an amount generally equal to 15% (and, in the case of marginal production, potentially a higher percentage) of the ECT Common Unitholder's gross income from the depletable property for the taxable year. The percentage depletion deduction with respect to any property is limited to 100% of the taxable income of the ECT Common Unitholder from the property for each taxable year, computed without the depletion allowance. An ECT Common Unitholder that qualifies as an independent producer may deduct percentage depletion only to the extent the ECT Common Unitholder's average daily production of domestic crude oil, or the natural gas equivalent, does not exceed 1,000 barrels. This depletable amount may be allocated between oil and natural gas production, with 6,000 cubic feet of domestic natural gas production regarded as equivalent to one barrel of crude oil. The 1,000-barrel limitation must be allocated among the independent producer and controlled or related persons and family members in proportion to the respective production by such persons during the period in question.

        In addition to the foregoing limitations, the percentage depletion deduction otherwise available is limited to 65% of an ECT Common Unitholder's total taxable income from all sources for the year, computed without the depletion allowance, the deduction for domestic production activities, net operating loss carrybacks, or capital loss carrybacks. Any percentage depletion deduction disallowed because of the 65% limitation may be deducted in the following taxable year if the percentage depletion deduction for such year plus the deduction carryover does not exceed 65% of the ECT Common Unitholder's total taxable income for that year. The carryover period resulting from the 65% net income limitation is unlimited.

        In addition to the limitations on percentage depletion discussed above, President Obama's budget proposal for the fiscal year 2013 proposes to eliminate certain tax preferences applicable to taxpayers engaged in the exploration or production of natural resources. Specifically, the budget proposed to repeal the deduction for percentage depletion with respect to oil and natural gas wells, in which case only cost depletion would be available. It is uncertain whether this or any other legislative proposals will ever be enacted and, if so, when any such proposal would become effective.

        ECT Common Unitholders that do not qualify under the independent producer exemption are generally restricted to depletion deductions based on cost depletion. Cost depletion deductions are calculated by (i) dividing the ECT Common Unitholder's allocated share of the adjusted tax basis in the underlying mineral property by the number of mineral units (barrels of oil and thousand cubic feet of natural gas) remaining as of the beginning of the taxable year and (ii) multiplying the result by the number of mineral units sold within the taxable year. The total amount of deductions based on cost depletion cannot exceed the ECT Common Unitholder's share of the total adjusted tax basis in the property.

        The foregoing discussion of depletion deductions does not purport to be a complete analysis of the complex legislation and Treasury Regulations relating to the availability and calculation of depletion deductions by the ECT Common Unitholders. Further, because depletion is required to be computed separately by each ECT Common Unitholder and not by ECT, no assurance can be given, and counsel is unable to express any opinion, with respect to the availability or extent of percentage depletion deductions to the ECT Common Unitholders for any taxable year. ECT encourages each prospective ECT Common Unitholder to consult his tax advisor to determine whether percentage depletion would be available to him.

Tax Treatment upon Sale of the Perpetual Net Profits Interests at the ECT Termination Date

        The sale of the perpetual net profits interests by ECT at or shortly after the ECT Termination Date will generally give rise to long-term capital gain or loss to the ECT Common Unitholders for U.S. federal income tax purposes, except that any gain will be taxed at ordinary income rates to the extent of depletion deductions that reduced the ECT Common Unitholder's adjusted basis in the perpetual net profits interests. Each ECT Common Unitholder will be responsible for calculating his gain or loss based on the difference between his pro-rata share of the amount realized on the sale by ECT and his adjusted basis in the perpetual net profits interests, and if a gain is realized, the portion thereof taxable as ordinary income by reason of depletion deductions previously claimed by such ECT Common Unitholder. However, ECT intends to furnish each of the ECT Common Unitholders with information relating to this calculation for U.S. federal income tax purposes in connection with the final partnership tax return for ECT.

Tax Treatment of Hedging Income

        Income or loss realized with respect to hedging arrangements entered into by ECT will give rise to ordinary income or loss to the ECT Common Unitholders for U.S. federal income tax purposes. ECT Common Unitholders will not be entitled to depletion deductions with respect to any hedging income.

Limitations on Deductibility of Losses

        It is not anticipated that ECT will generate losses. Nevertheless, should losses result, ECT Common Unitholders must consult their own tax advisors as to the applicability to them of loss limitation rules that could operate to limit the deductibility to an ECT Common Unitholder of his share of ECT's losses such as the basis limitation, the "at risk" rules and the passive loss rules. Special passive loss limitation rules apply with respect to publicly-traded partnerships like ECT.

Limitations on Interest Deductions

        The deductibility of a non-corporate taxpayer's "investment interest expense" is generally limited to the amount of that taxpayer's "net investment income." Investment interest expense includes:

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  interest on indebtedness properly allocable to property held for investment;

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  ECT's interest expense attributed to portfolio income; and

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  the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

        The computation of an ECT Common Unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry an ECT Common Unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or qualified dividend income. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders for purposes of the investment interest deduction limitation. In addition, the ECT Common Unitholder's share of ECT's portfolio income will be treated as investment income.

Entity-Level Withholdings

        If ECT is required or elects under applicable law to pay any federal, state, local or foreign income tax on behalf of any ECT Common Unitholder or any former ECT Common Unitholder, ECT is authorized to pay those taxes from its funds. That payment, if made, will be treated as a distribution of cash to ECT Common Unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, ECT is authorized to treat the payment as a distribution to all current ECT Common Unitholders. ECT is authorized to amend its trust agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of ECT Common Units. Payments by ECT as described above could give rise to an overpayment of tax on behalf of an individual ECT Common Unitholder in which event ECT Common Unitholder would be required to file a claim in order to obtain a credit or refund.

Treatment of Short Sales

        An ECT Common Unitholder whose ECT Common Units are loaned to a "short seller" to cover a short sale of ECT Common Units may be considered as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those ECT Common Units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

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  any of ECT's income, gain, loss, deduction or credit with respect to those ECT Common Units would not be reportable by the ECT Common Unitholder;

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  any cash distributions received by ECT Common Unitholder as to those ECT Common Units would be fully taxable; and

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  all of these distributions would appear to be ordinary income.

        Vinson & Elkins L.L.P. has not rendered an opinion regarding the tax treatment of an ECT Common Unitholder whose ECT Common Units are loaned to a short seller to cover a short sale of ECT Common Units; therefore, ECT Common Unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their ECT Common Units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read "—Disposition of ECT Common Units—Recognition of Gain or Loss."

Alternative Minimum Tax

        Each ECT Common Unitholder will be required to take into account his distributive share of any items of ECT's income, gain, loss, deduction or credit for purposes of the alternative minimum tax. The current minimum tax rate for noncorporate taxpayers is 26% on the first $179,500 of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. Prospective ECT Common Unitholders are urged to consult with their tax advisors as to the impact of an investment in ECT Common Units on their liability for the alternative minimum tax.

Tax Rates

        Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 39.6% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than 12 months) of individuals is 20%. Moreover, these rates are subject to change by new legislation at any time.

        The Health Care and Education Reconciliation Act of 2010 will impose a 3.8% Medicare tax on certain investment income earned by individuals, estates and trusts for taxable years beginning after December 31, 2012. For these purposes, investment income generally includes an ECT Common Unitholder's allocable share of ECT's income and gain realized by an ECT Common Unitholder from a sale of ECT Common Units. In the case of an individual, the tax will be imposed on the lesser of (i) the ECT Common Unitholder's net income from all investments, and (ii) the amount by which the ECT Common Unitholder's adjusted gross income exceeds $250,000 (if the ECT Common Unitholder is married and filing jointly or a surviving spouse), $125,000 (if the ECT Common Unitholder is married and filing separately) or $200,000 (if the ECT Common Unitholder is not married). In the case of an estate or trust, the tax will be imposed on the lesser of (1) the undistributed net investment income of the estate or trust, or (2) the excess of the adjusted gross income of the estate or trust over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

Section 754 Election

        ECT made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS. The election will generally permit ECT to adjust a subsequent ECT Common Unit purchaser's tax basis in ECT's assets ("inside basis") under Section 743(b) of the Internal Revenue Code to reflect his purchase price of ECT Common Units acquired from another ECT Common Unitholder. The Section 743(b) adjustment belongs to the purchaser and not to other ECT Common Unitholders. For purposes of this discussion, an ECT Common Unitholder's inside basis in ECT's assets will be considered to have two components: (1) his share of tax basis in ECT's assets ("common basis") and (2) his Section 743(b) adjustment to that basis.

        A Section 754 election is advantageous if the transferee's tax basis in his units is higher than the units' share of the aggregate tax basis of ECT's assets immediately prior to the transfer. In such a case, as a result of the election, the transferee would have a higher tax basis in his share of ECT's assets for purposes of calculating, among other items, cost depletion deductions on the perpetual net profits interests, and his share of any gain on a sale of ECT's assets would be less. Conversely, a Section 754 election is disadvantageous if the transferee's tax basis in his units is lower than those ECT Common Units' share of the aggregate tax basis of ECT's assets immediately prior to the transfer. Thus, the fair market value of ECT Common Units may be affected either favorably or unfavorably by the election. A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in ECT if it has a substantial built-in loss immediately after the transfer. Generally a built-in loss or a basis reduction is substantial if it exceeds $250,000.

        The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of ECT's assets and other matters. For example, the allocation of the Section 743(b) adjustment among ECT's assets must be made in accordance with the Internal Revenue Code. ECT cannot assure unitholders that the determinations it makes will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in ECT's opinion, the expense of compliance exceed the benefit of the election, ECT may seek permission from the IRS to revoke its Section 754 election. If permission is granted, a subsequent purchaser of ECT Common Units may be allocated more income than he would have been allocated had the election not been revoked.

Initial Tax Basis and Amortization

        The initial tax basis of the portion of the PDP Royalty Interest treated as a royalty interest in minerals (the perpetual PDP Royalty) and the portion treated as a production payment (the term PDP Royalty), and the initial basis of the portion of the PUD Royalty Interest treated as a royalty interest in minerals (the perpetual PUD Royalty) and the portion treated as a production payment (the term PUD Royalty) is effectively equal on a per-unit basis to the portion of the unit price allocated to each based on each such portion's relative fair market value.

        The costs incurred in selling the ECT Common Units (called "syndication expenses") must be capitalized and cannot be deducted currently, ratably or upon ECT's termination. There are uncertainties regarding the classification of costs as organizational expenses, which may be amortized by ECT, and as syndication expenses, which may not be amortized by ECT. The underwriting discounts and commissions ECT incurs are treated as syndication expenses.

Valuation and Tax Basis of ECT's Properties

        The U.S. federal income tax consequences of the ownership and disposition of ECT Common Units will depend in part on ECT's estimates of the relative fair market values, and the initial tax bases, of ECT's assets. Although ECT may from time to time consult with professional appraisers regarding valuation matters, ECT will make many of the relative fair market value estimates itself. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by ECT Common Unitholders might change, and ECT Common Unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of ECT Common Units

Recognition of Gain or Loss

        Gain or loss will be recognized on a sale of ECT Common Units equal to the difference between the amount realized and the ECT Common Unitholder's tax basis for the ECT Common Units sold. An ECT Common Unitholder's amount realized will be measured by the sum of the cash or the fair market value of other property received. The amount realized should be reduced by the unused net negative adjustments attributable to the ECT Common Units disposed of as described above under "—Tax Consequences of ECT Common Unit Ownership—Tax Treatment of the Term Royalty Interests." An ECT Common Unitholder's adjusted tax basis in his ECT Common Units will be equal to the ECT Common Unitholder's original purchase price for the ECT Common Units, increased by income and decreased by losses or deductions previously allocated to the ECT Common Unitholder and by distributions to the ECT Common Unitholder and depletion deductions claimed by the ECT Common Unitholder.

        Prior distributions from ECT in excess of cumulative net taxable income for a ECT Common Unit that decreased a unitholder's tax basis in that ECT Common Unit will, in effect, become taxable income if the ECT Common Unit is sold at a price greater than the ECT Common Unitholder's tax basis in that ECT Common Unit, even if the price received is less than his original cost.

        Except as noted below, gain or loss recognized by an ECT Common Unitholder, other than a "dealer" in ECT Common Units, on the sale or exchange of a ECT Common Unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of ECT Common Units held for more than twelve months will generally be taxed at a maximum U.S. federal income tax rate of 20% plus the 3.8% Medicare tax in some cases. However, a portion, which will likely be substantial, of this gain or loss will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to "unrealized receivables" ECT owns. The term "unrealized receivables" includes potential recapture items, including depletion recapture. Ordinary income attributable to unrealized receivables such as depletion recapture may exceed net taxable gain realized upon the sale of an ECT Common Unit and may be recognized even if there is a net taxable loss realized on the sale of an ECT Common Unit. Thus, an ECT Common Unitholder may recognize both ordinary income and a capital loss upon a sale of ECT Common Units. Net capital losses may offset capital gains and up to $3,000 of ordinary income per taxable year, in the case of individuals, and may only be used to offset capital gains in the case of corporations.

        The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner's tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner's entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling ECT Common Unitholder who can identify ECT Common Units transferred with an ascertainable holding period to elect to use the actual holding period of the ECT Common Units transferred. Thus, according to the ruling discussed above, an ECT Common Unitholder will be unable to select high or low basis ECT Common Units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he may designate specific ECT Common Units sold for purposes of determining the holding period of ECT Common Units transferred. An ECT Common Unitholder electing to use the actual holding period of ECT Common Units transferred must consistently use that identification method for all subsequent sales or exchanges of ECT Common Units. An ECT Common Unitholder considering the purchase of additional ECT Common Units or a sale of ECT Common Units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

        Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated" partnership interest, that is one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

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  a short sale;

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  an offsetting notional principal contract; or

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  a futures or forward contract with respect to the partnership interest or substantially identical property.

        Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees

        In general, ECT's taxable income and losses will be determined annually, will be allocated on a monthly basis and will be subsequently apportioned among ECT Common Unitholders in proportion to the number of ECT Common Units owned by each of them as of the opening of the applicable exchange on which the ECT Common Units are then traded on the first business day of the month, which is referred to in this prospectus as the "Allocation Date." However, gain or loss realized on a sale or other disposition of ECT's assets other than in the ordinary course of business will be allocated among the ECT Common Unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, an ECT Common Unitholder transferring ECT Common Units may be allocated income, gain, loss and deduction realized after the date of transfer.

        Although simplifying conventions are contemplated by the Internal Revenue Code, and most publicly traded partnerships use similar simplifying conventions, the use of this method may not be permitted under existing Treasury Regulations. Recently, however, the Department of the Treasury and the IRS issued proposed Treasury Regulations that provide a safe harbor pursuant to which a publicly traded partnership may use a similar monthly simplifying convention to allocate tax items among transferor and transferee unitholders, although such tax items must be prorated on a daily basis. Existing publicly traded partnerships are entitled to rely on these proposed Treasury Regulations; however, they are not binding on the IRS and are subject to change until final Treasury Regulations are issued. Accordingly, Vinson & Elkins L.L.P. is unable to opine on the validity of this method of allocating income and deductions between transferor and transferee ECT Common Unitholders. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the ECT Common Unitholder's interest, ECT's taxable income or losses might be reallocated among the ECT Common Unitholders. ECT is authorized to revise its method of allocation between transferor and transferee ECT Common Unitholders, as well as ECT Common Unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

        An ECT Common Unitholder who owns ECT Common Units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of ECT's income, gain, loss and deductions attributable to the month of disposition but will not be entitled to receive that cash distribution.

Notification Requirements

        An ECT Common Unitholder who sells any of his ECT Common Units is generally required to notify the trust in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of ECT Common Units who purchases ECT Common Units from another ECT Common Unitholder is also generally required to notify ECT in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, the trust is required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify the trust of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who affects the sale or exchange through a broker who will satisfy such requirements.

Constructive Termination

        ECT will be considered to have been terminated for tax purposes if there are sales or exchanges which, in the aggregate, constitute 50% or more of the total interests in ECT's capital and profits within a twelve-month period. For purposes of measuring whether the 50% threshold is reached, multiple sales of the same interest are counted only once. A constructive termination results in the closing of ECT's taxable year for all ECT Common Unitholders. In the case of an ECT Common Unitholder reporting on a taxable year other than a calendar year, the closing of ECT's taxable year may result in more than twelve months of ECT's taxable income or loss being includable in his taxable income for the year of termination. A constructive termination occurring on a date other than December 31 will result in ECT filing two tax returns (and ECT Common Unitholders may receive two Schedule K-1's) for one fiscal year and the cost of the preparation of these returns will be borne by all ECT Common Unitholders. The IRS has recently announced a relief procedure whereby the IRS may permit a publicly traded partnership that has constructively terminated to provide only a single Schedule K-1 to unitholders for the tax years in which termination occurs. ECT would be required to make new tax elections after a termination, including a new election under Section 754 of the Internal Revenue Code. A termination could also result in penalties if ECT was unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject ECT to, any tax legislation enacted before the termination.

Tax Exempt Organizations and Certain Other Investors

        Ownership of ECT Common Units by employee benefit plans, other tax-exempt organizations, non-resident aliens, non-U.S. corporations and other non-U.S. persons raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them. If a potential investor is a tax-exempt entity or a non-U.S. person, then it should consult a tax advisor before investing in the ECT Common Units.

Tax Exempt Organizations

        Employee benefit plans and most other organizations exempt from U.S. federal income tax including IRAs and other retirement plans are subject to U.S. federal income tax on unrelated business taxable income. Because all of the income of ECT is expected to be royalty income, interest income, hedging income and gain from the sale of real property, none of which is unrelated business taxable income, any such organization exempt from federal income tax is not expected to be taxable on income generated by ownership of ECT Common Units so long as neither the property held by ECT nor the ECT Common Units are debt-financed property within the meaning of Section 514(b) of the Internal Revenue Code. In general, trust property would be debt-financed if ECT incurs debt to acquire the property or otherwise incurs or maintains a debt that would not have been incurred or maintained if the property had not been acquired and an ECT Common Unit would be debt-financed if the ECT Common Unitholder incurs debt to acquire the ECT unit or otherwise incurs or maintains a debt that would not have been incurred or maintained if the ECT unit had not been acquired.

Non-U.S. Persons

        ECT (or the appropriate intermediary if units are held in "street name") intends to withhold, and will publicly communicate to brokers to withhold, on distributions paid to non-U.S. ECT Common Unitholders. ECT currently intends to withhold and will publicly communicate to brokers to withhold on distributions to non-U.S. ECT Common Unitholders at the highest marginal rate, currently 39.6% for individuals. Non-U.S. ECT Common Unitholders should consult their own tax advisors with respect to seeking a credit or refund for any portion of taxes withheld from distributions.

        As long as the ECT Common Units are regularly traded on an established securities market, gain realized by a non-U.S. ECT Common Unitholder on a sale of ECT Common Units will not be subject to U.S. federal income tax unless:

  •
  the gain is, or is treated as, effectively connected with business conducted by the non-U.S. ECT Common Unitholder in the United States, and in the case of an applicable tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. ECT Common Unitholder;

  •
  the non-U.S. ECT Common Unitholder is an individual who is present in the United States for at least 183 days in the year of the sale and certain other conditions are met; or

  •
  the non-U.S. ECT Common Unitholder owns currently, or owned at certain earlier times, directly or by applying certain attribution rules, more than 5% of the ECT Common Units.

Administrative Matters

Trust Information Returns and Audit Procedures

        ECT furnishes to each ECT Common Unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of ECT's income, gain, loss and deduction for ECT's preceding taxable year. In preparing this information, which is not reviewed by counsel, ECT takes various accounting and reporting positions, some of which have been mentioned earlier, to determine each ECT Common Unitholder's share of income, gain, loss and deduction. ECT cannot assure unitholders that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither ECT nor Vinson & Elkins L.L.P. can assure prospective ECT Common Unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

        The IRS may audit ECT's U.S. federal income tax information returns. Adjustments resulting from an IRS audit may require each ECT Common Unitholder to adjust a prior year's tax liability, and possibly may result in an audit of his return. Any audit of an ECT Common Unitholder's return could result in adjustments not related to ECT's returns as well as those related to ECT's returns.

        Partnerships generally are treated as separate entities for purposes of U.S. federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the "Tax Matters Partner" for these purposes. The trust agreement names ECA as ECT's Tax Matters Partner.

        The Tax Matters Partner has made and will make some elections on behalf of ECT and the ECT Common Unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against ECT Common Unitholders for items in ECT's returns. The Tax Matters Partner may bind an ECT Common Unitholder with less than a 1% profits interest in ECT to a settlement with the IRS unless that ECT Common Unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the ECT Common Unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any ECT Common Unitholder having at least a 1% interest in profits or by any group of ECT Common Unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each ECT Common Unitholder with an interest in the outcome may participate.

        An ECT Common Unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on ECT's return. Intentional or negligent disregard of this consistency requirement may subject an ECT Common Unitholder to substantial penalties.

Nominee Reporting

        Persons who hold an interest in ECT as a nominee for another person are required to furnish to ECT:

          (a)   the name, address and taxpayer identification number of the beneficial owner and the nominee;

          (b)   whether the beneficial owner is:

            1.     a person that is not a United States person;

            2.     a non-U.S. government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

            3.     a tax-exempt entity;

          (c)   the amount and description of units held, acquired or transferred for the beneficial owner; and

          (d)   specific information including the dates of acquisitions and transfers, means of acquisitions and transfers and acquisition cost for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1,500,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to ECT. The nominee is required to supply the beneficial owner of the ECT Common Units with the information furnished to ECT.

Accuracy-Related Penalties

        An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

        For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000. The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

  (1)
  for which there is, or was, "substantial authority"; or

  (2)
  as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.

        If any item of income, gain, loss or deduction included in the distributive shares of ECT Common Unitholders might result in that kind of an "understatement" of income for which no "substantial authority" exists, ECT must disclose the pertinent facts on its return. In addition, ECT will make a reasonable effort to furnish sufficient information for ECT Common Unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit ECT Common Unitholders to avoid liability for this penalty. More stringent rules apply to "tax shelters," which ECT does not believe includes it, or any of ECT's investments, plans or arrangements.

        A substantial valuation misstatement exists if (a) the value of any property, or the tax basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or tax basis, (b) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Internal Revenue Code Section 482 is 200% or more (or 50% or less) of the amount determined under Section 482 to be the correct amount of such price, or (c) the net Internal Revenue Code Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10% of the taxpayer's gross receipts.

        No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). The penalty is increased to 40% in the event of a gross valuation misstatement. ECT does not anticipate making any valuation misstatements.

Reportable Transactions

        If ECT were to engage in a "reportable transaction," ECT (and possibly the unitholders) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a "listed transaction" or that it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts in excess of $2 million in any single year, or $4 million in any combination of 6 successive tax years. ECT's participation in a reportable transaction could increase the likelihood that ECT's U.S. federal income tax information return (and possibly the unitholders' tax return) would be audited by the IRS. Please read "—Trust Information Returns and Audit Procedures."

        Moreover, if ECT were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, unitholders may be subject to the following additional consequences:

  •
  accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at "—Accuracy-Related Penalties";

  •
  for those persons otherwise entitled to deduct interest on federal tax deficiencies, non-deductibility of interest on any resulting tax liability; and

  •
  in the case of a listed transaction, an extended statute of limitations.

        ECT does not expect to engage in any "reportable transactions."

STATE TAX CONSIDERATIONS

        The following is intended as a brief summary of certain information regarding state income taxes and other state tax matters affecting individuals who are NGT Depositary Unitholders. You are urged to consult your own legal and tax advisors with respect to these matters.

        The exchange of NGT Depositary Units for ECT Common Units pursuant to the Offer could give rise to state income tax obligations in the state of residence of the NGT Depositary Unitholder and the states of Pennsylvania and West Virginia where the properties underlying the NGT Royalty NPI and the NGT Term NPI are located. You are urged to consult your own legal and tax advisors to determine whether, under your individual circumstances, you have any state tax reporting obligations with respect to the Offer.

        NGT Depositary Unitholders should also consider the state and local tax consequences of owning ECT Common Units. ECT owns the Royalty Interests burdening specified gas properties located in Greene County, Pennsylvania. The state of Pennsylvania has income taxes applicable to individuals, but currently does not require ECT to withhold taxes from distributions made to nonresident unitholders. If withholding were required under current Pennsylvania law, the rate would be 3.07% of taxable income attributable to Pennsylvania, and any taxes withheld by ECT would be treated as deductions against state income taxes otherwise payable. An ECT Common Unitholder may be required to file state income tax returns and/or pay taxes in Pennsylvania and may be subject to penalties for failure to comply with such requirements.

        The ECT Common Units may constitute real property or an interest in real property under the inheritance, estate and probate laws of Pennsylvania.

INVESTMENT IN ECT BY EMPLOYEE BENEFIT PLANS

        An investment in ECT Common Units by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code. For these purposes, the term "employee benefit plan" includes, but is not limited to, qualified pension, profit-sharing, and stock bonus plans, certain Keogh plans, certain simplified employee pension plans, tax deferred annuities or IRAs established or maintained by an employer or employee organization and any entity that is deemed to hold the assets of any such plans. Among other things, consideration should be given to:

  •
  whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

  •
  whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA;

  •
  whether the investment is permitted under the terms of the applicable documents governing the plan;

  •
  whether the investment will constitute a "prohibited transaction" under Section 406 of ERISA and Section 4975 of the Internal Revenue Code (see below);

  •
  whether in making the investment, that plan will be considered to hold as plan assets (1) only the investment in ECT Common Units or (2) an undivided interest in ECT's underlying assets (see below); and

  •
  whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return.

        The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in ECT is authorized by the appropriate governing instrument and is a proper investment for the plan.

        Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit employee benefit plans, and also IRAs and certain other types of accounts that are not considered part of an ERISA employee benefit plan, from engaging in specified "prohibited transactions" involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to the plan. Certain statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code may be available to a plan that is directly or indirectly purchasing ECT Common Units.

        In addition to considering whether the purchase of ECT Common Units is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in ECT, be deemed to own an undivided interest in ECT's assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Internal Revenue Code.

        The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed "plan assets" under some circumstances. Under these regulations, an entity's assets generally would not be considered to be "plan assets" if, among other things:

          (a)   the equity interests acquired by employee benefit plans are publicly offered securities, i.e., the equity interests are part of a class of securities that is widely held by 100 or more investors independent of the issuer and each other, are "freely transferable" (as defined in the Department of Labor regulations), and are either registered under certain provisions of the federal securities laws or sold to the plan as part of a public offering under certain conditions;

          (b)   the entity is an "operating company," i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

          (c)   there is no significant investment by benefit plan investors, which is defined to mean that immediately after the most recent acquisition by a plan of any equity interest in the entity, less than 25% of the value of each class of equity interest (disregarding interests held by our general partner, its affiliates, and some other persons) is held by the employee benefit plans referred to above, IRAs and certain other plans (but not including governmental plans, foreign plans and certain church plans (as defined under ERISA)), and entities whose underlying assets are deemed to include plan assets by reason of a plan's investment in the entity.

        ECA's assets should not be considered "plan assets" under these regulations because it is expected that any investment in ECT by an employee benefit plan will satisfy the requirements in (a) above.

        Plan fiduciaries contemplating an exchange of NGT Depositary Units for ECT Common Units should consult with their own counsel regarding the consequences under ERISA and the Internal Revenue Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other ERISA violations.

 VALIDITY OF THE ECT COMMON UNITS

        Richards, Layton & Finger, P.A., as special Delaware counsel to ECT, will give a legal opinion as to the validity of the ECT Common Units. Vinson & Elkins L.L.P., Houston, Texas, counsel to ECA, will give opinions as to certain other matters relating to the offering, including the tax opinion described in the section of this prospectus captioned "Material Federal Income Tax Considerations."

 EXPERTS

        Certain information incorporated by reference in the registration statement, of which this prospectus is a part, regarding the December 31, 2011 estimated quantities of net proved reserves attributable to the interests owned by ECT, the future net cash flows from those reserves and their present value is based on estimates of the reserves and present values prepared by or derived from estimates prepared by Ryder Scott Company, L.P., independent petroleum engineers ("Ryder Scott").

        Certain information incorporated by reference in the registration statement, of which this prospectus is a part, regarding the December 31, 2011 estimated quantities of the net proved reserves attributable to the interests of NGT as of December 31, 2011, the future net cash flows from those reserves and their present value is based on estimates of the reserves and present values prepared by or derived from estimates prepared by Ryder Scott.

        The financial statements of ECT appearing in ECT's Annual Report (Form 10-K) for the year ended December 31, 2011, and the effectiveness of ECT's internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Eastern American Natural Gas Trust for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        Manually signed facsimile copies of the letter of transmittal will be accepted. The letter of transmittal and certificates for NGT Depositary Units and any other required documents should be sent to the exchange agent at one of the addresses set forth below:

The exchange agent for the Offer is:

American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219
Toll Free: (877) 248-6417
Fax: (718) 234-5001

        Any questions or requests for assistance may be directed to the information agent at its address and telephone numbers set forth below. Additional copies of this prospectus, the letter of transmittal and the notice of guaranteed delivery may be obtained from the information agent at its address and telephone numbers set forth below. Holders of ECT Common Units may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

The information agent for the Offer is:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Toll Free: (800) 697-6975
E-mail: info@dfking.com
www.dfking.com/eca

Offer to Exchange
up to
3,197,385 Depositary Units of

EASTERN AMERICAN NATURAL GAS TRUST

for up to 4,120,059 Common Units of

ECA MARCELLUS TRUST I

Representing Beneficial Interests
held by

ENERGY CORPORATION OF AMERICA

Contact information for Energy Corporation of America:
Peter Rebstock
Energy Corporation of America
4643 South Ulster Street, Suite #1100
Denver, Colorado 80237
(303) 694-2667

Contact information for ECA Marcellus Trust I:
ECA Marcellus Trust I
c/o The Bank of New York Mellon Trust Company, N.A., as Trustee
919 Congress Avenue
Suite 500
Austin, Texas 78701
(800) 852-1422

Contact information for Eastern American Natural Gas Trust:
Eastern American Natural Gas Trust
c/o The Bank of New York Mellon Trust Company, N.A., as Trustee
Global Corporate Trust
919 Congress Avenue
Suite 500
Austin, Texas 78701
(800) 852-1422

The exchange agent for the Offer is:
American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219
Toll Free: (877) 248-6417
Fax: (718) 234-5001

The information agent for the Offer is:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Toll Free: (800) 697-6975
E-mail: info@dfking.com
www.dfking.com/eca